Oi S.A. – In Judicial Reorganization

CNPJ/MF Nº 76.535.764/0001-43

NIRE 3330029520-8

Publicly held Company

Management Proposal to be submitted to the approval of the Extraordinary General Shareholders’ Meeting to be held on September 17, 2018, pursuant to the terms in CVM Instruction No. 481/09.

To Our Shareholders,

The Management of Oi S.A- in Judicial Reorganization (“Company”) hereby presents to the shareholders its proposal regarding the matters included in the Agenda of the Extraordinary General Shareholders’ Meeting, to be held on September 17, 2018, at 11 a.m. at the Company’s headquarters, according to the Call Notice published on this date, which postponed the date of the Extraordinary General Shareholders’ Meeting which was to be held on September 3 to September 17, 2018.

For clarification purposes, the capitalized terms that are not expressly defined in the Management Proposal have the meaning assigned to them in the Company’s Judicial Reorganization Plan.

Additional information regarding the postponement of the Meeting are also described in the Notice to the Market published on this date.

(i)        To ratify the election of the Consensual Sheet indicated by the Company's management for the composition of the New Board of Directors, pursuant to Clause 9.3 and sub-clauses of the Company's Judicial Reorganization Plan: (i.1) Election of one of the members of the Consensual Sheet to hold the position of Chairman of the Board of Directors, in accordance with Article 24 of the Bylaws

Clause 9.3 of the Company's Judicial Reorganization Plan provides that up to 45 business days after the conclusion of the Capital Increase - Capitalization of Credits, the Company will have a new Board of Directors, comprised of 11 (eleven) members, with no alternates, consistent with the Consensual Sheet, with a term of two (2) years, whose election shall be ratified at a General Shareholders’ Meeting convened for this purpose, pursuant to the Brazilian Corporate Law and the Company's Bylaws, in compliance with the Plan (“New Board of Directors”).

The Judicial Reorganization Plan also provides that the Consensual Sheet for the New Board of Directors will be formed exclusively by independent directors, as defined in the Oi’s Bylaws,  noting that one (1) of the Independent Directors will be Mr. Eleazar de Carvalho Filho. The Transitory Board of Directors shall choose the other independent directors by simple majority vote.

In light of the completion and the partial approval of the Capital Increase Capitalization of Credits on July 20, 2018, the Transitory Board of Directors hereby submits for the ratification of the Meeting, pursuant to Clause 9.3 and sub-clauses of the Judicial Reorganization Plan, the election of the following members of the New Board of Directors, all of them independent, as defined in the Bylaws, and selected based on the list presented by HR Consulting business (as defined in the Plan) in the form provided for in the Judicial Reorganization Plan (“Consensual Sheet”), with a term of 2 ( two) years: (i) Eleazar de Carvalho Filho; (ii) Henrique José Fernandes Luz; (iii) José Mauro Mettrau Carneiro da Cunha; (iv) Marcos Bastos Rocha; (v) Marcos Duarte Santos; Marcos Grodetzky (vii) Maria Helena dos Santos Fernandes de Santana; (viii) Paulino do Rego Barros Jr.; (ix) Ricardo Reisen de Pinho; (x) Rodrigo Modesto de Abreu; and (xi) Wallim Cruz de Vasconcellos Junior.

In accordance with Article 24 of the Company's Bylaws, the Chairman of the Board of Directors will be appointed at the General Shareholders' Meeting for resolving the election of the Directors. In this sense, the Company clarifies that at the Extraordinary General Shareholders’ Meeting, the shareholders and holders of ADRs can elect one of the members of the Consensual Sheet as Chairman of the Board of Directors. The remote voting ballot and voting forms for holders of ADRs backed by shares of the Company provide shareholders and holders of ADRs the possibility of voting for one member of the Consensual Sheet as Chairman of the Board of Directors.

The management informs that all the members indicated in the Consensual Sheet (i) do not have (a) any criminal conviction, even if it is not final and unappealable, (b) any conviction in a CVM administrative proceeding, (c) any final conviction, in the judicial or administrative sphere, that has suspended or disqualified him or her for any professional or commercial activity; (ii) do not hold positions in companies that may be considered the Company’s competitors or its subsidiaries in the market, especially in advisory, administrative and/or fiscal councils; and (iii) have no conflicting interest with those of the Company or its subsidiaries.

Information relative to the Candidates’ professional experience is available in Annex I   to this Proposal, according to items 12.5 to 12.10 of the Reference Form and pursuant to the CVM Instruction 481/09.

Considering that the ratification of the Consensual Sheet contained in item 1 of the Agenda of the present proposal is intended to comply with the rules of governance provided for in the Company's Judicial Reorganization Plan, the rules regarding the multiple voting procedure are not applicable exclusively to election of the Consensual Sheet. In this sense, the Company clarifies that any responses to items 3, 4, 6 and 7 of the Remote Voting Bulletin, which are included in the template of the bulletin automatically generated by the Distance Voting system, will be disregarded.

(ii)       Approve the amendment of the Section 5 of the Bylaws, in light of the partial approval of the Capital Increase - Credit Capitalization, pursuant to Clause 4.3.3.5 of the Company’s Judicial Reorganization Plan, by the Board of Directors on July 20, 2018

In light of the conclusion and partial approval of the Capital Increase - Credit Capitalization, pursuant to Clause 4.3.3.5 of the Company’s Judicial Reorganization Plan, by the Transitory Board of Directors at a meeting held on July 20, 2019, with the issue of 1,514,299,603 (one billion, five hundred fourteen million, two hundred ninety-nine thousand, six hundred and three) new common book-entry shares, with no par value, at the issue price of R$7.00 (seven reais) per share, totaling R$10,600,097,221.00 (Ten billion, six hundred million, ninety-seven thousand, two hundred and twenty-one reais), the Company’s Board submits to the approval of the Company’s shareholders a proposal to change Section 5 of the Company’s Bylaws, in the terms indicated in Annex II to the present proposal, containing the origin and justification of the corporate change and the compared version with the current wording of the Bylaws.

(iii)      Approve the proposal to change the Company’s authorized limit, with the consequent amendment to Section 6 of the Bylaws.

To enable the Capital Increase - New Funds, under the terms and conditions foreseen in the Company's Judicial Reorganization Plan, upon the approval of the New Board of Directors and to expedite the process, the Company's management submits to the General Shareholders’ Meeting the proposal to change the Company's authorized capital limit, with the consequent amendment to Section 6 of the Company's Bylaws, in the terms indicated in Annex II to this proposal, containing the origin and justification of the corporate change and the comparative version of the Bylaws, with the demonstration of the recommended modification.

Management further clarifies that the effectiveness of the amendments of Section 6 of the Bylaws submitted to the Meeting will be conditional to the approval by the National Telecommunications Agency - Anatel.

(iv)      Approve the proposal for the inclusion of a new section in the chapter of Final and Transitory Provisions of the Bylaws in light of the adaptation of the Bylaws to the provisions of the Company’s Reorganization Plan regarding the composition of New Board of Directors.

Considering Clause 9.3.1 of the Company’s Judicial Reorganization Plan provides that the Consensual Sheet for the New Board of Directors will be composed exclusively of independent members, the Company’s Board submits to the Extraordinary General Shareholders’ Meeting the proposal of including a new section in the chapter of Final and Transitory Dispositions of the Company’s Bylaws, in the terms indicated in Annex II to this proposal, containing the origin and justification of the corporate change and the compared version with the current wording of the Bylaws. The inclusion of the new section has the purpose of adapting the Bylaws in order to take into account that, exceptionally and notwithstanding of Section 24 of the Company’s Bylaws, the New Board of Directors will be composed exclusively of independent members, as defined in the Company’s Bylaws, after the ratification of the election of its members.

(v)       Approve the amendments to the Company’s Bylaws

The Company’s Board submits to the approval of the Company’s shareholders the proposal for the amendments of the Company’s Bylaws, including adopting higher corporate governance practices and adaptations as provided in the Judicial Reorganization Plan, under the terms indicated in Annex II to this proposal, containing the origin and justification of the proposed changes and the compared version with the current wording of the Bylaws. The Company’s Bylaws with the intended amendments include, among others: (a) termination of the positions of alternate members of the Board of Directors; (b) adjustments to certain rules of election of the Chairman and Vice-Chairman of the Board of Directors; (c) Adjustments to certain rules of impediment or temporary absence of the Chairman of the Board of Directors; (d) adjustments in certain powers of the Board of Directors; (e) adjustments to the rules regarding of Advisory Committees by the Board of Directors; and (f) adjustments in the rules related to the disposal of control of the Company, cancellation of registration as a publicly-held company and exit of the special listing segments of B3.

As a result of the amendments to the Bylaws mentioned in this proposal, the Company's bylaws will be amended as shown in Appendix III. The management further clarifies, however, that the amendments in the Bylaws, submitted to the Extraordinary General Shareholders’ Meeting, may be subject to the analysis of the National Agency of Telecommunications- Anatel.

Rio de Janeiro, August 16, 2018.

Board of Directors

Annex I

Section 10 of CVM Instruction No. 481/09

Items 12.5 to 12.10 of the Reference Form

(Supplementary information concerning the proposal for the election of members of the Board of Directors)

12.5 – Indicate in table form:

Board of Directors

Name	Date of birth	Administration organ	Date of election	Term of office	Other positions and functions
exercised by the issuer
Eleazar de Carvalho Filho	26/07/1957	Belongs to Board of Directors	03/09/2018	2 (two) years	Audit, Risks and Control Committee // Committee for the monitoring of the RJ Plan
CPF	Profession	Elective position occupied	Date of ownership	Was elected by former controller	Description of other position /function
382.478.107-78	Economist	Board of directors (Effective)		No
Consecutive mandates			Percentage of Participation in Meetings
0			91.44%
Professional experience / Declaration of eventual condemnations / Criteria of independence:

He is a founding partner of Virtus BR Partners - an independent financial consulting firm - and Sinfonia Capital. Prior to founding Virtus BR Partners, Eleazar was the main partner and CEO of Unibanco Banco de Investimento, president of BNDES, and CEO of UBS Brazil. Previously, Eleazar was responsible for Banco Garantia’s corporate finance division in the Rio de Janeiro office, director and treasurer of Alcoa Alumínio, and director of the international area of Crefisul (Citigroup). Eleazar has extensive experience as a director of large companies listed in Brazil and abroad, and was a member of the Board of Directors of Tele Norte Leste Participações, Petrobras, Companhia Vale do Rio Doce, Eletrobrás, Alpargatas, among others, and was also Chairman of Billiton Brazil. Eleazar is currently a counselor at Brookfield Renewable Partners L.P., TechnipFMC plc and Companhia Brasileira de Distribuição (Grupo
Sugar) / Cnova N.V.). He is also the Chairman of the Board of Trustees of the Brazilian Symphony Orchestra Foundation. Eleazar holds a bachelor's degree in economics from New York University, and a Master's degree in International Relations from Johns Hopkins University.

In the last five years, Mr. Carvalho Filho does not possess any criminal conviction in the administrative process of the CVM, in the judicial or administrative sphere, that has suspended or disqualified the practice of professional or commercial activity.

Independent Member, in accordance with the definition of “Independent Member” contained in the BM&FBovespa Novo Mercado Regulation, which is adopted by the Company’s Bylaws in its Section 25, paragraph 1.

Name	Date of birth	Administration organ	Date of election	Term of office	Other positions and functions
exercised by the issuer
Henrique José Fernandes Luz	08/06/1955	Board of Directors	03/09/2018	2 (two) years	N/A
CPF	Profession	Elective position occupied	Date of ownership	Was elected by former controller	Description of other position /function
343.629.917-00	Bachelor of Science in Accounting and Independent Auditor	Board of directors (Effective)		No	N/A
Consecutive mandates			Percentage of Participation in Meetings
0			N/A
Professional experience / Declaration of eventual condemnations / Criteria of independence:

Born on June 8, 1955, he is a member of the Board of Directors of the Maringá Group (privately-held companies of the steel and sugar-energy sectors) and a member of the Consulting Board of Rational Engenharia (a privately-held engineering firm), both since April 2018. He was a partner of PricewaterhouseCooper Auditores Independentes from July 1, 1988 to June 30, 2018.  Previously, he worked as an employee, from trainee to director, at PricewaterhouseCooper Auditores Independentes from July 1, 1975 to June 30, 1988. He has never held any position in companies or partner organizations with a direct or indirect shareholding equal to or greater than 5% of the same class or type of securities of Oi. He has not held any position previously in publicly-held company. He holds a degree in Accounting Science in 1978 from the Faculty of Political and Economic Sciences of Rio de Janeiro (Candido Mendes University Ensemble), and attended several courses and executive programs at Harvard, Darden, London Business School (Ontario), University of Buenos Aires and Singularity University

In the last five years, Mr. Luz has not had any criminal conviction in the administrative process of the CVM, in the judicial or administrative sphere, that has suspended or disqualified the practice of professional or commercial activity.

Independent Member, in accordance with the definition of “Independent Member” contained in the BM&FBovespa Novo Mercado Regulation, which is adopted by the Company’s Bylaws in its Section 25, paragraph 1.

Name	Date of birth	Administration organ	Date of election	Term of office	Other positions and functions
exercised by the issuer
José Mauro Mettrau Carneiro da Cunha	04/12/1949	Belongs to board of directors	03/09/2018	2 (two) years	People, Nominations and Remuneration Committee// Committee for monitoring the implementation of the RJ Plan
CPF	Profession	Elective position occupied	Date of ownership	Was elected by former controller	Description of other position /function
299.637.297-20	Engineer	Board of directors (Effective)		Yes
Consecutive mandates			Percentage of Participation in Meetings
4			97.22%
Professional experience / Declaration of eventual convictions / Criteria of Independence:

Born on December 4, 1949, José Mauro Mettrau Carneiro da Cunha is the Chairman of the Board of Directors of Oi S.A., publicly traded telephone company, since 2009. Mr.Cunha began his career as an employee of BNDES, where he executed diverse functions and occupied diverse executive (1974 to 1990), having been named Director and Vice-President, responsible for areas of Industrial Operations, Legal and Tax Affairs (1998 to 2002). His main professional experiences include: (i) Member of the Board of Directors of Telemar Participações S.A, open,  holding company of the telephony sector since 2008 until September 2015 (ii) Titular member of the Board of Directors of  Vale S/A (from 2010 to April/2015); (iii) Director-President of Oi S.A. Interino (2013); (iv) President of the Board of Directors of the following companies: Tele Norte Leste Participações S.A. (from 1999 to 2003 and from 2007 to 2012), where he also acted as an alternate member of the Board of Directors in 2006, Telemar Norte Leste S.A. (from 2007 to 2012), TNL PCS S.A. (from 2007 to 2012), Tele Norte Celular Participações S.A. (from 2008 to 2012), all companies in the telephony sector, and Coari Participações S.A. (from 2007 to 2012) company of participation in other societies; Dommo Empreendimentos Imobiliários, previously called Calais Participações S.A., which performs holding activities (from 2007 until December 2016, when said company closed);(v) Titular member of the Log-in Logística Intermodal S/A’s Board of Directors (from 2007 to 2011), a publicly-held company of intermodal transportation; (vi) Titular member of Lupatech S/A’s Board of Directors (from 2006 to 2012), a publicly-held company that develops energy products and performs flow control and metallurgy activities; and (vii) Titular member of Santo Antonio Energia S.A’s Board of Directors, a privately-held hydroelectric power company (from 2008 to 2016).

In addition to the companies mentioned above, he was a Board Member of the following publicly-held companies: (a) Braskem S.A (2007 a 2010), petrochemical company, where he previously held the position of Vice President of Strategic Planning (2003 to 2005); (b) LIGHT Serviços de Eletricidade S/A (1997 to 2000), electricity distributor; (c) Aracruz Celulose S.A (1997 to 2002), a paper mill; (d) BANESTES S.A- Bank of the State of Espírito Santo (2008 to 2009), a financial institution; and (f) Pharol, SGPS, S.A., Portuguese company in the telephony sector (2015 a 2017). He graduated in Mechanical Engineering from the Catholic University of Petrópolis, Rio de Janeiro, in December, 1971. He holds a Master’s Degree in Industrial and Transportations Projects at COPPE/UFRJ, Rio de Janeiro (1977 to 1978) and has concluded the Executive Program in Management at Anderson School, University of California, Los Angeles, USA, in December 2002.

In the last five years, Mr. Cunha has not had any criminal conviction in the administrative process of the CVM, in the judicial or administrative sphere, that has suspended or disqualified the practice of professional or commercial activity.

Independent Member, in accordance with the definition of “Independent Member” contained in the BM&FBovespa Novo Mercado Regulation, which is adopted by the Company’s Bylaws in its Section 25, paragraph 1.

Name	Date of Birth	Administration date	Date of election	Term of office	Other positions and functions
Exercised by the issuer
Marcos Bastos Rocha	26/08/1964	Belongs to board of directors	03/09/2018	2 (two) years	Audit, Risks and Control Committee // People, Nominations and Remuneration Committee// Committee for monitoring the implementation of the RJ Plan
CPF	Profession	Elective position occupied	Date of ownership	Was elected by former controller	Description of other position /function
801.239.967-91	Engineer	Board of Directors		No
Consecutive mandates			Percentage of Participation in Meetings
0			100%
Professional experience / Declaration of eventual convictions / Criteria of Independence:

Born on August 26, 1964, Marcos graduated in Electronic Engineering in 1985, at the Military Engineering Institute - IME, with an MBA in Finance at PUC-RJ in 1989 and an Executive MBA in Management - PDG / EXEC -SDE / IBMEC in 1993. He has been a Member of the BC2 Construtora Board since April 2016, Member of the Board of Brazil Fast Food Corporation since 2009, Senior Partner of DealMaker since July 2015 and Roland Berger Non-Executive Senior Advisor Strategy Consultant, since September 2015. From 2010 to 2015, Mr. Rocha was Financial Administrative Vice-President of Invepar - Investments and Investments in Infrastructure and Member of the Board of Directors of portfolio companies. He was a Fiscal Advisor at Abril Educação between 2012 and 2015. From 2008 to 2009, he was Executive Director of Finance, IR and IT, as well as Executive Director of Shared Services, HR and IT at Globex Utilidades. He held the position of General Manager at Banco Investcred Unibanco SA-Pontocred from 2005 to 2008 and Chief Financial and Investor Relations Officer at Sendas SA from 2003 to 2005. He was Chief Financial Officer at the following companies: Horizon Telecom International (2001-2002), GVT - Global Village Telecom (2001), Global Telecom SA (2000 - 2001), Brazil Fast Food Corp (Bob's) (1996 -1998) and Financial Administrative Director at Sony Music Entertainment (1998-1999). From 1991 to 1996, Mr. Rocha was Controller at Cyanamid Química do Brasil.

In the last five years, Mr. Rocha has not had any criminal conviction in the administrative process of the CVM, in the judicial or administrative sphere, that has suspended or disqualified the practice of professional or commercial activity.

Independent Member, in accordance with the definition of “Independent Member” contained in the BM&FBovespa Novo Mercado Regulation, which is adopted by the Company’s Bylaws in its Section 25, paragraph 1.

Name	Date of birth	Administration organ	Date of election	Term of office	Other positions and functions
exercised by the issuer
Marcos Duarte Santos	04/10/1969	Belongs to Board of Directors	03/09/2018	2 (two) years	Audit, Risks and Control Committee/ Committee for monitoring of the implementation of the RJ Plan.
CPF	Profession	Elective position occupied	Date of ownership	Was elected by former controller	Description of other position /function
014.066.837-36	Engineer	Board of directors (Effective)		No
Consecutive mandates			Percentage of Participation in Meetings
0			90.48%
Professional experience / Declaration of eventual convictions / Criteria of Independence:

Born on September 10, 1969, he worked for Bankers Trust Company from January 1994 to June 1996, where he held the position of Vice President, Stock Operator, which was based in Rio de Janeiro, and also held the position of Vice President, a fixed income operator, based in New York from June 1996 to August 1997. He worked as well at CSFB - Garantia, acting as Vice President, Fixed Income Operator, from August 1997 to November 1998. He was a member of the Fiscal Council of the telecommunications companies Tele Norte Celular SA, Telecomunicações do Ceará SA and Telecomunicações do Espírito Santo SA from 2001 to 2002. He was a member of the Fiscal Council of Brasil Telecom SA (formerly Oi SA) in 2005, 2006 and from 2008 to 2014. He is currently managing director of Pólo Capital, where he has been working since April 2003. He holds a degree in Production Engineering from the Federal University of Rio de Janeiro (UFRJ).

In the last five years, Mr. Santos has not had any criminal conviction in the administrative process of the CVM, in the judicial or administrative sphere, that has suspended or disqualified the practice of professional or commercial activity.

Independent Member, in accordance with the definition of “Independent Member” contained in the BM&FBovespa Novo Mercado Regulation, which is adopted by the Company’s Bylaws in its Section 25, paragraph 1.

Name	Date of birth	Administration organ	Date of election	Term of office	Other positions and functions
exercised by the issuer
Marcos Grodetzky	24/11/1956	Board of Directors (Effective)	03/09/2018	2 (two) years	Audit, Risks and Control Committee // People, Nominations and Remuneration Committee// Committee for monitoring the implementation of the RJ Plan
CPF	Profession	Elective position occupied	Date of ownership	Was elected by former controller	Description of other position /function
425.552.057-72	Economist	Board of Directors		No
Consecutive mandates			Percentage of Participation in Meetings
0			100%
Experiência profissional / Declaração de eventuais condenações / Critérios de independência:

Born on November 11, 1956, he graduated in Economics from the Federal University of Rio de Janeiro in 1978 and participated in the INSEAD/FDC Senior Management Program in 1993. With more than 35 years of experience in the Financial Industry, he has exercised functions in banks, private equity/venture capital funds and in the Telecommunications, Logistics and Cellulose sector. His activities involved the Corporate & Investment Banking, Trade Finance, Asset Management and Products segments, with exposure in sales, distribution, product structuring, credit and risk, among others, at Citibank, Nacional/Unibanco, Safra and HSBC. Between 2002 and 2011, he was Vice President of Finance and Investor Relations at Telemar/Oi, Aracruz Celulose/Fibria e Cielo SA. He is a founding partner of Mediator Assessoria Empresarial Ltda., a company that since 2011 has been working with mediation between companies and shareholders, in addition to offering strategic and financial consulting services. Until October 2013, Mr. Marcos Grodetzky was Executive Chairman of DGB S.A., a logistics holding belonging to the Abril S.A. Group and worked at: Dinap - Dist. National Publishing, Magazine Express Commercial Imp and Exp of Magazines, Easy Delivery Integrated Logistics, FC Comercial e Distribuidora, Treelog S.A. - Logistics and Distribution, DGB Logistics and Geographic Distribution and TEX Courier (Total Express). In addition, he is currently an independent member of the Board of Directors of Smiles SA, QGOG Constellation and Burger King Brasil. He is a consultant to the shareholders of a large steel and mining company, and Administrative and Financial Director of the Brazilian Israeli Union for Social Welfare - UNIBES, a nonprofit philanthropic entity.

In the last five years, Mr. Grodetsky had not had any criminal conviction in the administrative process of the CVM, in the judicial or administrative sphere, that has suspended or disqualified the practice of professional or commercial activity.

Independent Member, in accordance with the definition of “Independent Member” contained in the BM&FBovespa Novo Mercado Regulation, which is adopted by the Company’s Bylaws in its Section 25, paragraph 1.

Name	Date of birth	Administration organ	Date of election	Term of office	Other positions and functions
exercised by the issuer
Maria Helena dos Santos Fernandes de Santana	23/06/1959	Board of Directors (Effective)	03/09/2018	2 (two) years	N/A
CPF	Profession	Elective position occupied	Date of ownership	Was elected by former controller	Description of other position /function
036.221.618-50	Economist	Board of directors (Effective)		No	N/A
Consecutive mandates			Percentage of Participation in Meetings
0			N/A
Professional experience / Declaration of eventual condemnations / Criteria of independence:

Born on June 06, 1959, she has been a member of the Board of directors of Bolsas y Mercados Españoles - BME, a Spanish stock exchange and other infrastructure company, since April 2016; a member of the audit committee of Itaú Unibanco Holding S.A., a financial services holding company listed on B3 and NYSE since June 2014 as well as a trustee of the International Financial Reporting Standards Foundation since January 2014.
She was a member of the Board of Directors of Companhia Brasileira de Distribuição, a retail company, between February 2013 and June 2017, a member of the Board of Directors of Totvs S.A., an information technology company, between April 2013 and March 2017 and a member of the Board of Directors of CPFL Energia S.A., an energy company between April 2013 and April 2015.

She was president between July 2007 and July 2012 and director, between July 2006 and July 2007, of the Brazilian Securities and Exchange Commission. She was chairman of the executive committee of the IOSCO - International Organization of Securities Commissions between 2011 and 2012.

She worked on the São Paulo Stock Exchange - BOVESPA between July 1994 and May 2006, having been responsible since 2000 for overseeing listed companies, attracting new companies and implementing the Novo Mercado.
She holds a degree in Economics from the University of São Paulo (1990).

In the last five years, Mrs. Santana has not had any criminal conviction in the administrative process of the CVM, in the judicial or administrative sphere, that has suspended or disqualified the practice of professional or commercial activity.

Independent Member, in accordance with the definition of “Independent Member” contained in the BM&FBovespa Novo Mercado Regulation, which is adopted by the Company’s Bylaws in its Section 25, paragraph 1.

Name	Date of birth	Administration organ	Date of election	Term of office	Other positions and functions
exercised by the issuer
Paulino do Rego Barros Jr	04/06/1956	Belongs to Board of Directors	03/09/2018	2 (two) years	N/A
CPF	Profession	Elective position occupied	Date of ownership	Was elected by former controller	Description of other position /function
995.054.798-91	Engineer	Board of directors (Effective)		No	N/A
Consecutive mandates			Percentage of Participation in Meetings
0			N/A
Professional experience / Declaration of eventual condemnations / Criteria of independence:

Born in June 04, 1956, he acted as CEO of Equifax, INC, from September 2017 to April 2018. Headquartered in Atlanta, Equifax is a global leader in information and technology solutions, operating in 24 countries and employing approximately 10,000 employees worldwide. Previously, Paulino led the company's business in the Asia-Pacific region (from July to September 2017) and, from November 2015 to June 2017, led the company's US Information Solutions (USIS) business, the largest business of Equifax. From April 2010 to November 2015, he led Equifax's international business unit with responsibility for Latin America, Europe, Asia Pacific and Canada.

Prior to joining Equifax in April 2010, he founded and chaired PB&C - Global Investments (LLC), an international investment consulting firm from November 2008 through April 2010.

From March 2017 until November 2018, he was the President of AT&T Global Operations. He held various executive positions at BellSouth Corporation from December 2000 to March 2007 before BellSouth was acquired by AT&T in March 2007, including Corporate Product Director, President of BellSouth Latin America, Regional Vice President of Latin America, and Director of Planning and Operations.

From February 1996 to December 2000, he worked for Motorola, Inc., having served as Corporate Vice President and General Manager - Latin America Group and as Vice President Corporate and General Director of Market Operations - Americas. He also held various positions at The NutraSweet Company, as well as at Monsanto Company in the US and Latin America

In the period from 2006 to 2010 he served on the Audit and Finance Committee of Westminster Schools and the Red Cross, Georgia-US chapter between 2005 and 2008, both non-profit organizations.

Between 2012 and 2015,  he also served on the Advisory Board of Cingular Wireless, Converged Services Group, Alianza - BellSouth Corporation Latino Association - President, NII Holdings (NASDAQ: NIHD) - Counselor and member of the Risk Committee and newly created McKinsey & Company, Inc. - Crisis Response Advisory Board

He holds a degree in mechanical and electrical engineering from the School of Industrial Engineering and the Faculty of Engineering of São José dos Campos, in São Paulo, and holds a master's degree in business administration from the University of Washington in St. Louis.

In the last five years, Mr. Barros Jr. has not had any criminal conviction in the administrative process of the CVM, in the judicial or administrative sphere, that has suspended or disqualified the practice of professional or commercial activity.

Independent Member, in accordance with the definition of “Independent Member” contained in the BM&FBovespa Novo Mercado Regulation, which is adopted by the Company’s Bylaws in its Section 25, paragraph 1.

Name	Date of birth	Administration organ	Date of election	Term of office	Other positions and functions
exercised by the issuer
Ricardo Reisen de Pinho	03/01/1961	Belongs to Board of Directors	03/09/2018	2 (two) years	Audit, Risks and Control Committee/ People, Nominations and Remuneration Commitee// Commitee for the monitoring of the RJ Plan
CPF	Profession	Elective position occupied	Data de posse	Was elected by former controller	Description of other position /function
855.027.907-20	Engineer	Board of Directors (Effective)		No
Consecutive mandates			Percentage of Participation in Meetings
0			100%
Professional experience / Declaration of eventual convictions / Criteria of Independence:

Born on January 3, 1961, he is the independent Vice-chairman of Oi’s Temporary Board of Directors, with a mandate until July 2018 and an independent member of the Board of Directors of Light and Brado Logística, as well as of the Consulting Council of Editora do Brasil, and the Fiscal Council of Bradespar, all with a mandate until April 2019. He was an independent member of Oi’s Board of Directors (2016 - 2017), BR Insurance (2016 - 2018), Tupy and Itacaré Capital Investments ltd. (2009 - 2015), Saraiva Livreiros Editores (2013 - 2015 and 2009 - 2012), Metalfrio Solutions (2007 - 2011) and Banco Nossa Caixa (2008 - 2009). He was Embratel’s Fiscal Counselor (2009 - 2010), as well as Chairman of the Advisory Board of LABSSJ (2009 - 2013), and Voluntary Counselor at AACD (2006 - 2014). As a counselor, he participates in advisory committees in the areas of finance, auditing, risk and compliance, people and strategy in some of the above companies. He worked as an executive in the areas of corporate finance, corporate and investment banking, and strategic planning at ABNAmro Bank Brasil, Banco Garantia and Banco Itaú from 1989 to 2001. He also served as a senior researcher at Harvard Business School between 2002 to 2014. He has a mechanical engineering degree, 1983, with a master's degree in production/finance engineering, 1989, both from the Pontifical Catholic University of Rio de Janeiro, and a doctorate in management strategy, 2008, from Fundação Getúlio Vargas - EAESP. He specialized in business administration with the Advanced Management Program of the Wharton School of the University of Pennsylvania, 2001, and the Harvard Business School Program for Management Development, 1999. He has been an IBGC Certified Counselor since 2010 with a specialization in Corporate Governance from the Harvard Business School, 2016.

Ricardo Reisen de Pinho does not have any criminal conviction, any conviction in an administrative proceeding of the CVM, or any final and unappealable conviction, in the judicial or administrative sphere, that has suspended or disqualified the practice of professional or commercial activity

Independent Member, in accordance with the definition of “Independent Member” contained in the BM&FBovespa Novo Mercado Regulation, which is adopted by the Company’s Bylaws in its Section 25, paragraph 1.

Name	Date of birth	Administration organ	Date of election	Term of office	Other positions and functions
exercised by the issuer
Rodrigo Modesto de Abreu	19/04/1969	Board of Directors (Effective)	03/09/2018	2 (two) years	N/A
CPF	Profession	Elective position occupied	Date of ownership	Was elected by former controller	Description of other position /function
116.437.828-78	Engineer	Board of directors (Effective)		No	N/A
Consecutive mandates			Percentage of Participation in Meetings
0			N/A
Professional experience / Declaration of eventual condemnations / Criteria of independence:

Born on April 19, 1969, he is the Chief Executive Officer of the Credit Intelligence Manager S.A., the credit management company since June/2017. He was Managing Partner of Giau Consultoria Empresarial LTDA, A business management consulting company, from November, 2016 to November, 2017. He was Member of the Board of Vogel Soluções em Telecomunicações e Informática S.A., an operator of fiber optic telecommunication services, from November, 2016 to September, 2017. He was president director of TIM Participações S.A. and TIM Celular S.A, telecommunications operations company from March 2013 to May 2016. Previously he served as President of Cisco Systems of Brazil, an information technology company, from December 2008 to March 2013. He was also Managing Director of Cisco Systems for North Latin America and the Caribbean from May 2006 to December 2008, President of Nortel Networks of Brazil, a telecommunication equipment company, from June 2004 to April 2006, and Chief Executive Officer of Promon Tecnologia Ltda., a technology services company, from July 2000 to June 2004. Previously, Mr. Rodrigo Modesto de Abreu was Board Member of TIM Participações S.A. (a publicly-held company), a telecommunications operator company, from March 2013 to May 2016.

He holds a degree in Electrical Engineering from the State University of Campinas in 1991, with an MBA in Business Administration. He also holds a graduate degree by the Stanford Graduate School of Business in 200

In the last five years, Mr. Abreu has not had any criminal conviction in the administrative process of the CVM, in the judicial or administrative sphere, that has suspended or disqualified the practice of professional or commercial activity.

Independent Member, in accordance with the definition of “Independent Member” contained in the BM&FBovespa Novo Mercado Regulation, which is adopted by the Company’s Bylaws in its Section 25, paragraph 1.

Name	Date of birth	Administration organ	Date of election	Term of office	Other positions and functions
exercised by the issuer
Wallim Cruz de Vasconcellos Junior	24/01/1958	Board of directors (Effective)	03/09/2018	2 (two) years	N/A
CPF	Profession	Elective position occupied	Date of ownership	Was elected by former controller	Description of other position /function
544.718.267-00	Economist	Board of Directors (Effective)		No	N/A
Consecutive mandates			Percentage of Participation in Meetings
0			N/A
Professional experience / Declaration of eventual condemnations / Criteria of independence:

Born on January 24, 1958, he is based in Rio de Janeiro and has worked for approximately 30 years in the financial sector, especially in mergers and acquisitions, debt restructuring, private equity investments and public share issuance operations.
He has solid experience in executive functions and participation in boards of directors in Brazil and abroad. His main characteristics are leadership, teamwork, ease of decision making and commitment. His performance in the financial market over the years has enabled him to build an unimpeded reputation, credibility and extensive relationship with companies, financial institutions and public organizations.

In 2004, he founded Iposeira Capital Ltda., which is an independent company specialized in corporate advisory in Brazil, having worked in numerous mergers and acquisitions transactions, financial restructuring and fundraising.
He was a partner at Lakeshore Partners from March 2013 to December 2014, a corporate advisory firm.
He was a founding partner of the STK Capital resources manager from 2010 to 2013, a company that specialized in stock investments listed on the Stock Exchange.
From June 2003 to June 2008, he served as Senior Representative in Brazil of the Special Operations Area of the International Finance Corporation - IFC, a World Bank company, focused on credit recovery and equity investments in Brazil, managing a portfolio of about US$300 million.
From September 2002 to January 2003, he was Director of the BNDES Industry Area, responsible for the Bank's projects with companies in the industry, commerce and services sectors. The total number of projects in the portfolio amounted to approximately R$130 billion. The area budget in 2002 was R$6 billion.
He was responsible for structuring the Fixed Income Area of the BNDES, where he served as Superintendent between October 2001 and August 2002, and whose activity consisted in analyzing, structuring and contracting all Bank financing projects. At the time, around 150 projects were being analyzed from all sectors of the economy, including various modalities and support mechanisms, such as project finance, debentures, derivatives, totaling approximately R$12 billion in financing for approximately R$26 billion projects.

From April 1998 to September 2001, he was Director of BNDESPAR, a subsidiary of BNDES, with investment in equity and convertible debentures. He was responsible for the areas of investments and divestitures, including corporate restructuring, asset portfolio management, development of structured operations in the domestic and international markets, structuring of private equity funds and governance. At this time, BNDESPAR's stock and debenture portfolio amounted to approximately R$10 billion.
He served as a member of the Boards of Directors of the following companies:
Cremer, Sendas, Aracruz Celulose (currently Fibria), Vale, Marlim Participações, Companhia Distribuidora de Gas do Rio de Janeiro - CEG and Santos Brasil Participações.
He is currently an independent member of the Board of Directors, Audit Committee, and Nominating Committee of Pilgrim's Pride Corporation, a Colorado-US based company.

In 2013, he participated in the group that took over and led the restructuring of the Flamengo Regatta Club, at the time that the club was in pre-bankruptcy. After two years of work, Flamengo was totally healthy. He was Soccer Vice President from January 2013 to May 2014, having commanded soccer in the conquest of the Brazil’s Cup of 2013 and Campeonato Carioca in 2014. From June 2014 to June 2015, he served as Vice President of Equity.
He holds a degree in Economics from the Pontifical Catholic University of Rio de Janeiro (1981), with a post-graduate degree in Finance from the same University (1986). He also became a Master of Sports Management from the Cruyff Institute in 2017.

In the last five years, Mr. Vasconcellos Junior has not had any criminal conviction in the administrative process of the CVM, in the judicial or administrative sphere, that has suspended or disqualified the practice of professional or commercial activity.

Independent Member, in accordance with the definition of “Independent Member” contained in the BM&FBovespa Novo Mercado Regulation, which is adopted by the Company’s Bylaws in its Section 25, paragraph 1.

12.6 – With respect to each of the individuals that were permanent members of the Board of Directors or of the Fiscal Council during the past year, display, in a table form, the percentage of the participation in the meetings undertaken by the respective body in the same period, what occurred after the investiture in the position:

Name	Total of meetings held by the Board of Directors since the tenure	Percentage of participations in the meetings
José Mauro Mettrau Carneiro da Cunha	108	97.22%
Ricardo Reisen de Pinho	63	100%
Marcos Duarte Santos	63	90,48%
Eleazar de Carvalho Filho	18	94.44%
Marcos Grodetzky	18	100%
Marcos Bastos Rocha	18	100%

12.7 – Disclose the information mentioned in item 12.5 in relation to the members of the statutory committees, as well as of the audit committees, of risk, of finance and of remuneration, even if these committees or bodies are not statutory:

No new members of statutory committees nor audit, risk, financial and compensation committees will be elected.

12.8 – With respect to each of the individuals that were members of the statutory committees, as well as of the audit committees, of risk, of finance and of remuneration, even if these committees or bodies are not statutory, display, in a table form, the percentage of the participation in the meetings undertaken by the respective body during the same period, that occurred after the investiture in the position:

No new members of existing committees are being elected.

12.9. Marriage, Cohabitation or Degree of Relationship (until second degree):
a. administrators of the Company.

There are none.

b. (i) administrators of the Company and (ii) administrators of companies directly or indirectly controlled by the Company.

There are none.

c. (i) administrators of the Company or of its directly or indirectly controlled company and (ii) directly or indirectly controllers of the Company.

There are none.

d. (i) administrators of the Company and (ii) administrators of the Company's direct and indirect controlling companies.

There are none.

12.10 – Subordination, service rendering or control relationships maintained in the last 3 fiscal years between the Company’s management and:

a. A company directly or indirectly controlled by the Company.

There are none.

b. Direct or indirect controller of the issuer.

There are not.

c. If applicable, supplier, customer debtor or creditor of the Company, its subsidiary or controlling companies or controlled companies of any of these persons.

There are none.

Annex II

Section11 of CVM Instruction No. 481/09

Origin and Justification of the Statutory Amendment Proposal

The following table summarizes the proposed changes:

Report on the proposed amendments to the Bylaws of Oi S.A.

Below is a report in tabular form, detailing the origin and justification of the proposals to amend the Company's Bylaws and analyzing its possible legal and economic effects, pursuant to Article 11 of CVM Instruction 481/09

CURRENT TEXT	PROPOSED TEXT	JUSTIFICATIONS

Article 1 - Oi S.A. (“Company”) is a publicly held company, which is governed by the present Bylaws and applicable legislation.

1st Paragraph - Once the Company is admitted to the special listing segment known as Level 1 Corporate Governance of the BM&FBOVESPA S.A. - Bolsa de Valores, Mercadorias e Futuros (“BM&FBOVESPA”), the Company, its shareholders, management and members of its Audit Committee, shall be subject to the provisions of the Listing Regulations of the Level 1 Corporate Governance of BM&FBOVESPA (“Level 1 Listing Regulations”).

2nd Paragraph - The Company, its management and shareholders shall comply with the provisions of the regulations for listed issuers and admission for securities trading, including rules regarding delisting and exclusion from trading securities admitted for trading on organized markets administered by BM&FBOVESPA.

3rd Paragraph - Capitalized terms, when not defined in these Bylaws, shall have the meaning given to them in the Level 1 Listing Regulations.

Article 1 - Oi S.A. (“Company”) is a publicly held company, which is governed by the present Bylaws and applicable legislation.

1st Paragraph - Once the Company is admitted to the special listing segment known as Level 1 Corporate Governance of the B3 S.A. – Brasil, Bolsa, Balcão (“B3”)~~BM&FBOVESPA S.A. - Bolsa de Valores, Mercadorias e Futuros (“BM&FBOVESPA”)~~, the Company, its shareholders, management and members of its Audit Committee, shall be subject to the provisions of the Listing Regulations of the Level 1 Corporate Governance of ~~BM&FBOVESPA~~B3 (“Level 1 Listing Regulations”).

2nd Paragraph - The Company, its management and shareholders shall comply with the provisions of the regulations for listed issuers and admission for securities trading, including rules regarding delisting and exclusion from trading securities admitted for trading on organized markets administered by B~~M&FBOVESPA~~3.

3rd Paragraph - Capitalized terms, when not defined in these Bylaws, shall have the meaning given to them in the Level 1 Listing Regulations.

Wording unchanged.

Paragraphs 1 and 2 were amended to adjust for the new corporate name of BM&FBovespa S.A -  Bolsa de Valores, Mercadorias e Futuros (São Paulo Stock Exchange), which was renamed B3 S.A. - Brasil, Bolsa, Balcão.

Wording unchanged.

Wording unchanged .

Article 5 - The subscribed capital stock, totally paid in, is R$21,438,374,154.00 (twenty one billion, four hundred thirty eight million, three hundred and seventy four thousand, one hundred and fifty four Brazilian reais), represented by 825,760,902 (eight hundred twenty five million, seven hundred and sixty thousand and nine hundred and two) shares, of which 668,033,661 (six hundred sixty eight million, thirty three thousand, six hundred and sixty one) are common shares and 157,727,241 (one hundred fifty seven million, seven hundred twenty seven thousand, two hundred and forty one) are preferred shares, all registered shares, with no par value.

1st Paragraph - The issuance of participation certificates and new preferred shares by the Company is prohibited.

2nd Paragraph - The preferred shares may be converted into common shares, at the time and under the conditions approved by the Board of Directors of the Company.

3rd Paragraph - All of the shares of the Company are book-entry shares, and are held in a deposit account with a financial institution authorized by the Brazilian Securities Commission (Comissão de Valores Mobiliários - “CVM”), on behalf of their holders, and are not available in certificated form.

4th Paragraph - Transfer and registration costs, as well as the cost of service on the book-entry shares may be charged directly to the shareholder by the depositary institution as provided in Article 35, 3rd Paragraph of Law No. 6,404 of December 15, 1976 (“Corporate Law”).

Article 5 - The subscribed capital stock, totally paid in, is R$32,038,471,375.00~~21,438,374,154.00~~ (thirty two~~twenty one~~ billion, thirty eight million, four hundred seventy one~~thirty eight million~~thousand, three hundred and seventy ~~four~~ five ~~thousand, one hundred and fifty four~~ Brazilian reais), represented by 2,340,060,505 ~~825,760,902~~ (two billion, three hundred forty ~~eight hundred twenty five~~ million, sixty ~~seven hundred and sixty~~ thousand ~~and nine hundred and two~~five hundred five) shares, of which 2,182,333,264  ~~668,033,661~~ (two billion, one hundred eighty two million, three hundred thirty three thousand, two hundred ~~seventy~~sixty four, ~~six hundred sixty eight million, thirty three thousand, six hundred and sixty one)~~  are common shares and 157,727,241 (one hundred fifty seven million, seven hundred twenty seven thousand, two hundred and forty one) are preferred shares, all registered shares, with no par value.

1st Paragraph - The issuance of participation certificates and new preferred shares by the Company is prohibited.

2nd Paragraph - The preferred shares may be converted into common shares, at the time and under the conditions approved by the Board of Directors of the Company.

3rd Paragraph - All of the shares of the Company are book-entry shares, and are held in a deposit account with a financial institution authorized by the Brazilian Securities Commission (Comissão de Valores Mobiliários - “CVM”), on behalf of their holders, and are not available in certificated form.

4th Paragraph - Transfer and registration costs, as well as the cost of service on the book-entry shares may be charged directly to the shareholder by the depositary institution as provided in Article 35, 3rd Paragraph of Law No. 6,404 of December 15, 1976 (“Corporate Law”).

Article amended to reflect changes in capital stock arising from the partial ratification of the Capital Increase - Capitalization of Credits, by the Transitory Board of Directors at a meeting held on July 20, 2018,  pursuant to Clause 4.3.3.5 of the Company's Judicial Reorganization Plan, with the issuance of 1,514,299,603 new common, book-entry shares with no par value, at the issue price of R$ 7.00 per share, totaling R$ 10,600,097,221.00.

Wording unchanged

Wording unchanged

Wording unchanged

Wording unchanged

Article 6 - The Company is authorized to increase its capital stock by resolution of the Board of Directors, in common shares, until its capital stock reaches R$34,038,701,741.49, it being understood that the Company may no longer issue preferred shares in capital increases by public or private subscription.

Article 6 - The Company is authorized to increase its capital stock by resolution of the Board of Directors, in common shares, until its capital stock reaches R$3~~4~~8,038,701,741.49, it being understood that the Company may no longer issue preferred shares in capital increases by public or private subscription.

Article amended to reflect the increase in the authorized capital limit, in order to make it possible to carry out the Capital Increase - New Funds, under the terms and conditions of the Company's Judicial Reorganization Plan, with the approval of the New Board of Directors, and accelerate the process.

Article 11 - The capital stock is represented by common and preferred nominal shares, without par value.

Article 12 - Each common share is entitled to the right to one vote at the deliberations of the Shareholders’ Meetings.

Sole Paragraph - Ordinary shares entitle their holders to the right to be included in a public offering of shares resulting from the Sale of Control of the Company at the same price and under the same terms offered to the Selling Controlling Shareholder, pursuant to Article 41 of these Bylaws.

Article 13 - The preferred shares have no right to vote and are assured priority in the payment of the minimum and non-cumulative dividend of 6% (six percent) per year calculated as a percentage of the amount resulting from dividing the capital stock by the total number of shares of the Company, or 3% (three percent) per year calculated as a percentage of the book value of shareholders’ equity divided by the total number of shares of the Company, whichever is higher.

1st Paragraph - The preferred shares of the Company, in compliance with the terms of the first paragraph of this Article, shall be granted the right to vote, through separate voting, in the decisions related to the hiring of foreign entities related to the controlling shareholders, in the specific cases of management service agreements, including technical assistance.

2nd Paragraph - The preferred shares of the Company, in compliance with the terms of the first paragraph of this Article, shall be granted the right to vote in the decisions related to employment of foreign entities related to the controlling shareholders, in terms of management services, including technical assistance, and the amounts of which shall not exceed the following percentages of annual sales for the Fixed Switched Telephone Service of the Telecommunication Transport Network and the Mobile Highway Telephone Service, less taxes and contributions deducted: (i) 1% (one percent) per year, up to December 31, 2000; (ii) 0.5% (zero point five percent) per year, from January 1, 2001 to December 31, 2002; and (iii) 0.2% (zero point two percent) per year, as of January 1, 2003.

3rd Paragraph - The preferred shares shall acquire the right to vote if the Company fails to pay the minimum dividends to which they are entitled for 3 (three) consecutive years, in accordance with the terms of this article.

~~Article 11 - The capital stock is represented by common and preferred nominal shares, without par value.~~

~~Article 12 -~~ Article 11 - Each common share is entitled to the right to one vote at the deliberations of the Shareholders’ Meetings.

Sole Paragraph - Ordinary shares entitle their holders to the right to be included in a public offering of shares resulting from the s~~S~~ale of c~~C~~ontrol of the Company at the same price and under the same terms offered to the s~~S~~ell~~ing~~er ~~Controlling Shareholder~~, pursuant to Article ~~41~~ 46 of these Bylaws.

Article ~~13~~ 12 - The preferred shares have no right to vote and are assured priority in the payment of the minimum and non-cumulative dividend of 6% (six percent) per year calculated as a percentage of the amount resulting from dividing the capital stock by the total number of shares of the Company, or 3% (three percent) per year calculated as a percentage of the book value of shareholders’ equity divided by the total number of shares of the Company, whichever is higher.

1st Paragraph - The preferred shares of the Company, in compliance with the terms of the first paragraph of this Article, shall be granted the right to vote, through separate voting, in the decisions related to the hiring of foreign entities related to the controlling shareholders, in the specific cases of management service agreements, including technical assistance~~.~~

2nd Paragraph - The preferred shares of the Company, in compliance with the terms of the first paragraph of this Article, shall be granted the right to vote in the decisions related to employment of foreign entities related to the controlling shareholders, in terms of management services, including technical assistance, and the amounts of which shall not exceed in any given year, until the termination of the concession, 0.1% (zero point one percent) ~~the following percentages~~ of annual sales for the Fixed Switched Telephone Service of the Telecommunication Transport Network. ~~and the Mobile Highway Telephone Service, less taxes  tax and contributions deducted: (i) 1% (one percent) per year, up to December 31, 2000; (ii) 0.5% (zero point five percent) per year, from January 1, 2001 to December 31, 2002; and (iii) 0.2% (zero point two percent) per year, as of January 1, 2003.~~

3rd ~~2nd~~ Paragraph - The preferred shares shall acquire the right to vote if the Company fails to pay the minimum dividends to which they are entitled for 3 (three) consecutive years, in accordance with the terms of this article.

For the purposes of simplifying the Company's Bylaws, it is proposed to exclude the current Article 11, since the composition of the capital stock in common and preferred shares is already contemplated in Article 5.

Renumbering of Article.

Adjustment of wording to new defined terms and cross-reference adjustment.

Renumbering of Article .

Wording unchanged.

The proposed amendment aims to adapt the bylaws to the limit currently provided for in clause 16.1, xxx, (iii) of the concession agreement in force

Wording unchanged.

Article 14 - The Shareholders’ Meeting shall be held ordinarily once a year and extraordinarily when convened pursuant to law or to these Bylaws.	Article ~~14~~ 13 - The Shareholders’ Meeting shall be held ordinarily once a year and extraordinarily when convened pursuant to law or to these Bylaws.	Adjustment of numbering.
Article 15 - The Shareholders’ Meeting shall be convened by the Board of Directors, or the manner in sole paragraph of Article 123 of the Corporate Law.	Article ~~15~~ 14 - The Shareholders’ Meeting shall be convened by the Board of Directors, or the manner in sole paragraph of Article 123 of the Corporate Law.	Adjustment of numbering.

Article 16 - The Shareholders’ Meeting shall be convened by the Chairman of the Board of Directors. In the absence or disability of the Chairman, the Shareholders’ Meeting shall be convened by any member of the Board of Directors present, chosen by those present at the Meeting. In case of absence and/or disability of any of the Board Members, in compliance with the mechanics set forth under this Article, those present at the Meeting shall be responsible for choosing the chairman of the Meeting and the chairman shall choose the corresponding secretary.

Article ~~16~~ 15 - The Shareholders’ Meeting shall be convened and presided over by the Chairman of the Board of Directors or the individual appointed, either at the time of the Meeting, or in advance, by means of a power of attorney with specific powers. In the absence ~~or disability~~ of the Chairman of the Board of Directors or at the election of the Chairman of the Board of Directors, the Shareholders’ Meeting shall be convened and presided over by the Vice-Chairman of the Board of Directors or whomsoever appointed, or by means of a proxy previously granted with specific powers. In the event of the absence of the Vice-Chairman of the Board or his or her appointment, it shall be incumbent upon any Officer present to convene and preside over the General Meeting. The Chairman of the meeting, in turn, shall choose ~~by any member of the Board of Directors present, chosen by those present at the Meeting. In case of absence and/or disability of any of the Board Members, in compliance with the mechanics set forth under this Article, those present at the Meeting shall be responsible for choosing the chairman of the Meeting and the chairman shall choose~~ the corresponding secretary.

Adjustment in the operating rules of the General Shareholders’ Meetings, especially with respect to its installation and chairmanship, to better organize the General Meetings, including the role of the Vice-Chairman of the Board of Directors.

Article 17 - Before convening the Shareholders’ Meeting, the duly identified shareholders shall sign the Shareholders’ Attendance Book, which shall include their names and the number of shares they hold.

1st Paragraph - The signing of the shareholders’ attendance list shall be ended by the Chairman of the Meeting at the time the Shareholders’ Meeting is convened.

2nd Paragraph - The shareholders who attend the Shareholders’ Meeting after it has been convened may participate in the meeting, but they will not be entitled to vote on any resolution.

Article ~~17~~ 16 - Before convening the Shareholders’ Meeting, the duly identified shareholders shall sign the Shareholders’ Attendance Book~~, which shall include their names and the number of shares they hold~~.

~~1st~~ Sole Paragraph - The signing of the shareholders’ attendance list shall be ended by the Chairman of the Meeting at the time the Shareholders’ Meeting is convened.

~~2nd Paragraph - The shareholders who attend the Shareholders’ Meeting after it has been convened may participate in the meeting, but they will not be entitled to vote on any resolution.~~

Amendment for the purpose of simplifying the information in the Book of Attendance. This simplification will also lead to greater speed in the process of registration of the shareholders present at the General Shareholders’ Meetings.

Renumbering of paragraph.

Adjustment for the  simplification of the by-laws.

.

Article 18 - The following formal requirements for attendance at the Shareholders’ Meeting will be required to be complied with by the Company and the Board, in addition to the procedures and requirements provided for by law:

(i)    Up to 2 (two) business days prior to the Shareholders’ Meeting, each shareholder shall have sent to the Company, at the address indicated in the Call Notice, proof of or a statement issued by the depositary institution of the custodian, containing its respective equity interest, and issued by the competent body within 3 (three) business days prior to the Shareholders’ Meeting; and (i) if the shareholder is a Legal Entity, certified copies of its Certificate of Incorporation, Bylaws or Articles of Association, the minutes of the meeting electing its Board of Directors (if any) and minutes of the election of the Board of Executive Officers that contains the election of the legal representative(s) attending the Shareholders’ Meeting; or (ii) if the shareholder is an Individual, certified copies of its identity documents and tax identification number; and (iii) if the shareholder is a Fund, certified copies of the regulations of the Fund and the Bylaws or Articles of Association of the manager of the Fund, as well as minutes of the meeting of the election of the legal representative(s) attending the Meeting. In addition to the documents listed in (i), (ii) and (iii), as the case may be, when the shareholder is represented by a proxy, it shall submit along with such documents the respective proxy, with special powers and notarized signature, as well as certified copies of the identity documents and minutes of the meeting of the election of the legal representative who signed the proxy to confirm its powers of representation, in addition to the identity documents and tax identification numbers of the attorney in fact in attendance.

(ii)  A copy of the documents referred to in the previous paragraph may be submitted, and the original documents referred to in the subsection above shall be presented to the Company prior to convening the Shareholders’ Meeting.

Article 1~~8~~7 - The following formal requirements for attendance at the Shareholders’ Meeting will be required to be complied with by the Company and the Board, in addition to the procedures and requirements provided for by law:

(i) Up to 2 (two) business days prior to the Shareholders’ Meeting, each shareholder shall have sent to the Company, at the address indicated in the Call Notice, proof of or a statement issued by the depositary institution ~~of~~ or the custodian, containing its respective equity interest, and issued by the competent body within 3 (three) business days prior to the Shareholders’ Meeting; and (i) if the shareholder is a Legal Entity, certified copies of its Certificate of Incorporation, Bylaws or Articles of Association, the minutes of the meeting electing its Board of Directors (if any) and minutes of the election of the Board of Executive Officers that contains the election of the legal representative(s) attending the Shareholders’ Meeting; or (ii) if the shareholder is an Individual, certified copies of its identity documents and tax identification number; and (iii) if the shareholder is a Fund, certified copies of the regulations of the Fund and the Bylaws or Articles of Association of the manager of the Fund, as well as minutes of the meeting of the election of the legal representative(s) attending the Meeting. In addition to the documents listed in (i), (ii) and (iii), as the case may be, when the shareholder is represented by a proxy, it shall submit along with such documents the respective proxy, with special powers and notarized signature, as well as certified copies of the identity documents and minutes of the meeting of the election of the legal representative who signed the proxy to confirm its powers of representation, in addition to the identity documents and tax identification numbers of the attorney in fact in attendance.

(ii) A copy of the documents referred to in the previous paragraph may be submitted, and the original documents referred to in the subsection above shall be presented to the Company prior to convening the Shareholders’ Meeting.

Renumbering of article. Improvement in the wording. Wording unchanged
Article 19 - The resolutions of the Meeting, except as otherwise provided by law or by these Bylaws, shall be taken by a majority vote of those present or represented, not counting abstentions.	Article ~~19~~ 18 - The resolutions of the Meeting, except as otherwise provided by law or by these Bylaws, shall be taken by a majority vote of those present or represented, not counting abstentions. .	Adjustment to improve terminology used.

Article 20 - The discussions and deliberations of the Shareholders’ Meeting shall be written in the book of minutes, signed by the members of the board and by the shareholders present, which represent, at least, the majority required for the deliberations made.

1st Paragraph - The minutes may be drafted in summarized form, including dissent and objections.

2nd Paragraph - Except for resolutions to the contrary by the Shareholders’ Meeting, the minutes shall be published without signatures of the shareholders.

Article ~~20~~ 19 - The discussions and deliberations of the Shareholders’ Meeting shall be written in the book of minutes, signed by the members of the board and by the shareholders present, which represent, at least, the majority required for the deliberations made.

1st Paragraph - The minutes may be drafted in summarized form, including dissent and objections.

2nd Paragraph - Except for resolutions to the contrary by the Shareholders’ Meeting, the minutes shall be published without signatures of the shareholders.

Renumbering of Article. Wording unchanged Wording unchanged.

Article 21 - In addition to the other duties provided by law and by these Bylaws, the Shareholders’ Meeting shall be solely responsible for the following:

(i)    elect and remove members from the Board of Directors and the Audit Committee;

(ii)  establish the aggregate remuneration of members of the Board of Directors and members of the Audit Committee;

(iii) approve plans to grant stock options to purchase shares to officers and employees of the Company or companies under its direct or indirect control and/or individuals who provide services to the Company;

(iv)  deliberate on the allocation of annual net income and the distribution of dividends;

(v)  authorize management to file for bankruptcy, request bankruptcy protection or file for bankruptcy protection;

(vi) deliberate on a proposed delisting of the Company from the special listing segment of Level 1 Corporate Governance of BM&FBOVESPA; and

(vii)      choose the institution or specialized companies to evaluate the Company in the cases provided for in the Corporate Law and in these Bylaws.

Article ~~21~~ 20 - In addition to the other duties provided by law and by these Bylaws, the Shareholders’ Meeting shall be solely responsible for the following:

(i)       elect and remove members from the Board of Directors and the Audit Committee;

(ii)     establish the aggregate remuneration of members of the Board of Directors and members of the Audit Committee;

(iii)   approve plans to grant stock options to purchase shares to officers and employees of the Company or companies under its direct or indirect control and/or individuals who provide services to the Company;

(iv)    deliberate on the allocation of annual net income and the distribution of dividends;

(v)      authorize management to file for bankruptcy, request bankruptcy protection or file for bankruptcy protection;

(vi)    deliberate on a proposed delisting of the Company from the special listing segment of Level 1 Corporate Governance of B~~M&FBOVESPA~~3; and

(vii)  choose the institution or specialized companies to evaluate the Company in the cases provided for in the Corporate Law and in these Bylaws.

The changes were intended to simply renumber the article and adjust for the new corporate name of BM& FBovespa SA - Bolsa de Valores, Mercadorias e Futuros, which was renamed B3 S.A. - Brasil, Bolsa,  Balcão, referred to herein as B3.

Article 22 - Management of the Company shall be overseen by the Board of Directors and by the Board of Executive Officers.

1st Paragraph - The appointment of members of management will not require a guarantee and will be accomplished through execution of the instrument of appointment in the Minutes Book of the Meetings of the Board of Directors or the Board of Executive Officers, as appropriate. The appointment of members of management shall be subject to the prior subscription of the Term of Consent of Management (Termo de Anuência dos Administratores) in accordance with the Level 1 Listing Regulations and the Statement of Consent to the Code of Ethics and the Disclosure and Securities Trading Policies adopted by the Company, and compliance with applicable legal requirements.

2nd Paragraph - The positions of Chairman of the Board of Directors and Chief Executive Officer or principal executive of the Company may not be held by the same person.

Article ~~22~~ 21 - Management of the Company shall be overseen by the Board of Directors and by the Board of Executive Officers.

1st Paragraph - The appointment of members of management will not require a guarantee and will be accomplished through execution of the instrument of appointment in the Minutes Book of the Meetings of the Board of Directors or the Board of Executive Officers, as appropriate. The appointment of members of management shall be subject to the prior subscription of the Term of Consent of Management (Termo de Anuência dos Administratores) in accordance with the Level 1 Listing Regulations and the Statement of Consent to the Code of Ethics and the Disclosure and Securities Trading Policies adopted by the Company, and compliance with applicable legal requirements.

2nd Paragraph - The positions of Chairman of the Board of Directors and Chief Executive Officer or principal executive of the Company may not be held by the same person.

Renumbering of Article. Wording unchanged. Wording unchanged.

Article 23 - The Board of Directors is comprised of 11 (eleven) members and an equal number of alternates, each alternate bound to one member, all elected and dismissible through the Shareholders’ Meeting, with a combined term of 2 (two) years; reelection permitted and subject to the provisions of Article 69 hereof.

1st Paragraph - Only the individuals who meet the following, in addition to legal and regulatory requirements, can be elected to serve on the Board of Directors: (i) do not hold positions in companies that may be considered competitors of the Company or its subsidiaries in the marketplace, in particular, on advisory, management and/or audit committees; and (ii) have no conflict of interest with the Company or with its subsidiaries.

2nd Paragraph - Holders of preferred shares shall be entitled to elect, by separate vote, a member of the Board of Directors and its respective alternate.

3rd Paragraph - Amendments of the terms set forth in the 2nd Paragraph of this Article shall require separate approval by the holders of preferred shares.

4th Paragraph - The members the Board of Directors shall remain in office after the end of the term until appointment of their replacements.

Article ~~23~~ 22 - The Board of Directors is comprised of 11 (eleven) members ~~and an equal number of alternates, each alternate bound to one member~~, all elected and dismissible through the Shareholders’ Meeting, with a combined term of 2 (two) years; reelection permitted ~~and subject to the provisions of Article 69 hereof~~.

1st Paragraph - Only the individuals who meet the following, in addition to legal and regulatory requirements, can be elected to serve on the Board of Directors: (i) do not hold positions in companies that may be considered competitors of the Company or its subsidiaries in the marketplace, in particular, on advisory, management and/or audit committees; and (ii) have no conflict of interest with the Company or with its subsidiaries.

2nd Paragraph - Holders of preferred shares shall be entitled to elect, by separate vote, a member of the Board of Directors ~~and its respective alternate~~.

3rd Paragraph - Amendments of the terms set forth in the 2nd Paragraph of this Article shall require separate approval by the holders of preferred shares.

4th Paragraph - The members the Board of Directors shall remain in office after the end of the term until appointment of their replacements.

Article amended to adapt the Bylaws to the provisions of the Company's Judicial Reorganization Plan with respect to the composition of the New Board of Directors, pursuant to Clause 9.3, thus leaving the Board of Directors of the Company no longer with alternate members in its composition.

Article 24 - The Chairman of the Board of Directors shall be appointed by the Shareholders’ Meeting that deliberates on the election of the Board Members.

1st Paragraph - The Chairman of the Board of Directors shall be responsible for convening the meeting of the Board of Directors and arranging for convening the Shareholders’ Meetings, when approved by the Board of Directors.

2nd Paragraph - In the event of a permanent vacancy in the position of Chairman of the Board of Directors, the new chairman will be appointed by the Board of Directors from among its members, at a meeting specially convened for this purpose.

Article 25 - At least 20% (twenty percent) of the members of the Board of Directors shall be Independent Members of the Board of Directors, as defined below, and expressly declared as such in the minutes of the Shareholders’ Meeting electing them, and shall be considered as independent members of the Board of Directors elected pursuant to the provisions under Article 141, §§ 4 and 5 of the Corporate Law.

1st Paragraph - For purposes hereof, the definition of Independent Member of the Board of Directors provided for in the Novo Mercado Listing Regulations shall be adopted, according to which an “Independent Council Member” is defined by: (i) having no employment relationship with the Company, except for an interest in its capital stock; (ii) not being a Controlling Shareholder, spouse or up to a second degree relative, and not being or having been, for the past 3 (three) years, related to a company or entity related to the Controlling Shareholder (persons related to public education and/or research institutions are excluded from this restriction); (iii) not having been in the past three 3 (three) years, an employee or executive of the Company, the Controlling Shareholder or a subsidiary of the Company; (iv) not being a direct or indirect supplier or buyer of services and/or products of the Company to an extent that would imply loss of independence; (v) not being an employee or member of management of a company or entity offering or requesting services and/or products to the Company, to an extent that would imply loss of independence; (vi) not being a spouse or second degree relative of any members of management of the Company; and (vii) not receiving any remuneration from the Company other than that related to the position as a member of the Board of Directors (cash earnings from equity interests in the Company’s capital stock are excluded from this restriction).

2nd Paragraph - When, in connection with the percentage referred to in the first paragraph of this Article, the result is a fractional number of members of the Board of Directors, the number will be rounded to the nearest whole number: (i) immediately higher, when the fraction is equal or more than 0.5 (five tenths); or (ii) immediately lower, when the fraction is less than 0.5 (five tenths).

Article ~~24~~ 23 - The Chairman and the Vice-Chairman of the Board of Directors shall be appointed by the Board Members, in the first meeting of the Board of Directors to be held after the General Shareholders’ Meeting that ~~deliberates on the election~~ elects ~~of the~~the Board Members~~.~~, in compliance with the provisions of Paragraph 2 of Article 21

1st Paragraph - The Chairman of the Board of Directors shall be responsible for convening the meeting of the Board of Directors and arranging for convening the Shareholders’ Meetings, when approved by the Board of Directors.

2nd Paragraph ~~-~~– In the event of an disability or temporary absence, the Chairman shall be replaced by the Vice-Chairman or, in his absence, by another Director appointed by the Chairman of the Board and, if there is no indication, by other members of the Board.

3rd Paragraph - In the event of a permanent vacancy in the position of Chairman or Vice-Chairman of the Board of Directors, the new chairman will be appointed by the Board of Directors from among its members, at a meeting specially convened for this purpose.

Article ~~25~~ 24 - At least 20% (twenty percent) of the members of the Board of Directors shall be Independent Members of the Board of Directors, ~~as defined below~~in the manner prescribed in the Novo Mercado Listing Rules, and expressly declared as such in the minutes of the Shareholders’ Meeting electing them, and shall be considered as independent members of the Board of Directors elected pursuant to the provisions under Article 141, §§ 4 and 5 of the Corporate Law.

~~1st Paragraph - For purposes hereof, the definition of Independent Member of the Board of Directors provided for in the Novo Mercado Listing Regulations shall be adopted, according to which an “Independent Council Member” is defined by: (i) having no employment relationship with the Company, except for an interest in its capital stock; (ii) not being a Controlling Shareholder, spouse or up to a second degree relative, and not being or having been, for the past 3 (three) years, related to a company or entity related to the Controlling Shareholder (persons related to public education and/or research institutions are excluded from this restriction); (iii) not having been in the past three 3 (three) years, an employee or executive of the Company, the Controlling Shareholder or a subsidiary of the Company; (iv) not being a direct or indirect supplier or buyer of services and/or products of the Company to an extent that would imply loss of independence; (v) not being an employee or member of management of a company or entity offering or requesting services and/or products to the Company, to an extent that would imply loss of independence; (vi) not being a spouse or second degree relative of any members of management of the Company; and (vii) not receiving any remuneration from the Company other than that related to the position as a member of the Board of Directors (cash earnings from equity interests in the Company’s capital stock are excluded from this restriction).~~

~~2nd~~ Sole Paragraph - When, in connection with the calculation of the percentage referred to in the first paragraph of this Article, the result is a fractional number of members of the Board of Directors, the Company shall round the number ~~will be rounded~~ to the nearest whole number~~: (i)~~  immediately higher. ~~, when the fraction is equal or more than 0.5 (five tenths); or (ii) immediately lower, when the fraction is less than 0.5 (five tenths).]~~

Wording adjusted to include the figure of the Vice Chairman and to establish that the Chairman and the Vice Chairman will be elected by the Directors and not by the General Meeting.

Wording unchanged

Inclusion of a mechanism to regulate the specific scenario of temporary impediment of the Chairman of the Board of Directors, who will be replaced by the Vice-Chairman or, failing this, by another Director appointed by the Chairman of the Board or, in case there is no appointment, by a member chosen by the other members of the Board.

Paragraph adjusted to adapt the vacancy rules to the new figure of the Vice-Chairman of the Board of Directors. Renumbering as a result of the inclusion of a new paragraph.

Renumbering of the article and adjustment of its wording in order to adapt the criteria of Independent Directors adopted by the Bylaws to the independence criteria set forth in the new Novo Mercado Regulation. This way, the content will refer to the Novo Mercado Regulation, excluding the definition set forth in the first paragraph below.

This paragraph uses the old definition of Independent Director of the Novo Mercado Regulation, which is why the proposal excludes it. The proposed amendment has the objective of adapting the criteria of Independent Director to those provided for in the new Novo Mercado Regulation.

Renumbering of the paragraph and adequacy of the Bylaws to the new rule of rounding provided for in the new Novo Mercado Regulation.

Article 26 - Except as provided in Article 27 hereof, the election of members of the Board of Directors will be done through a slate system.

1st Paragraph - In the election covered by this Article, only the following may compete as part of the slates: (a) those nominated by the Board of Directors; or (b) those that are nominated, pursuant to the 3rd Paragraph of this Article, by any shareholder or group of shareholders.

2nd Paragraph - The Board of Directors shall, before or on the day of convening the Shareholders’ Meeting to elect the members of the Board of Directors, disclose the management’s proposal, indicating the members of the proposed slate and post a statement signed by each member of the slate nominated thereby, at the Company, including: (a) his or her complete qualifications; (b) a complete description of his or her professional experience, mentioning professional activities previously performed, as well as professional and academic qualifications; and (c) information about disciplinary and judicial proceedings in which he or she has been convicted in a final and unappealable decision, as well as information, if applicable, on the existence of cases of being barred or conflict of interest, pursuant to Article 147, 3rd Paragraph of the Corporate Law.

3rd Paragraph - The shareholders or group of shareholders who wish to propose another slate to compete for positions on the Board of Directors shall, with at least 5 (five) days before the date set for the Shareholders’ Meeting, submit to the Board of Directors affidavits signed by each of the candidates nominated by them, including the information mentioned in the foregoing paragraph above , and the Board of Directors shall immediately disclose information, by notice published on the Company’s website and electronically submitted to CVM and BM&FBOVESPA, that the documents related to the other slates submitted are available to the shareholders at the Company’s headquarters.

4th Paragraph - The names of those nominated by the Board of Directors or by shareholders shall be identified, as the case may be, as candidates to be Independent Members of the Board of Directors, subject to the provisions of Article 25 above.

5th Paragraph - The same person may participate in two or more slates, including the one nominated by the Board of Directors.

6th Paragraph - Each shareholder can only vote in favor of one slate, and the candidates of the slate that receives the most votes at the Shareholders’ Meeting shall be declared elected.

Article ~~26~~ 25 - Except as provided in Article ~~27~~ 26 hereof, the election of members of the Board of Directors will be done through a slate system.

1st Paragraph - In the election covered by this Article, only the following may compete as part of the slates: (a) those nominated by the Board of Directors; or (b) those that are nominated, pursuant to the 3rd Paragraph of this Article, by any shareholder or group of shareholders.

2nd Paragraph - The Board of Directors shall, before or on the day of convening the Shareholders’ Meeting to elect the members of the Board of Directors, disclose the management’s proposal, indicating the members of the proposed slate and post a statement signed by each member of the slate nominated thereby, at the Company, including: (a) his or her complete qualifications; (b) a complete description of his or her professional experience, mentioning professional activities previously performed, as well as professional and academic qualifications; and (c) information about disciplinary and judicial proceedings in which he or she has been convicted in a final and unappealable decision, as well as information, if applicable, on the existence of cases of being barred or conflict of interest, pursuant to Article 147, 3rd Paragraph of the Corporate Law.

3rd Paragraph - The shareholders or group of shareholders who wish to propose another slate to compete for positions on the Board of Directors shall, with at least 5 (five) days before the date set for the Shareholders’ Meeting, submit to the Board of Directors affidavits signed by each of the candidates nominated by them, including the information mentioned in the foregoing paragraph above , and the Board of Directors shall immediately disclose information, by notice published on the Company’s website and electronically submitted to CVM and ~~BM&FBOVESPA~~B3, that the documents related to the other slates submitted are available to the shareholders at the Company’s headquarters.

4th Paragraph - The names of those nominated by the Board of Directors or by shareholders shall be identified, as the case may be, as candidates to be Independent Members of the Board of Directors, subject to the provisions of Article ~~25~~ 24 above.

5th Paragraph - The same person may participate in two or more slates, including the one nominated by the Board of Directors.

6th Paragraph - Each shareholder can only vote in favor of one slate, and the candidates of the slate that receives the most votes at the Shareholders’ Meeting shall be declared elected.

Renumbering of Article and adjustment of cross-reference.

Wording unchanged.

Wording unchanged.

Adjustment of the new corporate name of  BM&FBovespa SA - Bolsa de Valores, Mercadorias e Futuros, which has been renamed  B3 S.A. - Brasil, Bolsa,  Balcão, referred to herein only as B3.

The amendment is a mere cross-reference adjustment.

Wording unchanged.

Wording unchanged.

Article 27 - In the election of members of the Board of Directors, the shareholders may require, pursuant to law, the adoption of a cumulative voting process, provided they do so at least 48 (forty-eight) hours prior to the Shareholders’ Meeting, subject to the requirements set forth by law and by the CVM regulations.

1st Paragraph - The Company, immediately after receiving such request, shall disclose the information that the election shall be carried out by the cumulative voting process by notices published on its website and electronically submitted to CVM and BM&FBOVESPA.

2nd Paragraph - Once the Shareholders’ Meeting has been convened, the board will, in view of the signatures in the Shareholders’ Attendance Book and the number of shares held by the shareholders present, calculate the number of votes to which each shareholder is entitled.

3rd Paragraph - In the event of election of the Board of Directors by the cumulative voting process, there will be no elections by slates and the members of the slates referred to in Article 26 shall be considered as candidates for members of the Board of Directors, as well as the candidates that may be nominated by a shareholder who is present at the Shareholders’ Meeting, provided that statements signed by such candidates are submitted to the Shareholders’ Meeting, as provided for in the 2nd Paragraph of Article 26 hereof.

4th Paragraph - Each shareholder shall have the right to accumulate votes assigned to him for a single candidate or distribute them among several candidates, and those who receive the most votes shall be declared elected.

5th Paragraph - The positions that, by virtue of a tie, are not filled, will undergo a new vote, by the same process, adjusting the number of votes for each shareholder, given the number of positions to be filled.

6th Paragraph - Whenever the election has been conducted by a cumulative voting process, the removal of any member of the Board of Directors by the Shareholders’ Meeting shall result in the removal of the other members, and there shall be a new election.

7th Paragraph - If the Company is under control of a controlling shareholder or group, as defined under Article 116 of the Corporate Law , minority shareholders holding common shares may, as provided for in the 4th Paragraph of Article 141 of the Corporate Law, request the separate election of one member of the Board of Directors, and the rules set forth under Article 26 above shall not apply to such election.

Article ~~27~~ 26 - In the election of members of the Board of Directors, the shareholders may require, pursuant to law, the adoption of a cumulative voting process, provided they do so at least 48 (forty-eight) hours prior to the Shareholders’ Meeting, subject to the requirements set forth by law and by the CVM regulations.

1st Paragraph - The Company, immediately after receiving such request, shall disclose the information that the election shall be carried out by the cumulative voting process by notices published on its website and electronically submitted to CVM and B~~M&FBOVESPA~~3.

2nd Paragraph - Once the Shareholders’ Meeting has been convened, the board will, in view of the signatures in the Shareholders’ Attendance Book and the number of shares held by the shareholders present, calculate the number of votes to which each shareholder is entitled.

3rd Paragraph - In the event of election of the Board of Directors by the cumulative voting process, there will be no elections by slates and the members of the slates referred to in Article ~~26~~ 25 shall be considered as candidates for members of the Board of Directors, as well as the candidates that may be nominated by a shareholder who is present at the Shareholders’ Meeting, provided that statements signed by such candidates are submitted to the Shareholders’ Meeting, as provided for in the 2nd Paragraph of Article ~~26~~ 25 hereof.

4th Paragraph - Each shareholder shall have the right to accumulate votes assigned to him for a single candidate or distribute them among several candidates, and those who receive the most votes shall be declared elected.

5th Paragraph - The positions that, by virtue of a tie, are not filled, will undergo a new vote, by the same process, adjusting the number of votes for each shareholder, given the number of positions to be filled.

6th Paragraph - Whenever the election has been conducted by a cumulative voting process, the removal of any member of the Board of Directors by the Shareholders’ Meeting shall result in the removal of the other members, and there shall be a new election. In all other cases of vacancy, the first General Shareholders’ Meeting will conduct a new election of all the Board of Directors, in accordance with 3rd paragraph of Article 141 of the Corporate Law.~~.~~

7th Paragraph - If the Company is under control of a controlling shareholder or group, as defined under Article 116 of the Corporate Law , minority shareholders holding common shares may, as provided for in the 4th Paragraph of Article 141 of the Corporate Law, request the separate election of one member of the Board of Directors, and the rules set forth under Article 26 above shall not apply to such election.

Renumbering of Article.

Adjustment of the new corporate name of  BM&FBovespa SA - Bolsa de Valores, Mercadorias e Futuros, which has been renamed  B3 S.A. - Brasil, Bolsa,  Balcão, referred to herein as B3.

Wording unchanged.

The amendment is a mere cross-reference adjustment.

Wording unchanged.

Wording unchanged.

Wording adjustment to reflect the rule set forth in paragraph 3 of Article 141, which provides that, in the event of election through multiple votes - for cases of vacancy other than dismissal - in the absence of an alternate, the first general meeting shall re-elect all of the Board of Directors.

Wording unchanged.

Article 28 - If a member of the Board of Directors who is resident and domiciled abroad is elected, his appointment is subject to having an attorney-in-fact appointed who is resident and domiciled in Brazil, with powers to receive summons in an action that may be brought against him, based on corporate law. The validity of the proxy shall be at least 3 (three) years after termination of the term of the respective member of the Board of Directors.

Article 29 - The Board of Directors shall meet, ordinarily, in accordance with the schedule to be disclosed by the Chairman in the first month of each fiscal year, which shall provide for at least monthly meetings and extraordinary meetings whenever required.

1st Paragraph - Call notices for meetings of the Board of Directors shall be made in writing, by letter, telegram, fax and/or email, and must include the place, date and time of the meeting and the agenda.

2nd Paragraph - The Board of Directors’ meetings shall be convened at least 5 (five) days in advance, and, regardless of the call formalities, shall be deemed a regular meeting if attended by all members of the Board of Directors.

3rd Paragraph - In urgent cases, the Chairman of the Board of Directors may convene a meeting of the Board of Directors with less advance notice than that provided for in 2nd Paragraph of this Article.

4th Paragraph - Members of the Board of Directors may attend the meetings by conference call, video conferencing or by any other means of communication that allows all Council Members to see and/or hear each other. In this case, the Council Members shall be considered present at the meeting, and minutes shall be drawn up and signed by all present by the next meeting.

Article ~~28~~ 27 - If a member of the Board of Directors who is resident and domiciled abroad is elected, his appointment is subject to having an attorney-in-fact appointed who is resident and domiciled in Brazil, with powers to receive summons in an action that may be brought against him, based on corporate law. The validity of the proxy shall be at least 3 (three) years after termination of the term of the respective member of the Board of Directors.

Article ~~29~~ 28 - The Board of Directors shall meet, ordinarily, in accordance with the schedule to be disclosed by the Chairman in the first month of each fiscal year, which shall provide for at least monthly meetings and extraordinary meetings whenever required.

1st Paragraph - Call notices for meetings of the Board of Directors shall be made in writing, by e-mail, letter~~, telegram, fax~~ and/or ~~email~~other electronic means agreed upon by the totality of it members, and must include the place, date and time of the meeting and the agenda.

2nd Paragraph - The Board of Directors’ meetings shall be convened at least 5 (five) days in advance, and, regardless of the call formalities, shall be deemed a regular meeting if attended by all members of the Board of Directors.

3rd Paragraph - In urgent cases, the Chairman of the Board of Directors may convene a meeting of the Board of Directors with less advance notice than that provided for in 2nd Paragraph of this Article.

~~4th Paragraph - Members of the Board of Directors may attend the meetings by conference call, video conferencing or by any other means of communication that allows all Council Members to see and/or hear each other. In this case, the Council Members shall be considered present at the meeting, and minutes shall be drawn up and signed by all present by the next meeting.~~

Renumbering of Article.

Renumbering of Article.

The proposed amendment has the purpose of making the proceedings for calling the meetings of the Board of Directors more flexible.

Wording unchanged.

Wording unchanged.

In order to better organize the Bylaws, this prerogative became part of the first paragraph of the new Article 29, with some additional inclusions, as below.

Article 30 - The meeting of the Board of Directors shall be convened with the presence of a majority of its members and decisions will be taken by majority vote of those present, and the Chairman of the Board in the event of a tie, shall have the casting vote.

Sole Paragraph - A member of the Board of Directors may not participate in Board of Directors’ resolutions related to matters in which it has conflicting interests with the Company, and shall (i) inform other members of the Board of Directors regarding his or her inability; and (ii) inform, in the minutes of the meeting, the nature and extent of his or her interest.

Article ~~30~~ 29 - The meeting of the Board of Directors shall be convened with the presence of a majority of its members and decisions will be taken by majority vote of those present, and the Chairman of the Board in the event of a tie, shall have the casting vote.

Paragraph 1 - The Board members are permitted to attend meetings of the Board via conference call, videoconference, any other means of communication that allows all Directors to see and/or hear each other or, by sending in advance his or her written vote. The Board Member, in such a case, shall be considered present at the meeting to verify the quorum of installation and voting, and such vote shall be considered valid for all legal purposes and incorporated into the minutes of such meeting, which shall be drawn up and signed by all present at the next meeting.

~~Sole~~ Paragraph 2 - A member of the Board of Directors may not participate in Board of Directors’ resolutions related to matters in which it has conflicting interests with the Company, and shall (i) inform other members of the Board of Directors regarding his or her inability; and (ii) inform, in the minutes of the meeting, the nature and extent of his or her interest.

Wording unchanged.

In order to better organize these Bylaws, it is proposed that the prerogative provided for in paragraph 4 of the current Article 29 be included in this paragraph, with wording adjustments and with the inclusion of the possibility of sending an early written vote.

Adjustment of numbering.

Article 31 - Except as provided in Article 24, 2nd Paragraph above, in the event of absence or temporary disability, members of the Board of Directors will be replaced by their alternates.

Sole Paragraph - Considering the provisions of Article 24, 2nd Paragraph above, in the case of a vacancy in a position of a member of the Board of Directors, his or her alternate shall assume the vacant position. If the alternate does so assume the vacant position, the provisions of Article 150 of the Corporate Law shall be complied with, except as provided in the 6th Paragraph of Article 27 hereof.

Article ~~31~~ 30 - Except as provided in Article 23~~4~~, 2nd Paragraph above, in the event of absence ~~or temporary disability~~, members of the Board of Directors ~~will~~ may be replaced by  a member of the Board of Directors appointed in writing by the absent Director. The member appointed by the absent Board Member to represent him at a meeting of the Board of Directors shall have, in addition to his own vote, the absentee Board member's vote, except as provided for in Paragraph 1 of Article 29 of these Bylaws~~their alternates~~.

Sole Paragraph - Considering the provisions of Article ~~24~~23, 2nd Paragraph above, in the case of a vacancy in a position of a member of the Board of Directors, ~~, his or her alternate shall assume the vacant position. If the alternate does so assume the vacant position,~~ the provisions of Article 150 of the Corporate Law shall be complied with, except as provided in the 6th Paragraph of Article ~~27~~ 26 hereof.

Renumbering, cross-reference adjustments and inclusion of the possibility that, in case of their absence, any member of the board of directors may be replaced by another member of the board of directors who has been appointed in writing by the absent board member. This possibility is justified insofar as the Board of Directors would cease to have alternate members in its composition.

Provision amended to adjust the cross-references and to reflect the exclusion of alternate members, since it is proposed that the Board of Directors cease to have alternate members in its composition..

Article 32 - In addition to the duties provided by law and by these Bylaws, the Board of Directors shall be responsible for the following:

.    determine the general guidelines of Company and subsidiary business and monitor execution thereof;

i.  convene the Shareholders’ Meeting;

ii. approve the Company’s and its subsidiaries’ annual budget, and the business goals and strategies provided for the subsequent period;

iii. approve the remuneration policy of the Company’s management and employees, setting goals to be achieved in variable remuneration programs, subject to applicable law;

iv.  issue statements and submit the management report and the Board of Executive Officers’ accounts to the Shareholders’ Meeting;

v. elect and dismiss, at any time, Executive Officers and establish their duties, subject to legal and statutory provisions;

vi.supervise the management of Executive Officers, examine, at any time, the Company’s books, request information on contracts entered into or to be entered into or on any other acts;

vii.       appoint and dismiss the independent auditors;

viii. approve and amend the Charter of the Board of Directors;

ix.  establish the location of the Company’s headquarters;

xi. submit the proposed allocation of net income to the Shareholders’ Meeting;

xii.approve the acquisition of shares issued by the Company to be canceled or held in treasury for subsequent sale;

xiii.       authorize the issue of shares by the Company within the limits authorized under Article 7 hereof, establishing the conditions of issue, including price and payment term;

xiv.       approve investments and disinvestments by the Company or its subsidiaries in the capital of other companies that exceed the authority of the Board of Executive Officers, as well as authorize minority investments and the entering into of shareholders agreements by the Company and its subsidiaries;

xv.        approve loans, financing or other transactions resulting in debt to the Company or to its subsidiaries, the value of which exceeds the authority of the Board of Executive Officers;

xvi.       approve the issuance and cancellation of debentures and the issuance of debentures convertible into shares, within the limit of authorized capital, and of non-convertible debentures of the Company and its subsidiaries;

xvii.      authorize the Board of Executive Officers to purchase, sell, create liens or encumbrances of any nature on permanent assets, render guarantees generally, enter into contracts of any kind, waive rights and transactions of any kind of the Company and its subsidiaries in amounts equal to or greater than the authority of the Board of Executive Officers;

xviii.    authorize the granting of security interests or guarantees by the Company and its subsidiaries in favor of third parties in excess of the amount under the authority of the Board of Executive Officers;

xix.       approve extraordinary contributions to private pension plans sponsored by the Company’s subsidiaries;

xx.        decide in favor of or against any public offering for acquisition of shares issued by the Company, by a considered opinion, disclosed within 15 (fifteen) days from publication of the notice of a public offering of the acquisition of shares, which shall include at least (a) the appropriateness and opportunity of the public offering to acquire shares with regards to the interest of the shareholders and with regards to the liquidity of the securities it holds; (b) the impact of the public offering of shares on the Company’s interests; (c) the strategic plans disclosed by the offering party in relation to the Company; (d) other points that the Board of Directors deems relevant, as well as the information required by the applicable rules established by the CVM;

xxi.       define the list of three companies specialized in economic valuation of companies, to prepare the valuation report of the Company’s shares, in the case of a public offering to acquire shares for cancellation of public company registration or delisting from the Level 1 Corporate Governance;

xxii.      in view of the commitment of the Company and of the subsidiaries to sustainable development, authorize the practice of pro bono acts on behalf of its employees or the community, at an amount in excess of the authority of the Board of Executive Officers;

xxiii.    nominate the representatives of the governing bodies of pension funds sponsored by subsidiaries of the Company;

xxiv.    approve the proposal of the Board of Executive Officers with respect to the Rules of the Statutory Board with the power and duties of the Statutory Officers of the Company;

xxv.     approve the Charters of the Advisory Committees to the Management of the Company and its subsidiaries;

xxvi.    authorize the granting of stock options to its management, employees or individuals who provide services to the Company, within the limit of authorized capital; and

xxvii.   distribute the remuneration fixed by the Shareholders’ Meeting among the members of the Board of Directors and Board of Executive Officers.

xxviii. oversee that the Company, during the licensing term and its renewal, bind itself to assuring the effective existence, on national territory, of centers for deliberation and implementation of strategic, management and technical decisions involved in the accomplishment of the License Agreement of the Public Switched Telephone Network (PSTN), the Authorization Term for Telecommunication Transport Network Service, the Authorization Term for Mobile Highway Telephone Service, and also making this obligation reflect on the composition and the decision making procedures of its management organs.

1st Paragraph - In each fiscal year, at the first meeting following the Ordinary Shareholders’ Meeting, the Board of Directors shall approve the authority of the Company’s Board of Executive Officers and its subsidiaries, according to the duties provided for in this Article.

2nd Paragraph - The Company is prohibited from granting loans or guarantees of any kind to shareholders that are part of the controlling block, to the controlling shareholders thereof to companies under common control, and to companies they directly or indirectly control.

Article ~~32~~ 31 - In addition to the duties provided by law and by these Bylaws, the Board of Directors shall be responsible for the following:

i. determine the general guidelines of Company and subsidiary business and monitor execution thereof;

ii. convene the Shareholders’ Meeting;

iii. approve the Company’s and its subsidiaries’ annual budget, and the business goals and strategies provided for the subsequent period;

iv. approve the remuneration policy of the Company’s management and employees, setting goals to be achieved in variable remuneration programs, subject to applicable law;

v. issue statements and submit the management report and the Board of Executive Officers’ accounts to the Shareholders’ Meeting;

vi. elect and dismiss, at any time, Executive Officers and establish their duties, subject to legal and statutory provisions;

vii. supervise the management of Executive Officers, examine, at any time, the Company’s books, request information on contracts entered into or to be entered into or on any other acts;

viii. appoint and dismiss the independent auditors;

ix. approve and amend the Charter of the Board of Directors;

x. establish the location of the Company’s headquarters;

xi. submit the proposed allocation of net income to the Shareholders’ Meeting;

xii. approve the acquisition of shares issued by the Company to be canceled or held in treasury for subsequent sale;

xiii. authorize the issue of shares by the Company within the limits authorized under Article 7 hereof, establishing the conditions of issue, including price and payment term;

xiv. approve investments and disinvestments by the Company or its subsidiaries in the capital of other companies that exceed the authority of the Board of Executive Officers, as well as authorize minority investments and the entering into of shareholders agreements by the Company and its subsidiaries;

xv. approve loans, financing or other transactions resulting in debt to the Company or to its subsidiaries, the value of which exceeds the authority of the Board of Executive Officers;

xvi. approve the issuance and cancellation of debentures and the issuance of debentures convertible into shares, within the limit of authorized capital, and of non-convertible debentures of the Company and its subsidiaries;

xvii. authorize the Board of Executive Officers to purchase, sell, create liens or encumbrances of any nature on permanent assets, render guarantees generally, enter into contracts of any kind, waive rights and transactions of any kind of the Company and its subsidiaries in amounts equal to or greater than the authority of the Board of Executive Officers;

xviii. authorize the granting of security interests or guarantees by the Company and its subsidiaries ~~in favor~~for obligations ~~of~~ to third parties in excess of the amount under the authority of the Board of Executive Officers;

xix. approve extraordinary contributions to private pension plans sponsored by the ~~Company’s~~ Company or its subsidiaries; to prepare and disclose a reasoned opinion

xx. ~~decide~~in favor of or against any public offering for acquisition of shares issued by the Company, by a considered opinion, disclosed within 15 (fifteen) days from publication of the notice of a public offering of the acquisition of shares, which shall include at least (a) the appropriateness and opportunity of the public offering to acquire shares with regards to the interest of the Company and ~~of~~ the shareholders, including ~~and~~ with regards to the price and potential impacts on liquidity of the ~~securities it holds~~shares; (b) ~~the impact of the public offering of shares on the Company’s interests; (c)~~ the strategic plans disclosed by the offering party in relation to the Company; and (~~d~~c) alternatives to the acceptance of the public offering for the acquisition of shares available on the market, other points that the Board of Directors deems pertinent, as well as the information required by the applicable rules established by the CVM, also including a favorable or contrary opinion to the acceptance of the public offering for the acquisition of shares and the warning that each shareholder is responsible for the final decision of such acceptance~~other points that the Board of Directors deems relevant, as well as the information required by the applicable rules established by the CVM~~;

xxix.                 ~~define the list of three companies specialized in economic valuation of companies, to prepare the valuation report of the Company’s shares, in the case of a public offering to acquire shares for cancellation of public company registration or delisting from the Level 1 Corporate Governance;~~

xxi. in view of the commitment of the Company and of the subsidiaries to sustainable development, authorize the practice of pro bono acts on behalf of its employees or the community, at an amount in excess of the authority of the Board of Executive Officers;

~~xxiii~~xxii. nominate the representatives of the governing bodies of pension funds sponsored by ~~subsidiaries of~~ the Company or its subsidiaries;

~~i.          approve the proposal of the Board of Executive Officers with respect to the Rules of the Statutory Board with the power and duties of the Statutory Officers of the Company;~~

~~xv~~xxiii. approve the Charters of the Advisory Committees to the ~~Management~~ Board of Directors of the Company ~~and its subsidiaries~~;

~~xvi~~xxiv. authorize the granting of stock options to its management, employees or individuals who provide services to the Company, within the limit of authorized capital; and

~~xxvii~~xxv. distribute the remuneration fixed by the Shareholders’ Meeting among the members of the Board of Directors and Board of Executive Officers.

~~xxviii~~xxvi. oversee that the Company, during the licensing term and its renewal, bind itself to assuring the effective existence, on national territory, of centers for deliberation and implementation of strategic, management and technical decisions involved in the accomplishment of the License Agreement of the Public Switched Telephone Network (PSTN), the Authorization Term for Telecommunication Transport Network Service, the Authorization Term for Mobile Highway Telephone Service, and also making this obligation reflect on the composition and the decision making procedures of its management organs.

1st Paragraph - In each fiscal year, at the first meeting following the Ordinary Shareholders’ Meeting, the Board of Directors shall approve the authority of the Company’s Board of Executive Officers and its subsidiaries, according to the duties provided for in this Article.

2nd Paragraph - The Company is prohibited from granting loans or guarantees of any kind to shareholders that are part of the controlling block, to the controlling shareholders thereof to companies under common control, and to companies they directly or indirectly control.

Renumbering of Article.

Proposal to improve the wording in order to avoid doubts as to the scope of the authority to authorize the provision of guarantees.

Proposal to update the powers of the board of directors to provide that it should also approve extraordinary contributions to supplementary pension funds sponsored by the Company (and not only by its subsidiaries).

Adjustment of the Bylaws to the new rules of the Novo Mercado Regulation with respect to the  requirement of an opinion from the Board of Directors in the case of public offers for the acquisition of shares issued by the Company and their requirements, aiming at updating the Bylaws to best governance practices with respect to this matter.

The exclusion of this item aims to adapt the Bylaws to the best practices of corporate governance, in line with the new Novo Mercado Regulation, which adopted the concept of fair value instead of the concept of economic value, eliminating the triple listing procedure.

Renumbering of item.

The proposal aims at improving the competence of the board of directors, providing that it should also indicate the representatives of the deliberative bodies of the private pension funds sponsored by the Company (and not only by its subsidiaries).

The proposed exclusion is justified because item vi of this article already establishes the power of the board of directors to determine the attributions of the Company's Officers.

  The proposed adjustment aims to improve the description of the powers of the board of directors and limit them to the approval of the internal regulations of the advisory committees to the Company's Board of Directors.

Renumbering of item.

Renumbering of item.

Renumbering of item.

Wording unchanged.

Wording unchange

Article 33 - The Board of Directors may create Advisory Committees for the Company’s management, and appoint their members, which may be regular or alternate members of the Board of Directors.

1st Paragraph - Without affecting other Advisory Committees to be created by the Board of Directors, the Company must have a Remuneration Board, whose objectives and authority will be defined by the Board of Directors.

2nd Paragraph - Employees and Executive Officers cannot be nominated as members of any Committee.

Article ~~33~~ 32 - The Board of Directors may create Advisory Committees ~~for the Company’s management,~~ and appoint their respective members~~, which may be regular or alternate members of~~ from members of the Board of Directors.

1st Paragraph - The Advisory Committees to be created by the Board of Directors and whose objectives and competencies will also be defined by the Board of Directors, shall be composed of at least 3 and at most 5 members and shall always have a majority composed of Board of Directors of the Company.~~Without affecting other Advisory Committees to be created by the Board of Directors, the Company must have a Remuneration Board, whose objectives and authority will be defined by the Board of Directors.~~

2nd Paragraph - Employees and Executive Officers cannot be nominated as members of any Committee.

3rd Paragraph - Whenever the duties of a particular Advisory Committee so require, the Board of Directors may appoint external expert(s) as member(s) of such Committee, provided that he or she is well-recognized for his or her technical qualification and experience in matters subject to the Committee, selected through a process organized by the Company. The external member of the Committee shall be subject to the same duties and responsibilities as the Board Members, within the scope of their actions in the respective Committee.

Adjustment of numbering.

The purpose of the proposed amendment is to allow the Board of Directors greater flexibility in defining the advisory committees which will support it and to adjust the rules on the composition of those committees.

Wording unchanged.

The proposed inclusion is intended to provide for the possibility and rules concerning the appointment of external experts to form the advisory committees set up.

Article 34 - The Company’s Internal Audit shall be subordinate to the Board of Directors.	Article ~~34~~ 33 - The Company’s Internal Audit shall be subordinate to the Board of Directors.	Adjustment of numbering of the Article. .

Article 35 - The Board of Executive Officers shall be comprised of a minimum of 3 (three) and a maximum of 6 (six) members elected by the Board of Directors, and the positions of Chief Executive Officer and Chief Financial Officer shall always be filled, and the remaining Officers shall not have a specific designation.

1st Paragraph - The position of Investor Relations Officer may be exercised together or separately from other positions.

2nd Paragraph - The term of office of Executive Officers shall be 2 (two) years, re-election permitted and subject to the provisions of Article 70 hereof. The Executive Officers shall remain in office until the appointment of their replacements.

3rd Paragraph - The Board of Executive Officers will act as a joint decision-making body, except for the individual functions of each of its members, in accordance with these Bylaws.

Article ~~35~~ 34 - The Board of Executive Officers shall be comprised of a minimum of 3 (three) and a maximum of 6 (six) members elected by the Board of Directors, and the positions of Chief Executive Officer and Chief Financial Officer shall always be filled, and the remaining Officers shall not have a specific designation.

1st Paragraph - The position of Investor Relations Officer may be exercised together or separately from other positions.

2nd Paragraph - The term of office of Executive Officers shall be 2 (two) years, re-election permitted ~~and subject to the provisions of Article 70 hereof~~. The Executive Officers shall remain in office until the appointment of their replacements.

3rd Paragraph - The Board of Executive Officers will act as a joint decision-making body, except for the individual functions of each of its members, in accordance with these Bylaws.

Adjustment of numbering of the Article. .

Wording unchanged.

Exclusion of the reference to the current Article 70, since this Article, which provides for a transitional provision no longer applicable, is proposed to be excluded.

Wording unchanged.

Article 36 - The Executive Officers are responsible for complying with and causing the compliance with the present Bylaws, the resolutions made at the Shareholders’ Meetings, the meetings of the Board of Directors and the meetings of Board of Executive Officers, and perform all acts that shall be necessary for normal operation of the Company.

1st Paragraph - The Chief Executive Officer shall be responsible for the following:

I             - submitting to the Board of Directors proposals approved at the meetings of the Board of Executive Officers, if applicable;

II           - keeping the members of the Board of Directors informed of the activities and the progress of corporate business;

III        - directing and coordinating the activities of the other Executive Officers;

IV        - submitting to the Board of Directors a proposal of the Internal Rules of the Company with the powers and duties of the Statutory Officers of the Company;

V          - providing the casting vote at the meetings of the Board of Executive Officers; and

VI        - performing other activities as conferred by the Board of Directors.

2nd Paragraph - The other Executive Officers shall be responsible for assisting and supporting the Chief Executive Officer in the management of the Company’s business and shall perform the duties assigned to them by the Board of Directors under the guidance and coordination of the Chief Executive Officer.

3rd Paragraph - In the absence or temporary disability of the Chief Executive Officer, he or she will be replaced by any Officer appointed by him or her.

4th Paragraph - Subject to the provisions of the 3rd Paragraph of Article 39, in cases of absence or temporary disability of the Chief Executive Officer and of any Executive Officer appointed by him or her, the position of Chief Executive Officer shall be held by another Executive Officer appointed by the absent or disabled Executive Officer who is, pursuant to the first paragraph of this Article, performing the duties of the Chief Executive Officer.

5th Paragraph - The other members of the Board of Executive Officers will be replaced when absent or temporarily disabled by another Executive Officer appointed by the Board of Executive Officers. The Executive Officer that is replacing another absent Executive Officer shall cast the vote of the absent Executive Officer, in addition to his own vote.

6th Paragraph - The Executive Officers may attend the meetings of the Board of Executive Officers by conference call, video conferencing or by any other means of communication that allows all Executive Officers to see and/or hear each other. In this case, the Executive Officer shall be considered present at the meeting and minutes shall be drawn up to be signed by all present by the next meeting.

Article ~~36~~ 35 - The Executive Officers are responsible for complying with and causing the compliance with the present Bylaws, the resolutions made at the Shareholders’ Meetings, the meetings of the Board of Directors and the meetings of Board of Executive Officers, and perform all acts that shall be necessary for normal operation of the Company.

1st Paragraph - The Chief Executive Officer shall be responsible for the following:

I - submitting to the Board of Directors proposals approved at the meetings of the Board of Executive Officers, if applicable;

II - keeping the members of the Board of Directors informed of the activities and the progress of corporate business;

III - directing and coordinating the activities of the other Executive Officers;

VII                         ~~- submitting to the Board of Directors a proposal of the Internal Rules of the Company with the powers and duties of the Statutory Officers of the Company;~~

IV - providing the casting vote at the meetings of the Board of Executive Officers; and

V~~I~~ - ~~-~~ performing other activities as conferred by the Board of Directors.

2nd Paragraph - The other Executive Officers shall be responsible for assisting and supporting the Chief Executive Officer in the management of the Company’s business and shall perform the duties assigned to them by the Board of Directors under the guidance and coordination of the Chief Executive Officer.

3rd Paragraph - In the absence or temporary disability of the Chief Executive Officer, he or she will be replaced by any Officer appointed by him or her.

4th Paragraph - Subject to the provisions of the 3rd Paragraph of Article 39, in cases of absence or temporary disability of the Chief Executive Officer and of any Executive Officer appointed by him or her, the position of Chief Executive Officer shall be held by another Executive Officer appointed by the absent or disabled Executive Officer who is, pursuant to the first paragraph of this Article, performing the duties of the Chief Executive Officer.

5th Paragraph - The other members of the Board of Executive Officers will be replaced when absent or temporarily disabled by another Executive Officer appointed by the Board of Executive Officers. The Executive Officer that is replacing another absent Executive Officer shall cast the vote of the absent Executive Officer, in addition to his own vote.

6th Paragraph - The Executive Officers may attend the meetings of the Board of Executive Officers by conference call, video conferencing or by any other means of communication that allows all Executive Officers to see and/or hear each other. In this case, the Executive Officer shall be considered present at the meeting and minutes shall be drawn up to be signed by all present by the next meeting.

Adjustment of numbering.

Wording unchanged.

Wording unchanged.

Wording unchanged.

Wording unchanged.

The exclusion of this item is intended to conform the article to the exclusion of item xxiv of the former Article 32, explained above.

Renumbering of item.

Renumbering of item.

Wording unchanged.

Wording unchanged.

Wording unchanged.

Wording unchanged.

Wording unchanged.

Article 37 - In the event of a vacancy in the position of Chief Executive Officer, Chief Financial Officer, Investor Relations Officer or General Counsel, and until the Board of Directors deliberates on the election for the vacant position, the duties of the vacant position will be assumed by the Executive Officer appointed by the Board of Executive Officers.

Article ~~37~~ 36 - In the event of a vacancy in the position of Chief Executive Officer, Chief Financial Officer, Investor Relations Officer or General Counsel, and until the Board of Directors deliberates on the election for the vacant position, the duties of the vacant position will be assumed by the Executive Officer appointed by the Board of Executive Officers.

Adjustment of numbering.

Article 38 - Subject to the provisions contained herein, the following shall be necessary to bind the Company: (i) the joint signature of 2 (two) Members of the Board of Directors; (ii) the signature of 1 (one) Member of the Board of Directors together with an attorney-in-fact, or (iii) the signature of 2 (two) attorneys-in-fact jointly invested with specific powers. Service of judicial or extrajudicial notifications will be made to the Member of the Board of Directors appointed by the Board of Directors or a proxy appointed in compliance with this Article.

1st Paragraph - The Company may be represented by only one Executive Officer or one attorney in fact, both in any case duly authorized in compliance with this Article, to perform the following acts:

i.       - receive and pay amounts owed to and by the Company;

ii.     - issue, negotiate, endorse and discount trade bills related to its sales;

iii.    - sign correspondence that does not create obligations for the Company;

iv.    - represent the Company in Meetings and shareholders’ meetings of companies in which the Company holds a stake;

v.     - represent the Company in court, except for acts that result in waiver of rights; and

vi.    - perform simple administrative routine acts, including with public agencies, mixed capital companies, boards of trade, Labor Courts, INSS (Instituição Nacional de Seguro Social), FGTS (Fundo de Garantia do Tempo de Serviço) and their banks for payment, and others of the same type.

2nd Paragraph - The powers of attorney granted by the Company, which shall be signed by 2 (two) Executive Officers together, shall specify the powers granted and shall have a maximum validity of 1 (one) year, except those with the powers of ad judicia and/or ad judicia et extra clauses and/or power to represent the Company in court or administrative proceedings, which will have a maximum term of indefinite validity.

Article ~~38~~ 37 - Subject to the provisions contained herein, the following shall be necessary to bind the Company: (i) the joint signature of 2 (two) Members of the Board of Directors; (ii) the signature of 1 (one) Member of the Board of Directors together with an attorney-in-fact, or (iii) the signature of 2 (two) attorneys-in-fact jointly invested with specific powers. Service of judicial or extrajudicial notifications will be made to the Member of the Board of Directors ~~appointed by the Board of Directors~~ or a proxy appointed in compliance with this Article.

1st Paragraph - The Company may be represented by only one Executive Officer or one attorney in fact, ~~both~~ in ~~any~~ the latter case duly authorized in compliance with this Article, to perform the following acts:

i. receive and pay amounts owed to and by the Company;

ii. issue, negotiate, endorse and discount trade bills related to its sales;

iii. sign correspondence that does not create obligations for the Company;

iv. represent the Company in Meetings and shareholders’ meetings of companies in which the Company holds a stake;

v. represent the Company in court, except for acts that result in waiver of rights; and

vi. perform simple administrative routine acts, including with public agencies, mixed capital companies, boards of trade, Labor Courts, INSS (Instituição Nacional de Seguro Social), FGTS (Fundo de Garantia do Tempo de Serviço) and their banks for payment, and others of the same type.

2nd Paragraph - The powers of attorney granted by the Company, which shall be signed by 2 (two) Executive Officers together, shall specify the powers granted and shall have a maximum validity of 1 (one) year, except those with the powers of ad judicia and/or ad judicia et extra clauses and/or power to represent the Company in court or administrative proceedings, which will have a maximum term of indefinite validity.

The proposed amendment to the caption of this article is intended to simplify the indication of who would be the persons entitled to receive summons and notifications on behalf of the Company.

Improvement of wording.

Wording of the items unchanged.

Wording unchanged.

Article 39 - The Board of Executive Officers, as a collective body, shall be responsible for the following:

i.      establish specific policies and guidelines under the general guidance of the business transactions established by the Board of Directors;

ii.    draft the budget, the manner of its execution and the general plans of the Company, for approval by the Board of Directors;

iii.   examine the proposals of subsidiaries for market development, an investment and budget plan, and submit them to the Board of Directors;

iv.   approve the agenda of proposals of the Company and its subsidiaries to negotiate with the Regulating Body;

v.    examine the management report and accounts of the Board of Executive Officers, as well as the proposal for allocation of net income, submitting them to the Audit Committee, the Independent Auditors and the Board of Directors;

vi.   appoint members of management of the Company’s subsidiaries;

vii. establish voting guidelines in the Shareholders’ Meeting of subsidiaries and associated companies;

viii. create, close and change the addresses of branches and offices of the Company;

ix.   deliberate on other matters it deems being of joint authority of the Board, or assigned thereto by the Board of Directors; and

x.    approve the performance of acts under the authority of the Board of Executive Officers approved by the Board of Directors.

1st Paragraph - The Chief Executive Officer will be responsible for convening ex officio or at the request of 2 (two) or more Executive Officers and chairing meetings of the Board of Executive Officers.

2nd Paragraph - The Board meeting shall be convened with the presence of a majority of its members and resolutions will be taken by majority vote of those present.

3rd Paragraph - In the absence of the Chief Executive Officer, the Executive Officer nominated in accordance with Article 36, paragraphs 3 and 4, hereof, shall chair the meeting of the Board of Executive Officers, and the alternate Chief Executive Officer shall not cast a vote.

Article ~~39~~ 38 - The Board of Executive Officers, as a collective body, shall be responsible for the following:

i. establish specific policies and guidelines under the general guidance of the business transactions established by the Board of Directors;

ii. draft the budget, the manner of its execution and the general plans of the Company, for approval by the Board of Directors;

iii. examine the proposals of subsidiaries for market development, an investment and budget plan, and submit them to the Board of Directors;

iv. approve the agenda of proposals of the Company and its subsidiaries to negotiate with the Regulating Body;

v. examine the management report and accounts of the Board of Executive Officers, as well as the proposal for allocation of net income, submitting them to the Audit Committee, the Independent Auditors and the Board of Directors;

vi. appoint members of management of the Company’s subsidiaries;

vii. establish voting guidelines in the Shareholders’ Meeting of subsidiaries and associated companies;

viii. create, close and change the addresses of branches and offices of the Company;

ix. deliberate on other matters it deems being of joint authority of the Board, or assigned thereto by the Board of Directors; and

x. approve the performance of acts under the authority of the Board of Executive Officers approved by the Board of Directors.

1st Paragraph - The Chief Executive Officer will be responsible for convening ex officio or at the request of 2 (two) or more Executive Officers and chairing meetings of the Board of Executive Officers.

2nd Paragraph - The Board meeting shall be convened with the presence of a majority of its members and resolutions will be taken by majority vote of those present.

3rd Paragraph - In the absence of the Chief Executive Officer, the Executive Officer nominated in accordance with Article 36, paragraphs 3 and 4, hereof, shall chair the meeting of the Board of Executive Officers, and the alternate Chief Executive Officer shall not cast a vote.

Adjustment of numbering. Wording unchanged. Wording unchanged. Wording unchanged.
Article 40 - The Audit Committee is the supervisory body of the Company’s management, and shall be permanent.	Article ~~40~~ 39 - The Audit Committee is the supervisory body of the Company’s management, and shall be permanent.	Adjustment of numbering.

Article 41 - The Audit Committee shall be comprised of 3 (three) to 5 (five) members and an equal number of alternates, elected by the Shareholders’ Meeting, pursuant to law, with the duties, powers and remuneration provided by law.

1st Paragraph - The members of the Audit Committee shall be independent, and to this end, shall meet the following requirements: (i) not be or have been in the past three years, an employee or member of management of the Company or a subsidiary or a company under common control (ii) not receive any direct or indirect remuneration from the Company or a subsidiary or a company under common control, except the remuneration for being a member of the Audit Committee.

2nd Paragraph - The appointment of the members of the Audit Committee shall be subject to their prior execution of the Statement of Consent to the Code of Ethics and the Disclosure and Securities Trading Policies adopted by the Company, as well as compliance with applicable legal requirements.

3rd Paragraph - The members of the Audit Committee, at their first meeting, shall elect the Chairman thereof, who shall comply with the resolutions of the body.

4th Paragraph - The Audit Committee may request the Company to appoint qualified staff to act as secretary and provide technical support.

Article ~~41~~ 40 - The Audit Committee shall be comprised of 3 (three) to 5 (five) members and an equal number of alternates, elected by the Shareholders’ Meeting, pursuant to law, with the duties, powers and remuneration provided by law.

1st Paragraph - The members of the Audit Committee shall be independent, and to this end, shall meet the following requirements: (i) not be or have been in the past three years, an employee or member of management of the Company or a subsidiary or a company under common control (ii) not receive any direct or indirect remuneration from the Company or a subsidiary or a company under common control, except the remuneration for being a member of the Audit Committee.

2nd Paragraph - The appointment of the members of the Audit Committee shall be subject to their prior execution of the Statement of Consent to the Code of Ethics and the Disclosure and Securities Trading Policies adopted by the Company, as well as compliance with applicable legal requirements.

3rd Paragraph - The members of the Audit Committee, at their first meeting, shall elect the Chairman thereof, who shall comply with the resolutions of the body.

4th Paragraph - The Audit Committee may request the Company to appoint qualified staff to act as secretary and provide technical support.

Adjustment of numbering. Wording unchanged. Wording unchanged. Wording unchanged. Wording unchanged.
Article 42 - The term of the members of the Audit Committee shall end at the first Ordinary Shareholders’ Meeting subsequent to its formation. .	Article ~~42~~ 41 - The term of the members of the Audit Committee shall end at the first Ordinary Shareholders’ Meeting subsequent to its formation.	Adjustment of numbering.

Article 43 - The Audit Committee shall meet, ordinarily, on a quarterly basis and extraordinarily when required, drawing up the minutes of these meetings in the proper book.

1st Paragraph - The meetings shall be convened by the Chairman of the Audit Committee or by 2 (two) of its members together.

2nd Paragraph - Audit Committee meetings shall be convened with the presence of a majority of its members and decisions shall be taken by majority vote of those present, the Chairman of the Committee having the casting vote in the event of a tie.

3rd Paragraph - The members of the Audit Committee may participate in the Shareholders’ Meetings by conference call, video conference or by any other means of communication that allows all members to see and/or hear each other. In this case, the members of the Audit Committee shall be considered present at the meeting and minutes shall be draw up to be signed by all individuals present by the next meeting.

Article ~~43~~ 42 - The Audit Committee shall meet, ordinarily, on a quarterly basis and extraordinarily when required, drawing up the minutes of these meetings in the proper book.

1st Paragraph - The meetings shall be convened by the Chairman of the Audit Committee or by 2 (two) of its members together.

2nd Paragraph - Audit Committee meetings shall be convened with the presence of a majority of its members and decisions shall be taken by majority vote of those present, the Chairman of the Committee having the casting vote in the event of a tie.

3rd Paragraph - The members of the Audit Committee may participate in the Shareholders’ Meetings by conference call, video conference or by any other means of communication that allows all members to see and/or hear each other. In this case, the members of the Audit Committee shall be considered present at the meeting and minutes shall be draw up to be signed by all individuals present by the next meeting.

Adjustment of numbering. Wording unchanged. Wording unchanged. Wording unchanged.
Article 44 - The members of the Audit Committee shall be replaced, in case of temporary absence or vacancy, by their alternates. .	Article ~~44~~ 43 - The members of the Audit Committee shall be replaced, in case of temporary absence or vacancy, by their alternates. .	Adjustment of numbering.

Article 45 - Besides cases of death, resignation, removal and others provided by law, the position is considered vacant when a member of the Audit Committee fails to appear without just cause at 2 (two) consecutive meetings or 3 (three) non-consecutive meetings in the fiscal year.

Sole Paragraph - In the event that there is a vacant position of in the Audit Committee and the alternate does not assume the position, the Shareholders’ Meeting will meet immediately to elect a replacement.

Article ~~45~~ 44 - Besides cases of death, resignation, removal and others provided by law, the position is considered vacant when a member of the Audit Committee fails to appear without just cause at 2 (two) consecutive meetings or 3 (three) non-consecutive meetings in the fiscal year.

Sole Paragraph - In the event that there is a vacant position of in the Audit Committee and the alternate does not assume the position, the Shareholders’ Meeting will meet immediately to elect a replacement.

Adjustment of numbering. Wording unchanged.
Article 46 - The same provisions of the 2nd Paragraph of Article 26 hereof shall apply to members of the Audit Committee.	Article ~~46~~ 45 - The same provisions of the 2nd Paragraph of Article ~~26~~ 25 hereof shall apply to members of the Audit Committee. .	Renumbering of Article and adjustment of cross-reference.

Article 47 - Sale of Control of the Company, either through a single transaction or a series of transactions, shall be undertaken pursuant to a condition precedent that the Purchaser undertakes to carry out a public offering to acquire the common shares of the other Company shareholders, subject to the conditions and terms set forth in applicable law and in these Bylaws, in order to ensure them equal treatment given to the Selling Controlling Shareholder.

Sole Paragraph - For the purposes hereof, the following capitalized terms below shall have the following meanings:

“Controlling Shareholder” - means the shareholder(s) or the Shareholder Group exercising Control over the Company.

“Selling Controlling Shareholder” - means the Controlling Shareholder that is procuring the Sale of Control of the Company.

“Controlling Shares” - means the tranche of shares that directly or indirectly assures to the holder(s) individual and/or shared Control of the Company.

“Outstanding Shares” - means all shares issued by the Company, except shares held by the Controlling Shareholder, held by persons related thereto, held by the Company’s management and treasury shares.

“Purchaser” - means the party to whom the Selling Controlling Shareholder transfers the Controlling Shares in a Sale of Company Control.

“Sale of Company Control” - means remunerated transfer of the Controlling Shares to a third party.

“Shareholder Group” - means the group of people: (i) bound by voting contracts or agreements of any kind, either directly or through subsidiaries, parent companies or under common control; or (ii) among which there is a control relationship; or (iii) under common control.

“Control” - means the power effectively used to direct corporate activities and directly or indirectly guide the operation of the Company’s bodies, in fact or in law, regardless of the equity interest held. There is a presumption regarding control ownership with regard to the party or Shareholder Group holding shares that has assured them an absolute majority of votes of the shareholders present in the 3 (three) recent shareholder meetings of the Company, even if they do not hold shares, to ensure an absolute majority of the voting capital.

“Economic Value” - means the value of the Company and of its shares, to be determined by a specialized company by using a recognized methodology or based on another criterion to be defined by the CVM.

Article ~~47~~ 46 - Sale of direct or indirect Control of the Company, either through a single transaction or a series of transactions, shall be undertaken pursuant to a condition precedent that the ~~Purchaser~~ purchaser of control undertakes to carry out a public offering to acquire ~~the common~~ shares of the other Company shareholders, ~~[~~with the aim to obtain shares issued by the Company held by the other shareholders~~]~~, subject to the conditions and terms set forth in applicable law ~~and in these Bylaws~~and in the regulations in effect and the Novo Mercado Requirements, in order to ensure them equal treatment given to the ~~Selling Controlling Shareholder~~seller.

~~Sole Paragraph - For the purposes hereof, the following capitalized terms below shall have the following meanings:~~

~~“Controlling Shareholder” - means the shareholder(s) or the Shareholder Group exercising Control over the Company.~~

~~“Selling Controlling Shareholder” - means the Controlling Shareholder that is procuring the Sale of Control of the Company.~~

~~“Controlling Shares” - means the tranche of shares that directly or indirectly assures to the holder(s) individual and/or shared Control of the Company.~~

~~“Outstanding Shares” - means all shares issued by the Company, except shares held by the Controlling Shareholder, held by persons related thereto, held by the Company’s management and treasury shares.~~

~~“Purchaser” - means the party to whom the Selling Controlling Shareholder transfers the Controlling Shares in a Sale of Company Control.~~

~~“Sale of Company Control” - means remunerated transfer of the Controlling Shares to a third party.~~

~~“Shareholder Group” - means the group of people: (i) bound by voting contracts or agreements of any kind, either directly or through subsidiaries, parent companies or under common control; or (ii) among which there is a control relationship; or (iii) under common control.~~

~~“Control” - means the power effectively used to direct corporate activities and directly or indirectly guide the operation of the Company’s bodies, in fact or in law, regardless of the equity interest held. There is a presumption regarding control ownership with regard to the party or Shareholder Group holding shares that has assured them an absolute majority of votes of the shareholders present in the 3 (three) recent shareholder meetings of the Company, even if they do not hold shares, to ensure an absolute majority of the voting capital.~~

~~“Economic Value” - means the value of the Company and of its shares, to be determined by a specialized company by using a recognized methodology or based on another criterion to be defined by the CVM.~~

Adjustment of the Bylaws to the provisions of the new Novo Mercado Regulation.

Article 48 - The public offering referred to in Article 47 above shall also be carried out: (i) when there is remunerated assignment of subscription rights of shares and other securities or rights related to securities convertible into shares, which will result in the Sale of Company Control; or (ii) in case of sale of control of the company that possesses Control of the Company, and in this case, the Selling Controlling Shareholder shall be required to declare the value assigned to the Company in this sale and attach documentation supporting this value to BM&FBOVESPA.

~~Article 48 - The public offering referred to in Article 47 above shall also be carried out: (i) when there is remunerated assignment of subscription rights of shares and other securities or rights related to securities convertible into shares, which will result in the Sale of Company Control; or (ii) in case of sale of control of the company that possesses Control of the Company, and in this case, the Selling Controlling Shareholder shall be required to declare the value assigned to the Company in this sale and attach documentation supporting this value to BM&FBOVESPA.~~

~~.~~

Adaptation of the Bylaws to the minimum statutory provisions required by the new Novo Mercado Regulation with respect to the change of control.

Article 49 - The party that acquires Control through a private agreement for the purchase of shares executed with the Controlling Shareholder, involving any number of shares, shall be required to:

(i)    conduct the public offering referred to under Article 47 above;

(ii)  pay, as indicated below, an amount equal to the difference between the public offering price and the amount paid per common share acquired on the stock exchange in the 6 (six) months prior to acquiring Control, duly adjusted for inflation until the date of payment. Such amount shall be distributed among all of the individuals who sold the Company’s common shares in the trading sessions in which the Purchaser made the acquisitions, in proportion to the net daily selling balance of each one, and BM&FBOVESPA shall implement the distribution, pursuant to its regulations; and

(iii)  take appropriate measures to restore the minimum percentage of 25% (twenty five percent) of the Company’s total outstanding shares, within the 6 (six) months following the acquisition of Control.

~~Article 49 - The party that acquires Control through a private agreement for the purchase of shares executed with the Controlling Shareholder, involving any number of shares, shall be required to:~~

~~(i)  conduct the public offering referred to under Article 47 above;~~

~~(i)  pay, as indicated below, an amount equal to the difference between the public offering price and the amount paid per common share acquired on the stock exchange in the 6 (six) months prior to acquiring Control, duly adjusted for inflation until the date of payment. Such amount shall be distributed among all of the individuals who sold the Company’s common shares in the trading sessions in which the Purchaser made the acquisitions, in proportion to the net daily selling balance of each one, and BM&FBOVESPA shall implement the distribution, pursuant to its regulations; and~~

~~(i)  take appropriate measures to restore the minimum percentage of 25% (twenty five percent) of the Company’s total outstanding shares, within the 6 (six) months following the acquisition of Control.~~

Adaptation of the Bylaws to the minimum statutory provisions required by the new Novo Mercado Regulation with respect to the change of control.

Article 50 - The Company shall not register any transfer of shares to the Purchaser or to those that may come to hold Control for so long as it (they) do not subscribe the Statement of Consent of the Controlling Shareholders referred to under the Level 1 Listing Regulations.

Article ~~50~~ 47 - The Company shall not register any transfer of shares to the ~~Purchaser~~ purchaser or to those that may come to hold c~~C~~ontrol for so long as it (they) do not subscribe the Statement of Consent of the Controlling Shareholders referred to under the Level 1 Listing Regulations.

Adjustment of numbering and adjustment for the proposal to exclude the defined terms of the Bylaws, in line with the provisions of the new Novo Mercado Regulation.

Article 51 - No shareholders’ agreement that provides for the exercise of Control may be registered at the Company’s headquarters for so long as its signatories have not signed the Statement of Consent of the Controlling Shareholders referred to under Level 1 Listing Regulations.

Sole Paragraph - A shareholders’ agreement on exercising voting rights that conflicts with the provisions hereof shall not be filed by the Company.

Article ~~51~~ 48 - No shareholders’ agreement that provides for the exercise of c~~C~~ontrol may be registered at the Company’s headquarters for so long as its signatories have not signed the Statement of Consent of the Controlling Shareholders referred to under Level 1 Listing Regulations.

Sole Paragraph - A shareholders’ agreement on exercising voting rights that conflicts with the provisions hereof shall not be filed by the Company.

Adjustment of numbering and adjustment for the proposal to exclude the defined terms of the Bylaws, in line with the provisions of the new Novo Mercado Regulation. Wording unchanged.

Article 52 - In the public offering of shares to be carried out by the Controlling Shareholder or by the Company for cancellation of public company registration, the minimum price to be offered shall correspond to the Economic Value determined in the valuation report prepared pursuant of Article 54 hereof, subject to applicable laws and regulations.

~~Article 52 - In the public offering of shares to be carried out by the Controlling Shareholder or by the Company for cancellation of public company registration, the minimum price to be offered shall correspond to the Economic Value determined in the valuation report prepared pursuant of Article 54 hereof, subject to applicable laws and regulations.~~

Article ~~53~~ 49 - The cancellation of the registration as a publicly-held company must be preceded by a public offering for the acquisition of shares, at a fair price, which shall comply with the procedures and requirements established in the Brazilian Corporation Law and in the regulations issued by the CVM regarding public offerings for the acquisition of actions for cancellation of registration as a publicly-held company.

Adjustment of the Bylaws to the best practices of corporate governance in line with the provisions of the new Novo Mercado Regulation with respect to the cancellation of registration as a publicly-held company.

Article 53 - If there is a decision to delist from the Level 1 Corporate Governance so that the securities issued thereby start to be traded outside Level 1 Corporate Governance, or due to corporate restructuring, in which the company resulting from such restructuring does not have its securities admitted to trading at Level 1 Corporate Governance within 120 (one hundred twenty) days from the date of the Shareholders’ Meeting approving the transaction, the Controlling Shareholder shall carry out a public offering of the common shares held by the remaining shareholders of the Company, for at least the Economic Value determined in a valuation report prepared pursuant to Article 54, in compliance with legal and regulatory rules.

1st Paragraph - The announcement of the public offering referred to in Articles 47 and 53 above shall be communicated to BM&FBOVESPA and disclosed to the market immediately after the Company’s Shareholders’ Meeting that has approved the delisting or approved such restructuring.

2nd Paragraph - The Controlling Shareholder shall be exempted from carrying out the public offering for acquisition of common shares referred to under the heading of this Article if the Company is delisted from Level 1 Corporate Governance due to the execution of the Company’s participation contract in the special BM&FBOVESPA segment known as Level 2 Corporate Governance (“Level 2”) or in the Novo Mercado (“Novo Mercado”) or if the company resulting from corporate restructuring obtains authorization to trade securities at Level 2 or in the Novo Mercado within 120 (one hundred twenty) days from the date of the Shareholders’ Meeting that approved the transaction.

~~Article 53 If there is a decision to delist from the Level 1 Corporate Governance so that the securities issued thereby start to be traded outside Level 1 Corporate Governance, or due to corporate restructuring, in which the company resulting from such restructuring does not have its securities admitted to trading at Level 1 Corporate Governance within 120 (one hundred twenty) days from the date of the Shareholders’ Meeting approving the transaction, the Controlling Shareholder shall carry out a public offering of the common shares held by the remaining shareholders of the Company, for at least the Economic Value determined in a valuation report prepared pursuant to Article 54, in compliance with legal and regulatory rules.~~

Article 50 - The Company's exit from Level 1 of Corporate Governance, either voluntarily, compulsorily or by virtue of a corporate reorganization, must be preceded by a public offering for the acquisition of shares that complies with the procedures set forth in the regulations issued by the CVM regarding public offerings for the acquisition of actions for cancellation of registration as a publicly-held company and the following requirements:

   I.                 the offered price must be fair, therefore, it is possible the request for a new evaluation of the Company, in the form established in Article 4-A of Law 6,404 / 76; and

 II.                 shareholders holding more than 1/3 (one-third) of the outstanding shares must accept the public offering for acquisition of shares or expressly agree to exit the segment without selling the shares.

1st Paragraph ~~-~~– For the purposes of article 50, item II, of these Bylaws, outstanding shares are considered to be only those shares whose holders expressly agree to exit Level 1 or qualify for the auction of the public tender offer, pursuant to regulation published by the CVM applicable to the public offers of acquisition of publicly-held company for cancellation of registration.

2nd Paragraph - ~~For the purposes of article 50, item II, of these Bylaws, outstanding shares are considered to be only those shares whose holders expressly agree to exit Level 1 or qualify for the auction of the public tender offer, pursuant to regulation published by the CVM applicable to the public offers of acquisition of publicly-held company for cancellation of registration.~~ If the quorum mentioned in item II of the caput is reached: (i) the acceptors of the public offering for acquisition of shares may not be subject to apportionment in the sale of their participation, observing the procedures for exemption from the limits set forth in the regulations issued by the CVM (ii) the offeror will be obliged to acquire remaining outstanding shares for a period of one (1) month, counted from the date of the auction, for the final price of the public offering for the acquisition of shares, updated until the effective payment date, in accordance with the notice and regulations in force, which shall occur no later than fifteen (15) days as of the date of the exercise of the faculty by the shareholder.

3rd Paragraph - The announcement of the public offering referred to in this Article~~s 47~~ 45 ~~and 53 above~~ shall be communicated to ~~BM&FBOVESPA~~B3 and disclosed to the market immediately after the Company’s Shareholders’ Meeting that has approved the delisting or approved such restructuring.

~~2nd~~ 4th Paragraph - ~~The Controlling Shareholder shall be exempted from~~The carrying out the public offering for acquisition of ~~common~~ shares referred to under the heading of this Article shall be dismissed if the Company is delisted from Level 1 Corporate Governance due to the execution of the Company’s participation contract in the special B~~M&FBOVESPA~~3 segment known as Level 2 Corporate Governance (“Level 2”) or in the Novo Mercado (“Novo Mercado”) or if the company resulting from corporate restructuring obtains authorization to trade securities at Level 2 or in the Novo Mercado within 120 (one hundred twenty) days from the date of the Shareholders’ Meeting that approved the transaction.

In order to update the Bylaws to the best corporate governance practices, this article and its paragraphs have been amended in line with the rules set forth in the Novo Mercado Regulation for the case of exit from the special listing segment. As such, the article now provides for, among other changes, a public offering at fair value, in compliance with the procedures set forth in the regulations issued by the CVM on public offers for cancellation of registration.

In addition, numbering and cross reference adjustments were made, as well as adjustments for the new corporate name of  BM&FBovespa S.A. - Bolsa de Valores, Mercadorias e Futuros,  which was renamed B3 S.A. - Brasil, Bolsa, Balcão.

Article ~~54~~ 51 Voluntary withdrawal from Level 1 may occur independently of the public offering mentioned in Article 50 above, in the event of a waiver approved at a General Meeting, subject to the following requirements:

   I.                 The General Meeting referred to in herein must be installed in the first call with the attendance of shareholders representing at least 2/3 (two thirds) of the total shares outstanding;

 II.                 If the quorum of item I is not reached, the General Meeting may be installed on second call, with the presence of any number of shareholders holding shares in circulation; and

III.                 The resolution on the exemption from realization of the public offer must occur by a majority of the votes of the shareholders holding outstanding shares present at the General Meeting.

Inclusion of a provision to foresee the possibility of exemption from conducting the public offering for the exitfrom Level 1, provided for in the new Article 50, in line with the provisions of the Novo Mercado Regulation about  the exit from the segment.

Article 52 -In the event of the sale of the Company's control in the 12 (twelve) months following its exit from Level 1, the seller and the acquirer must, jointly and severally, (i) carry out a public tender offer for the shares issued by the Company by the other shareholders on the date of the exit or settlement of the public offer for exit from Level 1, at the price and under the conditions obtained by the seller, duly updated; or (ii) pay such shareholders the difference, if any, between the price of the public offering of shares accepted by such shareholders and the price obtained by the controlling shareholder in the disposal of its own shares.

Paragraph 1 - For the purpose of applying the obligations set forth in the caput of this Article, the same rules applicable to the sale of control provided for in Articles 46 to 48 of these Bylaws must be observed.

Paragraph 2 - The Company and the controlling shareholder are obligated to record in the Company's Share Registration Book, in relation to shares owned by the controlling shareholder, which obliges the acquirer of the control to comply with the rules set forth in this Article within a maximum period of thirty ) days counted from the disposal of the shares.

Included article, in line with the provisions of the Novo Mercado Regulation, with the purpose of improving the corporate governance rules adopted by the Company.

Article 54 - The valuation reports referred to in this Article shall be prepared by a specialized company with proven experience and independent from any power of decision by the Company, its managers and Controlling Shareholder, in addition to meeting the requirements of the 1st Paragraph of Article 8 of the Corporate Law and includes the responsibility provided for in the 6th Paragraph of the same Article.

1st Paragraph. The choice of the specialized institution or company responsible for determining the Company’s Economic Value shall be made solely at the Shareholders’ Meeting, upon presentation by the Board of Directors of a list of three names, and the respective resolution, not considering blank votes, and considering one vote for each common share, shall be taken by majority vote of the shareholders representing the Outstanding Shares present at that Shareholders’ Meeting, which, if convened upon first call, shall require the presence of shareholders representing at least 20% (twenty percent) of the total Outstanding Shares, or, if when call a second time, may have the presence of any number of shareholders representing the Outstanding Shares.

2nd Paragraph. The costs for preparing the valuation report shall be fully borne by the offering party.

~~Article 54~~ - ~~The valuation reports referred to in this Article shall be prepared by a specialized company with proven experience and independent from any power of decision by the Company, its managers and Controlling Shareholder, in addition to meeting the requirements of the 1st Paragraph of Article 8 of the Corporate Law and includes the responsibility provided for in the 6th Paragraph of the same Article.~~

~~1st Paragraph. The choice of the specialized institution or company responsible for determining the Company’s Economic Value shall be made solely at the Shareholders’ Meeting, upon presentation by the Board of Directors of a list of three names, and the respective resolution, not considering blank votes, and considering one vote for each common share, shall be taken by majority vote of the shareholders representing the Outstanding Shares present at that Shareholders’ Meeting, which, if convened upon first call, shall require the presence of shareholders representing at least 20% (twenty percent) of the total Outstanding Shares, or, if when call a second time, may have the presence of any number of shareholders representing the Outstanding Shares.~~

~~2nd Paragraph. The costs for preparing the valuation report shall be fully borne by the offering party.~~

Excluded article, in line with the provisions of the new Novo Mercado Regulation, which adopted the concept of fair value instead of the concept of economic value, and excluded the rules and procedures related to the appraisal report for verification of economic value.

Article 55 - In the event there is no Controlling Shareholder, if there is a decision to delist from the Level 1 Corporate Governance so that the securities issued thereby start to be traded outside Level 1 Corporate Governance, or due to corporate restructuring, in which the company resulting from such restructuring does not have its securities admitted to trading at Level 1 Corporate Governance within 120 (one hundred twenty) days from the date the Shareholders’ Meeting approved the transaction, the delisting will be contingent on the public offering of shares on the same terms provided for in Article 53 above, except as provided in 2nd Paragraph of Article 53 above.

1st Paragraph. Such Shareholders’ Meeting shall define those responsible for the public offering of shares, and such responsible parties must be in attendance at the Shareholders’ Meeting and shall expressly assume the obligation to make the offer.

2nd Paragraph. If those responsible for the public offering of shares have not been defined, in the case of corporate restructuring in which the resulting company does not have its securities admitted to trading on Level 1 Corporate Governance, the shareholders who voted for the corporate restructuring shall conduct such offering.

~~Article 55 - In the event there is no Controlling Shareholder, if there is a decision to delist from the Level 1 Corporate Governance so that the securities issued thereby start to be traded outside Level 1 Corporate Governance, or due to corporate restructuring, in which the company resulting from such restructuring does not have its securities admitted to trading at Level 1 Corporate Governance within 120 (one hundred twenty) days from the date the Shareholders’ Meeting approved the transaction, the delisting will be contingent on the public offering of shares on the same terms provided for in Article 53 above, except as provided in 2nd Paragraph of Article 53 above.~~

~~1st Paragraph. Such Shareholders’ Meeting shall define those responsible for the public offering of shares, and such responsible parties must be in attendance at the Shareholders’ Meeting and shall expressly assume the obligation to make the offer.~~

~~2nd Paragraph. If those responsible for the public offering of shares have not been defined, in the case of corporate restructuring in which the resulting company does not have its securities admitted to trading on Level 1 Corporate Governance, the shareholders who voted for the corporate restructuring shall conduct such offering.~~

In order to improve the corporate governance practices adopted by the Company, this article and its paragraphs were excluded, in order to adapt the Bylaws, to the extent possible, to the new rules of the Novo Mercado Regulation for the scenario of exit from the special listing segment. The rules for Level 1 Exit are set out in the new Articles 50 and 51 of this proposal.

Article 56. The delisting of the Company from Level 1 Corporate Governance due to noncompliance with the obligations of Level 1 Listing Regulations is subject to a public offering of shares for at least the Economic Value of the shares, to be determined in a valuation report referred to in Article 54 hereof, subject to the applicable laws and regulations.

1st Paragraph. The Controlling Shareholder shall conduct the public offering for acquisition of shares under the heading of this Article.

2nd Paragraph. In the event there is no Controlling Shareholder and if the Company is delisted from Level 1 Corporate Governance because of breach of the obligations under the Level 1 Listing Regulations, by resolution at the Shareholders’ Meeting, the public offering of shares shall be conducted by the shareholders that voted in favor of the resolution that led to the breach.

3rd Paragraph. In the event there is no Controlling Shareholder and the delisting from the Level 1 Corporate Governance referred to in the first paragraph hereof takes place by an act or fact of management, members of the Company’s management shall convene a Shareholders’ Meeting pursuant to Article 123 of the Corporate Law, to make the necessary decisions, the agenda of which shall include deliberation on how to remedy the breach of the obligations under the Level 1 Regulations or, where appropriate, to deliberate on delisting the Company from Level 1 Corporate Governance.

4th Paragraph. If the Shareholders’ Meeting mentioned in the 3rd paragraph above deliberates on the Company being delisted from Level 1 Corporate Governance, such Shareholders’ Meeting shall define those responsible for the public offering of shares referred to above, who shall be in attendance at the Shareholders’ Meeting and shall expressly undertake the obligation to conduct the offering.

~~Article 56. The delisting of the Company from Level 1 Corporate Governance due to noncompliance with the obligations of Level 1 Listing Regulations is subject to a public offering of shares for at least the Economic Value of the shares, to be determined in a valuation report referred to in Article 54 hereof, subject to the applicable laws and regulations.~~

~~1st Paragraph. The Controlling Shareholder shall conduct the public offering for acquisition of shares under the heading of this Article.~~

~~2nd Paragraph. In the event there is no Controlling Shareholder and if the Company is delisted from Level 1 Corporate Governance because of breach of the obligations under the Level 1 Listing Regulations, by resolution at the Shareholders’ Meeting, the public offering of shares shall be conducted by the shareholders that voted in favor of the resolution that led to the breach.~~

~~3rd Paragraph. In the event there is no Controlling Shareholder and the delisting from the Level 1 Corporate Governance referred to in the first paragraph hereof takes place by an act or fact of management, members of the Company’s management shall convene a Shareholders’ Meeting pursuant to Article 123 of the Corporate Law, to make the necessary decisions, the agenda of which shall include deliberation on how to remedy the breach of the obligations under the Level 1 Regulations or, where appropriate, to deliberate on delisting the Company from Level 1 Corporate Governance.~~

~~4th Paragraph. If the Shareholders’ Meeting mentioned in the 3rd paragraph above deliberates on the Company being delisted from Level 1 Corporate Governance, such Shareholders’ Meeting shall define those responsible for the public offering of shares referred to above, who shall be in attendance at the Shareholders’ Meeting and shall expressly undertake the obligation to conduct the offering.~~

In order to improve the corporate governance practices adopted by the Company, this article and its paragraphs were excluded, in  order to adapt the Bylaws, to the extent possible, to the new rules of the Novo Mercado Regulation for the scenario of exit from the special listing segment. The rules for Level 1 Exit are set out in the new Articles 50 and 51 of this proposal.

Article 57 - The creation of a single public offering of shares is permitted for more than one of the purposes specified in this Article or in the regulations issued by the CVM, provided that it is possible to tailor the procedures of all modalities of the public offering of shares, the parties receiving the offer are not prejudiced and authorization is obtained from the CVM when required by applicable law..

~~Article 57 - The creation of a single public offering of shares is permitted for more than one of the purposes specified in this Article or in the regulations issued by the CVM, provided that it is possible to tailor the procedures of all modalities of the public offering of shares, the parties receiving the offer are not prejudiced and authorization is obtained from the CVM when required by applicable law.~~

Article excluded, in order to adapt the Bylaws, to the extent possible, to the current rules of the new Novo Mercado Regulation for public offers.

Article 58 - The Company, in the event of a voluntary public offering of shares, or the shareholders, in cases where they are responsible for conducting a public offering of shares provided for herein or in the regulations issued by the CVM, may ensure its execution by any shareholder or third party. The Company or the shareholder, as applicable, is not exempt from the obligation to make the public offering of shares until it is concluded, in compliance with applicable rules.

Article ~~58~~ 53 - The Company, in the event of a voluntary public offering of shares, or the shareholders, in cases where they are responsible for conducting a public offering of shares provided for herein or in the regulations issued by the CVM, may ensure its execution by any shareholder or third party. The Company or the shareholder, as applicable, is not exempt from the obligation to make the public offering of shares until it is concluded, in compliance with applicable rules.

Adjustment of numbering.

Article 59 - The fiscal year coincides with the calendar year, starting on January 1 and ending on December 31 of each year, and the Board of Executive Officers at the end of each year shall prepare the Balance Sheet and other financial statements as required by law.

Article ~~59~~ 54 - The fiscal year coincides with the calendar year, starting on January 1 and ending on December 31 of each year, and the Board of Executive Officers at the end of each year shall prepare the Balance Sheet and other financial statements as required by law.

Adjustment of numbering.

Article 60 - The Board of Directors shall present in the Shareholders’ Meeting, together with the financial statements, the proposal for the allocation of the net income of the fiscal year, as set forth by the provisions herein and the law.

Sole Paragraph - 25% (twenty-five percent) of the adjusted net income shall be mandatorily distributed as dividends, as set forth in Article 62 below.

Article ~~60~~ 55 - The Board of Directors shall present in the Shareholders’ Meeting, together with the financial statements, the proposal for the allocation of the net income of the fiscal year, as set forth by the provisions herein and the law.

Sole Paragraph - 25% (twenty-five percent) of the adjusted net income shall be mandatorily distributed as dividends, as set forth in Article ~~62~~ 57 below.

Adjustment of numbering and cross-references.

Article 61 - Dividends shall be paid first to the preferred shareholders up to the predetermined limit, subsequently, common shareholders shall be paid up to the amount paid on preferred shares; the balance shall be apportioned for all the shares, under equal conditions.

Article ~~61~~ 56 - Dividends shall be paid first to the preferred shareholders up to the predetermined limit, subsequently, common shareholders shall be paid up to the amount paid on preferred shares; the balance shall be apportioned for all the shares, under equal conditions.

Adjustment of numbering.

Article 62 - After subtracting the accumulated losses from the reserve for payment of income tax and, if applicable, the reserve for management’s stake in the annual earnings, net income will be allocated as follows:

a)    5% (five percent) of net income will be allocated to the legal reserve until it reaches 20% (twenty percent) of the capital stock;

b)    a portion corresponding to at least 25% (twenty five percent) of the adjusted net income in accordance with Article 202, item I of the Corporate Law, shall be used to pay mandatory dividends to shareholders, offsetting the semi-annual and interim dividends that have been declared;

c)    by proposal of the management bodies, a portion corresponding to up to 75% (seventy five percent) of the adjusted net income in accordance with Article 202, item I of the Corporate Law, shall be used to form the Equity Replenishment Reserve, in order to replenish the capital and equity position of the Company, in order to allow for investments and debt reduction; and

d)    the remaining balance will be allocated as approved by the Shareholders’ Meeting.

Sole Paragraph - The balance of the Equity Replenishment Reserve, added to the balances of the other profit reserves, except the realizable profit reserves and reserves for contingencies, may not exceed 100% (one hundred percent) of the capital stock and upon reaching this limit, the Shareholders’ Meeting may deliberate on the use of excess to increase capital stock or on the distribution of dividends.

Article ~~62~~ 57 - After subtracting the accumulated losses from the reserve for payment of income tax and, if applicable, the reserve for management’s stake in the annual earnings, net income will be allocated as follows:

a)        5% (five percent) of net income will be allocated to the legal reserve until it reaches 20% (twenty percent) of the capital stock;

b)        a portion corresponding to at least 25% (twenty five percent) of the adjusted net income in accordance with Article 202, item I of the Corporate Law, shall be used to pay mandatory dividends to shareholders, offsetting the semi-annual and interim dividends that have been declared;

c)        by proposal of the management bodies, a portion corresponding to up to 75% (seventy five percent) of the adjusted net income in accordance with Article 202, item I of the Corporate Law, shall be used to form the Equity Replenishment Reserve, in order to replenish the capital and equity position of the Company, in order to allow for investments and debt reduction; and

d)        the remaining balance will be allocated as approved by the Shareholders’ Meeting.

Sole Paragraph - The balance of the Equity Replenishment Reserve, added to the balances of the other profit reserves, except the realizable profit reserves and reserves for contingencies, may not exceed 100% (one hundred percent) of the capital stock and upon reaching this limit, the Shareholders’ Meeting may deliberate on the use of excess to increase capital stock or on the distribution of dividends.

Adjustment of numbering. Wording unchanged.

Article 63 - The Company may, by resolution of the Board of Directors, pay or credit, as dividends, interest on capital pursuant to Article 9, paragraph 7, of Law No. 9,249, dated 12/26/95. The interest paid will be offset against the amount of the mandatory minimum annual dividend due both to shareholders of common shares and of preferred shares.

1st Paragraph - The dividends and interest on capital covered by the first paragraph of this section will be paid at the times and in the manner specified by the Board of Executive Officers, and any amounts that are not claimed within 3 (three) years after the date of the commencement of payouts shall escheat to the company.

2nd Paragraph - The Board of Directors may authorize the Board of Executive Officers to deliberate on the matter of the first paragraph of this Article.

Article ~~63~~ 58 - The Company may, by resolution of the Board of Directors, pay or credit, as dividends, interest on capital pursuant to Article 9, paragraph 7, of Law No. 9,249, dated 12/26/95. The interest paid will be offset against the amount of the mandatory minimum annual dividend due both to shareholders of common shares and of preferred shares.

1st Paragraph - The dividends and interest on capital covered by the first paragraph of this section will be paid at the times and in the manner specified by the Board of Executive Officers, and any amounts that are not claimed within 3 (three) years after the date of the commencement of payouts shall escheat to the company.

2nd Paragraph - The Board of Directors may authorize the Board of Executive Officers to deliberate on the matter of the first paragraph of this Article.

Adjustment of numbering. Wording unchanged. Wording unchanged.

Article 64 - The Company, by resolution of the Board of Directors may, within the legal limits:

(i)    prepare semiannual or shorter period balance sheets and, based thereon, declare dividends; and

(ii)  declare interim dividends from retained earnings or profit reserves in the most recent annual or semiannual balance sheet..

Article ~~64~~ 59 - The Company, by resolution of the Board of Directors may, within the legal limits:

(i)         prepare semiannual or shorter period balance sheets and, based thereon, declare dividends; and

(ii)       declare interim dividends from retained earnings or profit reserves in the most recent annual or semiannual balance sheet.

Adjustment of numbering.

Article 65 - The Company may, by resolution of the Shareholders’ Meeting, within the legal limits and as specified under the Corporate Law, offer profit sharing to its management and employees.

Sole Paragraph - The Company may, by resolution of the Board of Directors, offer profit sharing to workers, as provided by Law No. 10,101/2000.

Article ~~65~~ 60 - The Company may, by resolution of the Shareholders’ Meeting, within the legal limits and as specified under the Corporate Law, offer profit sharing to its management and employees.

Sole Paragraph - The Company may, by resolution of the Board of Directors, offer profit sharing to workers, as provided by Law No. 10,101/2000.

Adjustment of numbering. Wording unchanged.

Article 66 - The Company will be dissolved, entering into liquidation, in the cases provided for by law or by resolution of the Shareholders’ Meeting, which will determine the manner of liquidation and will elect the liquidator and the audit committee for the liquidation period, establishing the respective fees thereof.

Article ~~66~~ 61 - The Company will be dissolved, entering into liquidation, in the cases provided for by law or by resolution of the Shareholders’ Meeting, which will determine the manner of liquidation and will elect the liquidator and the audit committee for the liquidation period, establishing the respective fees thereof.

.

Adjustment of numbering.

Article 67 - The Company’s corporate bodies shall, within the scope of their duties, take all measures necessary to prevent the company from being barred, for breach of the provisions of Article 68 of Law No. 9,472, and its regulations, from directly or indirectly operating telecommunication service concessions or licenses.

Article ~~67~~ 62 - The Company’s corporate bodies shall, within the scope of their duties, take all measures necessary to prevent the company from being barred, for breach of the provisions of Article 68 of Law No. 9,472, and its regulations, from directly or indirectly operating telecommunication service concessions or licenses.

Adjustment of numbering.

Article 68 - The Company, its shareholders, managers and members of the Audit Committee undertake to resolve through arbitration, before the Market Arbitration Chamber (Câmara de Arbitragem do Mercado), any and all disputes that may arise between them, related to or arising from, in particular, the application, validity, effectiveness, interpretation, breach and its effects of the provisions of the Corporate Law , the Company’s Bylaws, the rules issued by the National Monetary Council, the Central Bank of Brazil and the CVM, as well as other rules applicable to the capital markets in general, besides those included in Level 1 Rules, Arbitration Rules, Sanction Rules and the Participation Agreement in Level 1 Corporate Governance.

Sole Paragraph - Notwithstanding the validity of this arbitration clause, the filing of emergency measures by the Parties, prior to formation of the Arbitral Tribunal, shall be referred to the Support Arbitrator, pursuant to item 5.1 of the Arbitration Rules of the Market Arbitration Chamber.

Article ~~68~~ 63 - The Company, its shareholders, managers and members of the Audit Committee undertake to resolve through arbitration, before the Market Arbitration Chamber (Câmara de Arbitragem do Mercado), any and all disputes that may arise between them, related to or arising from, in particular, the application, validity, effectiveness, interpretation, breach and its effects of the provisions of the Corporate Law , the Company’s Bylaws, the rules issued by the National Monetary Council, the Central Bank of Brazil and the CVM, as well as other rules applicable to the capital markets in general, besides those included in Level 1 Rules, Arbitration Rules, Sanction Rules and the Participation Agreement in Level 1 Corporate Governance.

Sole Paragraph - Notwithstanding the validity of this arbitration clause, the filing of emergency measures by the Parties, prior to formation of the Arbitral Tribunal, shall be ~~referred~~ submitted to the ~~[Support Arbitrator~~Legal Department~~]~~, ensuring that the chosen forum for such measuring is that of the District of the State of Rio de Janeiro.~~pursuant to item 5.1 of the Arbitration Rules of the Market Arbitration Chamber.~~

Adjustment of numbering.

The purpose of the proposed amendment is to adapt the paragraph to the provisions of article 22-A of the Arbitration Law, with the wording brought about by Law No. 13,129/2015.

Article 69 - Exceptionally, the members of the Board of Directors elected on the date of approval hereof by the Company’s Shareholders’ Meeting shall have a combined term of office until the Annual Shareholders’ Meeting approves the financial statements for the year ended December 31, 2017. As of such Meeting, the term of the Board of Directors, even if re-elected, shall be the one set out under Article 23 hereof.

Article ~~69~~ 64 - Exceptionally, notwithstanding Article 24 of these bylaws, the ~~members~~ New ~~of the~~ Board of Directors elected as provided for in Clause 9.3 of the Company's Judicial Reorganization Plan approved at the General Meeting of Creditors held on December 19 and 20, 2017 and ratified by the 7th Corporate Court of the Capital District of the State of Rio de Janeiro by decision rendered on January 8, 2018 and published on February 5, 2018 ("Plan"), shall be composed entirely by Independent Directors, pursuant to Clause 9.3.1 of the Plan.~~on the date of approval hereof by the Company’s Shareholders’ Meeting shall have a combined term of office until the Annual Shareholders’ Meeting approves the financial statements for the year ended December 31, 2017. As of such Meeting, the term of the Board of Directors, even if re-elected, shall be the one set out under Article 23 hereof.~~

Article excluded as it was a transitional provision and is no longer in force. .

Article 64 - Exceptionally, notwithstanding Article 24 of these bylaws, the New Board of Directors elected as provided for in Clause 9.3 of the Company's Judicial Reorganization Plan approved at the General Meeting of Creditors held on December 19 and 20, 2017 and ratified by the 7th Corporate Court of the Capital District of the State of Rio de Janeiro by decision rendered on January 8, 2018 and published on February 5, 2018 ("Plan"), shall be composed entirely by Independent Directors, pursuant to Clause 9.3.1 of the Plan.

Article included to transitionally adapt the Bylaws to the provisions of the Company's Judicial Reorganization Plan with respect to the composition of the New Board of Directors, pursuant to Clause 9.3 of such Plan.

Article 70 - Exceptionally, the members of the Board of Executive Officers elected at the first Meeting of the Board of Directors held after the date of approval hereof by the Company’s Shareholders’ Meeting, shall have a combined term of office until the first meeting of the Board of Directors to be held after the Annual Shareholders’ Meeting to approve the financial statements for the year ended December 31, 2017. As of such meeting, the term of office of the members of the Board of Executive Officers, even if re-elected, will be that which is set out under Article 35, 2nd Paragraph hereof.

Sole Paragraph - Until the Ordinary Shareholders’ Meeting that approves the financial statements for the year ended December 31, 2017, the quorum for the removal of members of the Board shall be majority of the Board of Directors.

~~Article 70 - Exceptionally, the members of the Board of Executive Officers elected at the first Meeting of the Board of Directors held after the date of approval hereof by the Company’s Shareholders’ Meeting, shall have a combined term of office until the first meeting of the Board of Directors to be held after the Annual Shareholders’ Meeting to approve the financial statements for the year ended December 31, 2017. As of such meeting, the term of office of the members of the Board of Executive Officers, even if re-elected, will be that which is set out under Article 35, 2nd Paragraph hereof.~~

~~Sole Paragraph - Until the Ordinary Shareholders’ Meeting that approves the financial statements for the year ended December 31, 2017, the quorum for the removal of members of the Board shall be majority of the Board of Directors.~~

Article excluded as it was a transitional provision and is no longer in force.

Article 71 - The amendment of the Company’s Bylaws approved at the Shareholders’ Meeting held on September 1, 2015 aims to achieve, earlier than planned, the adoption of high levels of corporate governance practices by Oi, as well as the dispersion of voting rights, in line with the governance commitments made to the market, given that Oi shall continue pursuing the migration of its shareholder base to the Novo Mercado segment of BM&FBOVESPA, always in accordance with desirability and social interest.

~~Article 71 - The amendment of the Company’s Bylaws approved at the Shareholders’ Meeting held on September 1, 2015 aims to achieve, earlier than planned, the adoption of high levels of corporate governance practices by Oi, as well as the dispersion of voting rights, in line with the governance commitments made to the market, given that Oi shall continue pursuing the migration of its shareholder base to the Novo Mercado segment of BM&FBOVESPA, always in accordance with desirability and social interest.~~

Article excluded as it dealt specifically with the bylaws reform that occured in September 2015 and this Bylaws proposal still has several provisions that reflect  the rules of the Novo Mercado Regulation.

Article 72 - Any shareholder of the Company or group of shareholders representing a common interest or bound by a voting agreement that holds or may holds at any time, individually or together, a stake of more than 15% (fifteen percent) of the number of shares into which the voting capital stock of Company is divided, subject to the provisions of 1st Paragraph below, will have their voting rights limited to 15% (fifteen percent) of the number of shares of the Company in which the voting capital stock is divided.

1st Paragraph - The voting restriction provided for under this Article shall be considered terminated and will immediately and irrevocably cease to have any effect with respect to a Company shareholder exercising voting rights, in any of the following cases:

(i)   if, as a result of one or more transactions to increase its capital stock, whether public or private, or a corporate restructuring transaction, there is a dilution of the existing shareholder base on the date of approval hereof, greater than 50% (fifty percent), i.e. when the number of new shares issued in capital increases by private or public subscription is equal to or greater than the number of shares issued on this date (adjusted for any stock splits, reverse splits or similar events);

(ii)  if, as a result of a public offering aiming to acquire all of the Company’s outstanding shares and in which the offering party acquires at least 20% of the outstanding shares, the respective offering party or group of shareholders representing the same interest or bound by a voting agreement to the offering party, starts to hold, alone or together, more than 50% (fifty percent) of the number of shares in which the voting capital stock of the Company is divided; or

(iii) if, at any time, no shareholder of the Company or group of shareholders representing the same interest or bound by a voting agreement, individually or together, holds more than 15% (fifteen percent) of the number of shares in which the voting capital stock of the Company is divided.

2nd Paragraph - In any of the cases of the 1st Paragraph, the administration will disclose a Material Fact, notifying the market of the termination of the limitation provided in this Article 72.

3rd Paragraph - The restriction set forth in the first paragraph of this Article does not apply to the custodian of shares that have deposited for the purpose of issuing certificates or representative deposits of these shares, but does apply to the holders of certificates or representative deposits of the shares issued by the Company.

4th Paragraph - Votes exceeding the limit established in this Article shall not be calculated in the Shareholders’ Meeting.

5th Paragraph - In calculating the percentage provided for in the first paragraph of this Article, shares held by the shares held by the following parties shall be considered as belonging to the shareholder: (a) third parties in their own name but on behalf of the shareholder; (b) a parent company, subsidiary, affiliate, or under common control of the shareholder; (c) holders of voting rights with whom the shareholder has signed an agreement for the exercise thereof; or (d) members of the administrative and supervisory bodies of the shareholder.

~~Article 72 - Any shareholder of the Company or group of shareholders representing a common interest or bound by a voting agreement that holds or may holds at any time, individually or together, a stake of more than 15% (fifteen percent) of the number of shares into which the voting capital stock of Company is divided, subject to the provisions of 1st Paragraph below, will have their voting rights limited to 15% (fifteen percent) of the number of shares of the Company in which the voting capital stock is divided.~~

~~1st Paragraph - The voting restriction provided for under this Article shall be considered terminated and will immediately and irrevocably cease to have any effect with respect to a Company shareholder exercising voting rights, in any of the following cases:~~

~~(i) if, as a result of one or more transactions to increase its capital stock, whether public or private, or a corporate restructuring transaction, there is a dilution of the existing shareholder base on the date of approval hereof, greater than 50% (fifty percent), i.e. when the number of new shares issued in capital increases by private or public subscription is equal to or greater than the number of shares issued on this date (adjusted for any stock splits, reverse splits or similar events);~~

~~(ii) if, as a result of a public offering aiming to acquire all of the Company’s outstanding shares and in which the offering party acquires at least 20% of the outstanding shares, the respective offering party or group of shareholders representing the same interest or bound by a voting agreement to the offering party, starts to hold, alone or together, more than 50% (fifty percent) of the number of shares in which the voting capital stock of the Company is divided; or~~

~~(iii) if, at any time, no shareholder of the Company or group of shareholders representing the same interest or bound by a voting agreement, individually or together, holds more than 15% (fifteen percent) of the number of shares in which the voting capital stock of the Company is divided.~~

~~2nd Paragraph - In any of the cases of the 1st Paragraph, the administration will disclose a Material Fact, notifying the market of the termination of the limitation provided in this Article 72.~~

~~3rd Paragraph - The restriction set forth in the first paragraph of this Article does not apply to the custodian of shares that have deposited for the purpose of issuing certificates or representative deposits of these shares, but does apply to the holders of certificates or representative deposits of the shares issued by the Company.~~

~~4th Paragraph - Votes exceeding the limit established in this Article shall not be calculated in the Shareholders’ Meeting.~~

~~5th Paragraph - In calculating the percentage provided for in the first paragraph of this Article, shares held by the shares held by the following parties shall be considered as belonging to the shareholder: (a) third parties in their own name but on behalf of the shareholder; (b) a parent company, subsidiary, affiliate, or under common control of the shareholder; (c) holders of voting rights with whom the shareholder has signed an agreement for the exercise thereof; or (d) members of the administrative and supervisory bodies of the shareholder.~~

Exclusion of this transitory provision, in view of the occurrence of the provision in paragraph 1, "(i)" of the same article.

Article 73 - The conversion of preferred shares into common shares approved by the Shareholders’ Meeting held on the same date as approval of these Bylaws shall be conducted at the rate of 0.9211 common share for each preferred share issued by the Company.

~~Article 73 - The conversion of preferred shares into common shares approved by the Shareholders’ Meeting held on the same date as approval of these Bylaws shall be conducted at the rate of 0.9211 common share for each preferred share issued by the Company.~~

Exclusion of this transitory provision, in view of the conclusion of the conversion of shares regulated in this article.

Annex III

Section11 of CVM Instruction No. 481/09

Copy of the bylaws with the proposed amendments

OI S.A.

Corporate Taxpayer’s Registry (CNPJ/MF) No. 76.535.764/0001-43
Board of Trade (NIRE) No. 33.3.0029520-8
Publicly Held Company

Bylaws

CHAPTER I
LEGAL SYSTEM

Article 1 - Oi S.A. (“Company”) is a publicly held company, which is governed by the present Bylaws and applicable legislation.

1st Paragraph - Once the Company is admitted to the special listing segment known as Level 1 Corporate Governance of the ~~BM&FBOVESPA~~B3 S.A. ~~-~~– Brasil, Bolsa ~~de Valores, Mercadorias e Futuros (“BM&FBOVESPA~~, Balcão (“B3”), the Company, its shareholders, management and members of its Audit Committee, shall be subject to the provisions of the Listing Regulations of the Level 1 Corporate Governance of ~~BM&FBOVESPA~~B3 (“Level 1 Listing Regulations”).

2nd Paragraph - The Company, its management and shareholders shall comply with the provisions of the regulations for listed issuers and admission for securities trading, including rules regarding delisting and exclusion from trading securities admitted for trading on organized markets administered by ~~BM&FBOVESPA~~B3.

3rd Paragraph - Capitalized terms, when not defined in these Bylaws, shall have the meaning given to them in the Level 1 Listing Regulations.

Article 2 - The object of the Company is to offer telecommunications services and all activities required or useful for the delivery of these services, in accordance with concessions, authorizations and permits granted thereto.

Sole Paragraph - In connection with achieving of its object, the Company may include goods and rights of third parties in its assets, as well as:

I.              hold equity interests in the capital of other companies;

II.           organize fully-owned subsidiaries for the performance of activities comprising its object, which are recommended to be decentralized;

III.         perform or procure the importation of goods and services that are necessary for the execution of the activities comprised in its object;

IV.        render technical assistance services to other telecommunications companies, performing activities of common interest;

V.           perform research and development activities seeking to develop the telecommunications sector;

VI.        enter into contracts and agreements with other telecommunications service companies or any person or entity, seeking to ensure the operation of its services, without prejudicing its activities and responsibilities; and

VII.      perform other activities related or correlated to the Company’s corporate object.

Article 3 - The Company is headquartered in the City of Rio de Janeiro, State of Rio de Janeiro, and may, by decision of its Board of Executive Officers, in compliance with Article 39, create, change the address and close branches and offices of the Company.

Article 4 - The duration of the Company is indefinite.

CHAPTER II
CAPITAL STOCK

Article 5 - The subscribed capital stock, totally paid in, is R$~~21,438,374,154~~32,038,471,375.00 (~~twenty one~~thirty two billion, ~~four hundred~~ thirty eight million, four hundred seventy one thousand, three hundred and seventy ~~four thousand, one hundred and fifty four~~ five Brazilian reais), represented by ~~825,760,902 (eight~~2,340,060,505 (two billion, three hundred ~~twenty five~~forty million, ~~seven hundred and~~ sixty thousand ~~and nine~~five hundred ~~and two~~five) shares, of which ~~668,033,661 (six~~2,182,333,264  (two billion, one hundred ~~sixty eight~~eighty two million, three hundred thirty three thousand, ~~six~~two hundred ~~and~~ sixty ~~one)~~four,  are common shares and 157,727,241 (one hundred fifty seven million, seven hundred twenty seven thousand, two hundred and forty one) are preferred shares, all registered shares, with no par value.

1st Paragraph - The issuance of participation certificates and new preferred shares by the Company is prohibited.

2nd Paragraph - The preferred shares may be converted into common shares, at the time and under the conditions approved by the Board of Directors of the Company.

3rd Paragraph - All of the shares of the Company are book-entry shares, and are held in a deposit account with a financial institution authorized by the Brazilian Securities Commission (Comissão de Valores Mobiliários - “CVM”), on behalf of their holders, and are not available in certificated form.

4th Paragraph - Transfer and registration costs, as well as the cost of service on the book-entry shares may be charged directly to the shareholder by the depositary institution as provided in Article 35, 3rd Paragraph of Law No. 6,404 of December 15, 1976 (“Corporate Law”).

Article 6 - The Company is authorized to increase its capital stock by resolution of the Board of Directors, in common shares, until its capital stock reaches R$~~34~~38,038,701,741.49, it being understood that the Company may no longer issue preferred shares in capital increases by public or private subscription.

Sole Paragraph - Within the authorized capital limit, the Board of Directors may:

i.        deliberate on the issuance of bonds and debentures convertible into shares; and

ii.      according to a plan approved at a Shareholders’ Meeting, grant an option to purchase stock to its management, employees of the Company or of its subsidiaries and/or individuals who render services to them, without the shareholders having preemptive rights to the subscription of such stock.

Article 7 - Through a resolution of the Shareholders’ Meeting or of the Board of Directors, as the case may be, the Company’s capital stock may be increased by capitalizing profit or reserves.

Sole Paragraph - Any such capitalization shall be made with no alteration to the number of shares issued by the Company.

Article 8 - The capital stock is represented by common and preferred shares, with no par value, and there is no requirement that the shares maintain their current proportions in future capital increases.

Article 9 - Through resolution of a Shareholders’ Meeting or the Board of Directors, as the case may be, the period for exercising the preemptive right for the subscription of shares, subscription of bonds or debentures convertible into shares in the cases provided in Article 172 of the Corporate Law, may be excluded or reduced.

Article 10 - Non-payment by the subscriber of the issuance price as provided in the list or call shall cause it to be legally in default, for the purposes of Articles 106 and 107 of the Corporate Law, being subject to payment of the overdue amount adjusted for inflation in accordance with the fluctuation of the Market Price Index - IGP-M in the shortest period permitted by law, in addition to interest of 12% (twelve percent) per year, “pro rata temporis” and a fine of 10% (ten percent) of the amount overdue, duly adjusted for inflation.

CHAPTER III
SHARES

Article 11 - ~~The capital stock is represented by common and preferred nominal shares, without par value.~~

~~Article 12 -~~ Each common share is entitled to the right to one vote at the deliberations of the Shareholders’ Meetings.

Sole Paragraph - Ordinary shares entitle their holders to the right to be included in a public offering of shares resulting from the ~~Sale~~sale of ~~Control~~control of the Company at the same price and under the same terms offered to the ~~Selling Controlling Shareholder~~seller, pursuant to Article ~~41~~46 of these Bylaws.

Article ~~13~~12 - The preferred shares have no right to vote and are assured priority in the payment of the minimum and non-cumulative dividend of 6% (six percent) per year calculated as a percentage of the amount resulting from dividing the capital stock by the total number of shares of the Company, or 3% (three percent) per year calculated as a percentage of the book value of shareholders’ equity divided by the total number of shares of the Company, whichever is higher.

1st Paragraph - The preferred shares of the Company, in compliance with the terms of the first paragraph of this Article, shall be granted the right to vote, through separate voting, in the decisions related to the hiring of foreign entities related to the controlling shareholders, in the specific cases of management service agreements, including technical ~~assistance~~assistance2nd~~.~~

~~2nd~~ Paragraph - The preferred shares of the Company, in compliance with the terms of the first paragraph of this Article, shall be granted the right to vote in the decisions related to employment of foreign entities related to the controlling shareholders, in terms of management services, including technical assistance, and the amounts of which shall not exceed in any given year, until the ~~following percentages~~ termination of the concession, 0.1% (zero point one percent) of annual sales for the Fixed Switched Telephone Service of the Telecommunication Transport Network ~~and the Mobile Highway Telephone Service, less tax and contributions deducted: (i) 1% (one percent) per year, up to December 31, 2000; (ii) 0.5% (zero point five percent) per year, from January 1, 2001 to December 31, 2002; and (iii) 0.2% (zero point two percent) per year, as of January 1, 2003~~.

3rd  Paragraph - The preferred shares shall acquire the right to vote if the Company fails to pay the minimum dividends to which they are entitled for 3 (three) consecutive years, in accordance with the terms of this article.

CHAPTER IV

SHAREHOLDERS’ MEETING

Article ~~14~~13 - The Shareholders’ Meeting shall be held ordinarily once a year and extraordinarily when convened pursuant to law or to these Bylaws.

Article ~~15~~14 - The Shareholders’ Meeting shall be convened by the Board of Directors, or the manner in sole paragraph of Article 123 of the Corporate Law.

Article ~~16~~15 - The Shareholders’ Meeting shall be convened and presided over by the Chairman of the Board of Directors~~.~~ or the individual appointed, either at the time of the Meeting, or in advance, by means of a power of attorney with specific powers. In the absence ~~or disability~~ of the Chairman of the Board of Directors or at the election of the Chairman of the Board of Directors, the Shareholders’ Meeting shall be convened ~~by~~and presided over by the Vice-Chairman of the Board of Directors or whomsoever appointed, or by means of a proxy previously granted with specific powers. In the event of the absence of the Vice-Chairman of the Board or his or her appointment, it shall be incumbent upon any ~~member of the Board of Directors~~ Officer present~~, chosen by those present at the Meeting. In case of absence and/or disability of any of the Board Members, in compliance with the mechanics set forth under this Article, those present at the~~  to convene and preside over the General Meeting ~~shall be responsible for choosing the chairman of the Meeting and the chairman~~. The Chairman of the meeting, in turn, shall choose the corresponding secretary.

Article ~~17~~16 - Before convening the Shareholders’ Meeting, the duly identified shareholders shall sign the Shareholders’ Attendance Book~~, which shall include their names and the number of shares they hold~~.

~~1st~~Sole Paragraph - The signing of the shareholders’ attendance list shall be ended by the Chairman of the Meeting at the time the Shareholders’ Meeting is convened.

~~2nd Paragraph - The shareholders who attend the Shareholders’ Meeting after it has been convened may participate in the meeting, but they will not be entitled to vote on any resolution.~~

Article ~~18~~17 - The following formal requirements for attendance at the Shareholders’ Meeting will be required to be complied with by the Company and the Board, in addition to the procedures and requirements provided for by law:

(iii)       Up to 2 (two) business days prior to the Shareholders’ Meeting, each shareholder shall have sent to the Company, at the address indicated in the Call Notice, proof of or a statement issued by the depositary institution ~~of~~or the custodian, containing its respective equity interest, and issued by the competent body within 3 (three) business days prior to the Shareholders’ Meeting; and (i) if the shareholder is a Legal Entity, certified copies of its Certificate of Incorporation, Bylaws or Articles of Association, the minutes of the meeting electing its Board of Directors (if any) and minutes of the election of the Board of Executive Officers that contains the election of the legal representative(s) attending the Shareholders’ Meeting; or (ii) if the shareholder is an Individual, certified copies of its identity documents and tax identification number; and (iii) if the shareholder is a Fund, certified copies of the regulations of the Fund and the Bylaws or Articles of Association of the manager of the Fund, as well as minutes of the meeting of the election of the legal representative(s) attending the Meeting. In addition to the documents listed in (i), (ii) and (iii), as the case may be, when the shareholder is represented by a proxy, it shall submit along with such documents the respective proxy, with special powers and notarized signature, as well as certified copies of the identity documents and minutes of the meeting of the election of the legal representative who signed the proxy to confirm its powers of representation, in addition to the identity documents and tax identification numbers of the attorney in fact in attendance.

(iv)       A copy of the documents referred to in the previous paragraph may be submitted, and the original documents referred to in the subsection above shall be presented to the Company prior to convening the Shareholders’ Meeting.

Article ~~19~~18 - The resolutions of the Meeting, except as otherwise provided by law or by these Bylaws, shall be taken by a majority vote of those present or represented, not counting abstentions.

Article ~~20~~19 - The discussions and deliberations of the Shareholders’ Meeting shall be written in the book of minutes, signed by the members of the board and by the shareholders present, which represent, at least, the majority required for the deliberations made.

1st Paragraph - The minutes may be drafted in summarized form, including dissent and objections.

2nd Paragraph - Except for resolutions to the contrary by the Shareholders’ Meeting, the minutes shall be published without signatures of the shareholders.

Article ~~21~~20 - In addition to the other duties provided by law and by these Bylaws, the Shareholders’ Meeting shall be solely responsible for the following:

(viii) elect and remove members from the Board of Directors and the Audit Committee;

(ix)   establish the aggregate remuneration of members of the Board of Directors and members of the Audit Committee;

(x)     approve plans to grant stock options to purchase shares to officers and employees of the Company or companies under its direct or indirect control and/or individuals who provide services to the Company;

(xi)       deliberate on the allocation of annual net income and the distribution of dividends;

(xii)  authorize management to file for bankruptcy, request bankruptcy protection or file for bankruptcy protection;

(xiii) deliberate on a proposed delisting of the Company from the special listing segment of Level 1 Corporate Governance of ~~BM&FBOVESPA~~B3; and

(xiv)choose the institution or specialized companies to evaluate the Company in the cases provided for in the Corporate Law and in these Bylaws.

CHAPTER V

COMPANY’S MANAGEMENT

Section I
General Rules

Article ~~22~~21 - Management of the Company shall be overseen by the Board of Directors and by the Board of Executive Officers.

1st Paragraph - The appointment of members of management will not require a guarantee and will be accomplished through execution of the instrument of appointment in the Minutes Book of the Meetings of the Board of Directors or the Board of Executive Officers, as appropriate. The appointment of members of management shall be subject to the prior subscription of the Term of Consent of Management (Termo de Anuência dos Administratores) in accordance with the Level 1 Listing Regulations and the Statement of Consent to the Code of Ethics and the Disclosure and Securities Trading Policies adopted by the Company, and compliance with applicable legal requirements.

2nd Paragraph - The positions of Chairman of the Board of Directors and Chief Executive Officer or principal executive of the Company may not be held by the same person.

Section II
Board of Directors

Article ~~23~~22 - The Board of Directors is comprised of 11 (eleven) members ~~and an equal number of alternates, each alternate bound to one member~~, all elected and dismissible through the Shareholders’ Meeting, with a combined term of 2 (two) years; reelection permitted ~~and subject to the provisions of Article 69 hereof~~.

1st Paragraph - Only the individuals who meet the following, in addition to legal and regulatory requirements, can be elected to serve on the Board of Directors: (i) do not hold positions in companies that may be considered competitors of the Company or its subsidiaries in the marketplace, in particular, on advisory, management and/or audit committees; and (ii) have no conflict of interest with the Company or with its subsidiaries.

2nd Paragraph - Holders of preferred shares shall be entitled to elect, by separate vote, a member of the Board of Directors ~~and its respective alternate~~.

3rd Paragraph - Amendments of the terms set forth in the 2nd Paragraph of this Article shall require separate approval by the holders of preferred shares.

4th Paragraph - The members the Board of Directors shall remain in office after the end of the term until appointment of their replacements.

Article ~~24~~23 - The Chairman and the Vice-Chairman of the Board of Directors shall be appointed by the Board Members, in the first meeting of the Board of Directors to be held after the General Shareholders’ Meeting that ~~deliberates on the election of~~ elects the Board Members~~.~~, in compliance with the provisions of Paragraph 2 of Article 21

1st Paragraph - The Chairman of the Board of Directors shall be responsible for convening the meeting of the Board of Directors and arranging for convening the Shareholders’ Meetings, when approved by the Board of Directors.

2nd Paragraph – In the event of an disability or temporary absence, the Chairman shall be replaced by the Vice-Chairman or, in his absence, by another Director appointed by the Chairman of the Board and, if there is no indication, by other members of the Board.

3rd Paragraph - In the event of a permanent vacancy in the position of Chairman or Vice-Chairman of the Board of Directors, the new chairman will be appointed by the Board of Directors from among its members, at a meeting specially convened for this purpose.

Article ~~25~~24 - At least 20% (twenty percent) of the members of the Board of Directors shall be Independent Members of the Board of Directors, ~~as defined below~~in the manner prescribed in the Novo Mercado Listing Rules, and expressly declared as such in the minutes of the Shareholders’ Meeting electing them, and shall be considered as independent members of the Board of Directors elected pursuant to the provisions under Article 141, §§ 4 and 5 of the Corporate Law.

~~1st Paragraph - For purposes hereof, the definition of Independent Member of the Board of Directors provided for in the Novo Mercado Listing Regulations shall be adopted, according to which an “Independent Council Member” is defined by: (i) having no employment relationship with the Company, except for an interest in its capital stock; (ii) not being a Controlling Shareholder, spouse or up to a second degree relative, and not being or having been, for the past 3 (three) years, related to a company or entity related to the Controlling Shareholder (persons related to public education and/or research institutions are excluded from this restriction); (iii) not having been in the past three 3 (three) years, an employee or executive of the Company, the Controlling Shareholder or a subsidiary of the Company; (iv) not being a direct or indirect supplier or buyer of services and/or products of the Company to an extent that would imply loss of independence; (v) not being an employee or member of management of a company or entity offering or requesting services and/or products to the Company, to an extent that would imply loss of independence; (vi) not being a spouse or second degree relative of any members of management of the Company; and (vii) not receiving any remuneration from the Company other than that related to the position as a member of the Board of Directors (cash earnings from equity interests in the Company’s capital stock are excluded from this restriction).~~

~~2nd~~Sole Paragraph - When, in connection with the calculation of the percentage referred to in the first paragraph of this Article, the result is a fractional number of members of the Board of Directors, the Company shall round the number ~~will be rounded~~ to the nearest whole number~~: (i)~~ immediately higher~~, when the fraction is equal or more than 0.5 (five tenths); or (ii) immediately lower, when the fraction is less than 0.5 (five tenths).~~.

Article ~~26~~25 - Except as provided in Article ~~27~~26 hereof, the election of members of the Board of Directors will be done through a slate system.

1st Paragraph - In the election covered by this Article, only the following may compete as part of the slates: (a) those nominated by the Board of Directors; or (b) those that are nominated, pursuant to the 3rd Paragraph of this Article, by any shareholder or group of shareholders.

2nd Paragraph - The Board of Directors shall, before or on the day of convening the Shareholders’ Meeting to elect the members of the Board of Directors, disclose the management’s proposal, indicating the members of the proposed slate and post a statement signed by each member of the slate nominated thereby, at the Company, including: (a) his or her complete qualifications; (b) a complete description of his or her professional experience, mentioning professional activities previously performed, as well as professional and academic qualifications; and (c) information about disciplinary and judicial proceedings in which he or she has been convicted in a final and unappealable decision, as well as information, if applicable, on the existence of cases of being barred or conflict of interest, pursuant to Article 147, 3rd Paragraph of the Corporate Law.

3rd Paragraph - The shareholders or group of shareholders who wish to propose another slate to compete for positions on the Board of Directors shall, with at least 5 (five) days before the date set for the Shareholders’ Meeting, submit to the Board of Directors affidavits signed by each of the candidates nominated by them, including the information mentioned in the foregoing paragraph above , and the Board of Directors shall immediately disclose information, by notice published on the Company’s website and electronically submitted to CVM and ~~BM&FBOVESPA~~B3, that the documents related to the other slates submitted are available to the shareholders at the Company’s headquarters.

4th Paragraph - The names of those nominated by the Board of Directors or by shareholders shall be identified, as the case may be, as candidates to be Independent Members of the Board of Directors, subject to the provisions of Article ~~25~~24 above.

5th Paragraph - The same person may participate in two or more slates, including the one nominated by the Board of Directors.

6th Paragraph - Each shareholder can only vote in favor of one slate, and the candidates of the slate that receives the most votes at the Shareholders’ Meeting shall be declared elected.

Article ~~27~~26 - In the election of members of the Board of Directors, the shareholders may require, pursuant to law, the adoption of a cumulative voting process, provided they do so at least 48 (forty-eight) hours prior to the Shareholders’ Meeting, subject to the requirements set forth by law and by the CVM regulations.

1st Paragraph - The Company, immediately after receiving such request, shall disclose the information that the election shall be carried out by the cumulative voting process by notices published on its website and electronically submitted to CVM and ~~BM&FBOVESPA~~B3.

2nd Paragraph - Once the Shareholders’ Meeting has been convened, the board will, in view of the signatures in the Shareholders’ Attendance Book and the number of shares held by the shareholders present, calculate the number of votes to which each shareholder is entitled.

3rd Paragraph - In the event of election of the Board of Directors by the cumulative voting process, there will be no elections by slates and the members of the slates referred to in Article ~~26~~25 shall be considered as candidates for members of the Board of Directors, as well as the candidates that may be nominated by a shareholder who is present at the Shareholders’ Meeting, provided that statements signed by such candidates are submitted to the Shareholders’ Meeting, as provided for in the 2nd Paragraph of Article ~~26~~25 hereof.

4th Paragraph - Each shareholder shall have the right to accumulate votes assigned to him for a single candidate or distribute them among several candidates, and those who receive the most votes shall be declared elected.

5th Paragraph - The positions that, by virtue of a tie, are not filled, will undergo a new vote, by the same process, adjusting the number of votes for each shareholder, given the number of positions to be filled.

6th Paragraph - Whenever the election has been conducted by a cumulative voting process, the removal of any member of the Board of Directors by the Shareholders’ Meeting shall result in the removal of the other members, and there shall be a new election. In all other cases of vacancy, the first General Shareholders’ Meeting will conduct a new election of all the Board of Directors, in accordance with 3rd paragraph of Article 141 of the Corporate Law.

7th Paragraph - If the Company is under control of a controlling shareholder or group, as defined under Article 116 of the Corporate Law , minority shareholders holding common shares may, as provided for in the 4th Paragraph of Article 141 of the Corporate Law, request the separate election of one member of the Board of Directors, and the rules set forth under Article 26 above shall not apply to such election.

Article ~~28~~27 - If a member of the Board of Directors who is resident and domiciled abroad is elected, his appointment is subject to having an attorney-in-fact appointed who is resident and domiciled in Brazil, with powers to receive summons in an action that may be brought against him, based on corporate law. The validity of the proxy shall be at least 3 (three) years after termination of the term of the respective member of the Board of Directors.

Article ~~29~~28 - The Board of Directors shall meet, ordinarily, in accordance with the schedule to be disclosed by the Chairman in the first month of each fiscal year, which shall provide for at least monthly meetings and extraordinary meetings whenever required.

1st Paragraph - Call notices for meetings of the Board of Directors shall be made in writing, by e-mail, letter~~, telegram, fax~~ and/or ~~email~~other electronic means agreed upon by the totality of it members, and must include the place, date and time of the meeting and the agenda.

2nd Paragraph - The Board of Directors’ meetings shall be convened at least 5 (five) days in advance, and, regardless of the call formalities, shall be deemed a regular meeting if attended by all members of the Board of Directors.

3rd Paragraph - In urgent cases, the Chairman of the Board of Directors may convene a meeting of the Board of Directors with less advance notice than that provided for in 2nd Paragraph of this Article.

~~4th Paragraph - Members of the Board of Directors may attend the meetings by conference call, video conferencing or by any other means of communication that allows all Council Members to see and/or hear each other. In this case, the Council Members shall be considered present at the meeting, and minutes shall be drawn up and signed by all present by the next meeting.~~

Article ~~30~~29 - The meeting of the Board of Directors shall be convened with the presence of a majority of its members and decisions will be taken by majority vote of those present, and the Chairman of the Board in the event of a tie, shall have the casting vote.

~~Sole Paragraph~~Paragraph 1 - The Board members are permitted to attend meetings of the Board via conference call, videoconference, any other means of communication that allows all Directors to see and/or hear each other or, by sending in advance his or her written vote. The Board Member, in such a case, shall be considered present at the meeting to verify the quorum of installation and voting, and such vote shall be considered valid for all legal purposes and incorporated into the minutes of such meeting, which shall be drawn up and signed by all present at the next meeting.

Paragraph 2 - A member of the Board of Directors may not participate in Board of Directors’ resolutions related to matters in which it has conflicting interests with the Company, and shall (i) inform other members of the Board of Directors regarding his or her inability; and (ii) inform, in the minutes of the meeting, the nature and extent of his or her interest.

Article ~~31~~30 - Except as provided in Article ~~24~~23, 2nd Paragraph above, in the event of absence ~~or temporary disability~~, members of the Board of Directors ~~will~~may be replaced by ~~their alternates~~a member of the Board of Directors appointed in writing by the absent Director. The member appointed by the absent Board Member to represent him at a meeting of the Board of Directors shall have, in addition to his own vote, the absentee Board member's vote, except as provided for in Paragraph 1 of Article 29 of these Bylaws.

Sole Paragraph - Considering the provisions of Article ~~24~~23, 2nd Paragraph above, in the case of a vacancy in a position of a member of the Board of Directors, ~~his or her alternate shall assume the vacant position. If the alternate does so assume the vacant position,~~ the provisions of Article 150 of the Corporate Law shall be complied with, except as provided in the 6th Paragraph of Article ~~27~~26 hereof.

Article ~~32~~31 - In addition to the duties provided by law and by these Bylaws, the Board of Directors shall be responsible for the following:

~~xxxi~~.xxx. determine the general guidelines of Company and subsidiary business and monitor execution thereof;

~~xxxii~~.xxxi. convene the Shareholders’ Meeting;

~~xxxiii~~.xxxii. approve the Company’s and its subsidiaries’ annual budget, and the business goals and strategies provided for the subsequent period;

~~xxxiv~~.xxxiii.   approve the remuneration policy of the Company’s management and employees, setting goals to be achieved in variable remuneration programs, subject to applicable law;

~~xxxv~~.xxxiv.  issue statements and submit the management report and the Board of Executive Officers’ accounts to the Shareholders’ Meeting;

~~xxxvi~~.xxxv. elect and dismiss, at any time, Executive Officers and establish their duties, subject to legal and statutory provisions;

~~xxxvii~~.xxxvi.  supervise the management of Executive Officers, examine, at any time, the Company’s books, request information on contracts entered into or to be entered into or on any other acts;

~~xxxviii~~.xxxvii.  appoint and dismiss the independent auditors;

~~xxxix~~.xxxviii.  approve and amend the Charter of the Board of Directors;

~~xl~~.xxxix.  establish the location of the Company’s headquarters;

~~xli~~.xl. submit the proposed allocation of net income to the Shareholders’ Meeting;

~~xlii~~.xli. approve the acquisition of shares issued by the Company to be canceled or held in treasury for subsequent sale;

~~xliii~~.xlii. authorize the issue of shares by the Company within the limits authorized under Article 7 hereof, establishing the conditions of issue, including price and payment term;

~~xliv~~.xliii. approve investments and disinvestments by the Company or its subsidiaries in the capital of other companies that exceed the authority of the Board of Executive Officers, as well as authorize minority investments and the entering into of shareholders agreements by the Company and its subsidiaries;

~~xlv~~.xliv.  approve loans, financing or other transactions resulting in debt to the Company or to its subsidiaries, the value of which exceeds the authority of the Board of Executive Officers;

~~xlvi~~.xlv.   approve the issuance and cancellation of debentures and the issuance of debentures convertible into shares, within the limit of authorized capital, and of non-convertible debentures of the Company and its subsidiaries;

~~xlvii~~.xlvi.  authorize the Board of Executive Officers to purchase, sell, create liens or encumbrances of any nature on permanent assets, render guarantees generally, enter into contracts of any kind, waive rights and transactions of any kind of the Company and its subsidiaries in amounts equal to or greater than the authority of the Board of Executive Officers;

~~xlviii~~.xlvii. authorize the granting of security interests or guarantees by the Company and its subsidiaries ~~in favor of~~for obligations to third parties in excess of the amount under the authority of the Board of Executive Officers;

~~xlix.~~i~~.~~  approve extraordinary contributions to private pension plans sponsored by the ~~Company’s~~Company or its subsidiaries;

~~l~~.xlviii.  ~~decide~~ to prepare and disclose a reasoned opinion in favor of or against any public offering for acquisition of shares issued by the Company, by a considered opinion, disclosed within 15 (fifteen) days from publication of the notice of a public offering of the acquisition of shares, which shall include at least (a) the appropriateness and opportunity of the public offering to acquire shares with regards to the interest of the Company and the shareholders ~~and~~, including with regards to the price and potential impacts on liquidity of the ~~securities it holds~~shares; (b) the ~~impact of the public offering of shares on the Company’s interests; (c) the~~ strategic plans disclosed by the offering party in relation to the Company; ~~(d)~~and (c) alternatives to the acceptance of the public offering for the acquisition of shares available on the market, other points that the Board of Directors deems ~~relevant~~pertinent, as well as the information required by the applicable rules established by the CVM, also including a favorable or contrary opinion to the acceptance of the public offering for the acquisition of shares and the warning that each shareholder is responsible for the final decision of such acceptance;

~~li.~~define the list of three companies specialized in economic valuation of companies, to prepare the valuation report of the Company’s shares, in the case of a public offering to acquire shares for cancellation of public company registration or delisting from the Level 1 Corporate Governance;

~~lii~~.xlix.  in view of the commitment of the Company and of the subsidiaries to sustainable development, authorize the practice of pro bono acts on behalf of its employees or the community, at an amount in excess of the authority of the Board of Executive Officers;

~~liii~~.l.         nominate the representatives of the governing bodies of pension funds sponsored by the Company or its subsidiaries ~~of the Company~~;

~~liv.~~approve the proposal of the Board of Executive Officers with respect to the Rules of the Statutory Board with the power and duties of the Statutory Officers of the Company;

~~lv~~.li.        approve the Charters of the Advisory Committees to the ~~Management~~Board of Directors of the Company ~~and its subsidiaries~~;

~~lvi~~.lii.       authorize the granting of stock options to its management, employees or individuals who provide services to the Company, within the limit of authorized capital; and

~~lvii~~.liii.     distribute the remuneration fixed by the Shareholders’ Meeting among the members of the Board of Directors and Board of Executive Officers.

~~lviii~~.liv.     oversee that the Company, during the licensing term and its renewal, bind itself to assuring the effective existence, on national territory, of centers for deliberation and implementation of strategic, management and technical decisions involved in the accomplishment of the License Agreement of the Public Switched Telephone Network (PSTN), the Authorization Term for Telecommunication Transport Network Service, the Authorization Term for Mobile Highway Telephone Service, and also making this obligation reflect on the composition and the decision making procedures of its management organs.

1st Paragraph - In each fiscal year, at the first meeting following the Ordinary Shareholders’ Meeting, the Board of Directors shall approve the authority of the Company’s Board of Executive Officers and its subsidiaries, according to the duties provided for in this Article.

2nd Paragraph - The Company is prohibited from granting loans or guarantees of any kind to shareholders that are part of the controlling block, to the controlling shareholders thereof to companies under common control, and to companies they directly or indirectly control.

Article ~~33~~32 - The Board of Directors may create Advisory Committees ~~for the Company’s management,~~ and appoint their respective members~~, which may be regular or alternate~~ from members of the Board of Directors.

1st Paragraph - ~~Without affecting other~~The Advisory Committees to be created by the Board of Directors~~, the Company must have a Remuneration Board,~~  and whose objectives and ~~authority~~competencies will also be defined by the Board of Directors, shall be composed of at least 3 and at most 5 members and shall always have a majority composed of Board of Directors of the Company.

2nd Paragraph - Employees and Executive Officers cannot be nominated as members of any Committee.

3rd Paragraph - Whenever the duties of a particular Advisory Committee so require, the Board of Directors may appoint external expert(s) as member(s) of such Committee, provided that he or she is well-recognized for his or her technical qualification and experience in matters subject to the Committee, selected through a process organized by the Company. The external member of the Committee shall be subject to the same duties and responsibilities as the Board Members, within the scope of their actions in the respective Committee.

Article ~~34~~33 - The Company’s Internal Audit shall be subordinate to the Board of Directors.

Section III

Board of Executive Officers

Article ~~35~~34 - The Board of Executive Officers shall be comprised of a minimum of 3 (three) and a maximum of 6 (six) members elected by the Board of Directors, and the positions of Chief Executive Officer and Chief Financial Officer shall always be filled, and the remaining Officers shall not have a specific designation.

1st Paragraph - The position of Investor Relations Officer may be exercised together or separately from other positions.

2nd Paragraph - The term of office of Executive Officers shall be 2 (two) years, re-election permitted ~~and subject to the provisions of Article 70 hereof.~~. The Executive Officers shall remain in office until the appointment of their replacements.

3rd Paragraph - The Board of Executive Officers will act as a joint decision-making body, except for the individual functions of each of its members, in accordance with these Bylaws.

Article ~~36~~35 - The Executive Officers are responsible for complying with and causing the compliance with the present Bylaws, the resolutions made at the Shareholders’ Meetings, the meetings of the Board of Directors and the meetings of Board of Executive Officers, and perform all acts that shall be necessary for normal operation of the Company.

1st Paragraph - The Chief Executive Officer shall be responsible for the following:

VIII         - submitting to the Board of Directors proposals approved at the meetings of the Board of Executive Officers, if applicable;

IX  - keeping the members of the Board of Directors informed of the activities and the progress of corporate business;

~~corporate business;~~

X       - directing and coordinating the activities of the other Executive Officers;

~~I            - submitting to the Board of Directors a proposal of the Internal Rules of the Company with the powers and duties of the Statutory Officers of the Company;~~

XI    - providing the casting vote at the meetings of the Board of Executive Officers; and

XII  - performing other activities as conferred by the Board of Directors.

2nd Paragraph - The other Executive Officers shall be responsible for assisting and supporting the Chief Executive Officer in the management of the Company’s business and shall perform the duties assigned to them by the Board of Directors under the guidance and coordination of the Chief Executive Officer.

3rd Paragraph - In the absence or temporary disability of the Chief Executive Officer, he or she will be replaced by any Officer appointed by him or her.

4th Paragraph - Subject to the provisions of the 3rd Paragraph of Article 39, in cases of absence or temporary disability of the Chief Executive Officer and of any Executive Officer appointed by him or her, the position of Chief Executive Officer shall be held by another Executive Officer appointed by the absent or disabled Executive Officer who is, pursuant to the first paragraph of this Article, performing the duties of the Chief Executive Officer.

5th Paragraph - The other members of the Board of Executive Officers will be replaced when absent or temporarily disabled by another Executive Officer appointed by the Board of Executive Officers. The Executive Officer that is replacing another absent Executive Officer shall cast the vote of the absent Executive Officer, in addition to his own vote.

6th Paragraph - The Executive Officers may attend the meetings of the Board of Executive Officers by conference call, video conferencing or by any other means of communication that allows all Executive Officers to see and/or hear each other. In this case, the Executive Officer shall be considered present at the meeting and minutes shall be drawn up to be signed by all present by the next meeting.

Article ~~37~~36 - In the event of a vacancy in the position of Chief Executive Officer, Chief Financial Officer, Investor Relations Officer or General Counsel, and until the Board of Directors deliberates on the election for the vacant position, the duties of the vacant position will be assumed by the Executive Officer appointed by the Board of Executive Officers.

Article ~~38~~37 - Subject to the provisions contained herein, the following shall be necessary to bind the Company: (i) the joint signature of 2 (two) Members of the Board of Directors; (ii) the signature of 1 (one) Member of the Board of Directors together with an attorney-in-fact, or (iii) the signature of 2 (two) attorneys-in-fact jointly invested with specific powers. Service of judicial or extrajudicial notifications will be made to the Member of the Board of Directors ~~appointed by the Board of Directors~~ or a proxy appointed in compliance with this Article.

1st Paragraph - The Company may be represented by only one Executive Officer or one attorney in fact, ~~both~~ in ~~any~~the latter case duly authorized in compliance with this Article, to perform the following acts:

vii. - receive and pay amounts owed to and by the Company;

viii.      - issue, negotiate, endorse and discount trade bills related to its sales;

ix.  - sign correspondence that does not create obligations for the Company;

x.   - represent the Company in Meetings and shareholders’ meetings of companies in which the Company holds a stake;

xi.  - represent the Company in court, except for acts that result in waiver of rights; and

xii. - perform simple administrative routine acts, including with public agencies, mixed capital companies, boards of trade, Labor Courts, INSS (Instituição Nacional de Seguro Social), FGTS (Fundo de Garantia do Tempo de Serviço) and their banks for payment, and others of the same type.

2nd Paragraph - The powers of attorney granted by the Company, which shall be signed by 2 (two) Executive Officers together, shall specify the powers granted and shall have a maximum validity of 1 (one) year, except those with the powers of ad judicia and/or ad judicia et extra clauses and/or power to represent the Company in court or administrative proceedings, which will have a maximum term of indefinite validity.

Article ~~39~~38 - The Board of Executive Officers, as a collective body, shall be responsible for the following:

xi.  establish specific policies and guidelines under the general guidance of the business transactions established by the Board of Directors;

xii. draft the budget, the manner of its execution and the general plans of the Company, for approval by the Board of Directors;

xiii.      examine the proposals of subsidiaries for market development, an investment and budget plan, and submit them to the Board of Directors;

xiv.      approve the agenda of proposals of the Company and its subsidiaries to negotiate with the Regulating Body;

xv. examine the management report and accounts of the Board of Executive Officers, as well as the proposal for allocation of net income, submitting them to the Audit Committee, the Independent Auditors and the Board of Directors;

xvi.      appoint members of management of the Company’s subsidiaries;

xvii.    establish voting guidelines in the Shareholders’ Meeting of subsidiaries and associated companies;

xviii.   create, close and change the addresses of branches and offices of the Company;

xix.  deliberate on other matters it deems being of joint authority of the Board, or assigned thereto by the Board of Directors; and

xx. approve the performance of acts under the authority of the Board of Executive Officers approved by the Board of Directors.

1st Paragraph - The Chief Executive Officer will be responsible for convening ex officio or at the request of 2 (two) or more Executive Officers and chairing meetings of the Board of Executive Officers.

2nd Paragraph - The Board meeting shall be convened with the presence of a majority of its members and resolutions will be taken by majority vote of those present.

3rd Paragraph - In the absence of the Chief Executive Officer, the Executive Officer nominated in accordance with Article 36, paragraphs 3 and 4, hereof, shall chair the meeting of the Board of Executive Officers, and the alternate Chief Executive Officer shall not cast a vote.

CHAPTER VI
AUDIT COMMITTEE

Article ~~40~~39 - The Audit Committee is the supervisory body of the Company’s management, and shall be permanent.

Article ~~41~~40 - The Audit Committee shall be comprised of 3 (three) to 5 (five) members and an equal number of alternates, elected by the Shareholders’ Meeting, pursuant to law, with the duties, powers and remuneration provided by law.

1st Paragraph - The members of the Audit Committee shall be independent, and to this end, shall meet the following requirements: (i) not be or have been in the past three years, an employee or member of management of the Company or a subsidiary or a company under common control (ii) not receive any direct or indirect remuneration from the Company or a subsidiary or a company under common control, except the remuneration for being a member of the Audit Committee.

2nd Paragraph - The appointment of the members of the Audit Committee shall be subject to their prior execution of the Statement of Consent to the Code of Ethics and the Disclosure and Securities Trading Policies adopted by the Company, as well as compliance with applicable legal requirements.

3rd Paragraph - The members of the Audit Committee, at their first meeting, shall elect the Chairman thereof, who shall comply with the resolutions of the body.

4th Paragraph - The Audit Committee may request the Company to appoint qualified staff to act as secretary and provide technical support.

Article ~~42~~41 - The term of the members of the Audit Committee shall end at the first Ordinary Shareholders’ Meeting subsequent to its formation.

Article ~~43~~42 - The Audit Committee shall meet, ordinarily, on a quarterly basis and extraordinarily when required, drawing up the minutes of these meetings in the proper book.

1st Paragraph - The meetings shall be convened by the Chairman of the Audit Committee or by 2 (two) of its members together.

2nd Paragraph - Audit Committee meetings shall be convened with the presence of a majority of its members and decisions shall be taken by majority vote of those present, the Chairman of the Committee having the casting vote in the event of a tie.

3rd Paragraph - The members of the Audit Committee may participate in the Shareholders’ Meetings by conference call, video conference or by any other means of communication that allows all members to see and/or hear each other. In this case, the members of the Audit Committee shall be considered present at the meeting and minutes shall be draw up to be signed by all individuals present by the next meeting.

Article ~~44~~43 - The members of the Audit Committee shall be replaced, in case of temporary absence or vacancy, by their alternates.

Article ~~45~~44 - Besides cases of death, resignation, removal and others provided by law, the position is considered vacant when a member of the Audit Committee fails to appear without just cause at 2 (two) consecutive meetings or 3 (three) non-consecutive meetings in the fiscal year.

Sole Paragraph - In the event that there is a vacant position of in the Audit Committee and the alternate does not assume the position, the Shareholders’ Meeting will meet immediately to elect a replacement.

Article ~~46~~45 - The same provisions of the 2nd Paragraph of Article ~~26~~25 hereof shall apply to members of the Audit Committee.

CHAPTER VII
PUBLIC OFFERINGS

Section I
Sale of Control

Article ~~47~~46 - Sale of direct or indirect Control of the Company, either through a single transaction or a series of transactions, shall be undertaken pursuant to a condition precedent that the ~~Purchaser~~purchaser of control undertakes to carry out a public offering to acquire ~~the common~~ shares of the other Company shareholders, with the aim to obtain shares issued by the Company held by the other shareholders, subject to the conditions and terms set forth in applicable law and in ~~these Bylaws~~the regulations in effect and the Novo Mercado Requirements, in order to ensure them equal treatment given to the ~~Selling Controlling Shareholder~~seller.

~~Sole Paragraph - For the purposes hereof, the following capitalized terms below shall have the following meanings:~~

~~“Controlling Shareholder” - means the shareholder(s) or the Shareholder Group exercising Control over the Company.~~

~~“Selling Controlling Shareholder” - means the Controlling Shareholder that is procuring the Sale of Control of the Company.~~

~~“Controlling Shares” - means the tranche of shares that directly or indirectly assures to the holder(s) individual and/or shared Control of the Company.~~

~~“Outstanding Shares” - means all shares issued by the Company, except shares held by the Controlling Shareholder, held by persons related thereto, held by the Company’s management and treasury shares.~~

~~“Purchaser” - means the party to whom the Selling Controlling Shareholder transfers the Controlling Shares in a Sale of Company Control.~~

~~“Sale of Company Control” - means remunerated transfer of the Controlling Shares to a third party.~~

~~“Shareholder Group” - means the group of people: (i) bound by voting contracts or agreements of any kind, either directly or through subsidiaries, parent companies or under common control; or (ii) among which there is a control relationship; or (iii) under common control.~~

~~“Control” - means the power effectively used to direct corporate activities and directly or indirectly guide the operation of the Company’s bodies, in fact or in law, regardless of the equity interest held. There is a presumption regarding control ownership with regard to the party or Shareholder Group holding shares that has assured them an absolute majority of votes of the shareholders present in the 3 (three) recent shareholder meetings of the Company, even if they do not hold shares, to ensure an absolute majority of the voting capital.~~

~~“Economic Value” - means the value of the Company and of its shares, to be determined by a specialized company by using a recognized methodology or based on another criterion to be defined by the CVM.~~

~~Article 48 - The public offering referred to in~~

Article 47 ~~above shall also be carried out: (i) when there is remunerated assignment of subscription rights of shares and other securities or rights related to securities convertible into shares, which will result in the Sale of Company Control; or (ii) in case of sale of control of the company that possesses Control of the Company, and in this case, the Selling Controlling Shareholder shall be required to declare the value assigned to the Company in this sale and attach documentation supporting this value to BM&FBOVESPA.~~

~~Article 49 - The party that acquires Control through a private agreement for the purchase of shares executed with the Controlling Shareholder, involving any number of shares, shall be required to:~~

~~(i)        conduct the public offering referred to under Article 47 above;~~

~~(i)        pay, as indicated below, an amount equal to the difference between the public offering price and the amount paid per common share acquired on the stock exchange in the 6 (six) months prior to acquiring Control, duly adjusted for inflation until the date of payment. Such amount shall be distributed among all of the individuals who sold the Company’s common shares in the trading sessions in which the Purchaser made the acquisitions, in proportion to the net daily selling balance of each one, and BM&FBOVESPA shall implement the distribution, pursuant to its regulations; and~~

~~take appropriate measures to restore the minimum percentage of 25% (twenty five percent) of the Company’s total outstanding shares, within the 6 (six) months following the acquisition of Control.~~

~~Article 50~~ - The Company shall not register any transfer of shares to the ~~Purchaser~~purchaser or to those that may come to hold ~~Control~~control for so long as it (they) do not subscribe the Statement of Consent of the Controlling Shareholders referred to under the Level 1 Listing Regulations.

Article ~~51~~48 - No shareholders’ agreement that provides for the exercise of ~~Control~~control may be registered at the Company’s headquarters for so long as its signatories have not signed the Statement of Consent of the Controlling Shareholders referred to under Level 1 Listing Regulations.

Sole Paragraph - A shareholders’ agreement on exercising voting rights that conflicts with the provisions hereof shall not be filed by the Company.

~~Article 52 - In the public offering of shares to be carried out by the Controlling Shareholder or by the Company for cancellation of public company registration, the minimum price to be offered shall correspond to the Economic Value determined in the valuation report prepared pursuant of Article 54 hereof, subject to applicable laws and regulations.~~

Section II

Cancellation of Registration of a Public Company and Delisting from Markets

Article 49 - The cancellation of the registration as a publicly-held company must be preceded by a public offering for the acquisition of shares, at a fair price, which shall comply with the procedures and requirements established in the Brazilian Corporation Law and in the regulations issued by the CVM regarding public offerings for the acquisition of actions for cancellation of registration as a publicly-held company.

Article 50 - The Company's exit from Level 1 of Corporate Governance, either voluntarily, compulsorily or by virtue of a corporate reorganization, must be preceded by a public offering for the acquisition of shares that complies with the procedures set forth in the regulations issued by the CVM regarding public offerings for the acquisition of actions for cancellation of registration as a publicly-held company and the following requirements:

                   III.        the offered price must be fair, therefore, it is possible the request for a new evaluation of the Company, in the form established in Article 4-A of Law 6,404/76; and

                    IV.        shareholders holding more than 1/3 (one-third) of the outstanding shares must accept the public offering for acquisition of shares or expressly agree to exit the segment without selling the shares.

1st Paragraph – For the purposes of article 50, item II, of these Bylaws, outstanding shares are considered to be only those shares whose holders expressly agree to exit Level 1 or qualify for the auction of the public tender offer, pursuant to regulation published by the CVM applicable to the public offers of acquisition of publicly-held company for cancellation of registration.

2nd~~Article 53 - If there is a decision to delist from the Level 1 Corporate Governance so that the securities issued thereby start to be traded outside Level 1 Corporate Governance, or due to corporate restructuring, in which the company resulting from such restructuring does not have its securities admitted to trading at Level 1 Corporate Governance within 120 (one hundred twenty) days from the date of the Shareholders’ Meeting approving the transaction, the Controlling Shareholder shall carry out a public offering of the common shares held by the remaining shareholders of the Company, for at least the Economic Value determined in a valuation report prepared pursuant to Article 54, in compliance with legal and regulatory rules.~~

~~1st Paragraph~~  Paragraph -  If the quorum mentioned in item II of the caput is reached: (i) the acceptors of the public offering for acquisition of shares may not be subject to apportionment in the sale of their participation, observing the procedures for exemption from the limits set forth in the regulations issued by the CVM (ii) the offeror will be obliged to acquire remaining outstanding shares for a period of one (1) month, counted from the date of the auction, for the final price of the public offering for the acquisition of shares, updated until the effective payment date, in accordance with the notice and regulations in force, which shall occur no later than fifteen (15) days as of the date of the exercise of the faculty by the shareholder.

3rd Paragraph - The announcement of the public offering referred to in ~~Articles 47 and 53 above~~this Article 45 shall be communicated to ~~BM&FBOVESPA~~B3 and disclosed to the market immediately after the Company’s Shareholders’ Meeting that has approved the delisting or approved such restructuring.

~~2nd~~4th Paragraph - The ~~Controlling Shareholder shall be exempted from~~ carrying out the public offering for acquisition of ~~common~~ shares referred to under the heading of this Article shall be dismissed if the Company is delisted from Level 1 Corporate Governance due to the execution of the Company’s participation contract in the special ~~BM&FBOVESPA~~B3 segment known as Level 2 Corporate Governance (“Level 2”) or in the Novo Mercado (“Novo Mercado”) or if the company resulting from corporate restructuring obtains authorization to trade securities at Level 2 or in the Novo Mercado within 120 (one hundred twenty) days from the date of the Shareholders’ Meeting that approved the transaction.

~~Article 54 - The valuation reports referred to in this Article shall be prepared by a specialized company with proven experience and independent from any power of decision by the Company, its managers and Controlling Shareholder, in addition to meeting the requirements of the 1st Paragraph of Article 8 of the Corporate Law and includes the responsibility provided for in the 6th Paragraph of the same Article.~~

~~1st Paragraph. The choice of the specialized institution or company responsible for determining the Company’s Economic Value shall be made solely at the Shareholders’ Meeting, upon presentation by the Board of Directors of a list of three names, and the respective resolution, not considering blank votes, and considering one vote for each common share, shall be taken by majority vote of the shareholders representing the Outstanding Shares present at that Shareholders’ Meeting, which, if convened upon first call, shall require the presence of shareholders representing at least 20% (twenty percent) of the total Outstanding Shares, or, if when call a second time, may have the presence of any number of shareholders representing the Outstanding Shares.~~

~~2nd Paragraph. The costs for preparing the valuation report shall be fully borne by the offering party.~~

~~Article 55 - In the event there is no Controlling Shareholder, if there is a decision to delist from the Level 1 Corporate Governance so that the securities issued thereby start to be traded outside Level 1 Corporate Governance, or due to corporate restructuring, in which the company resulting from such restructuring does not have its securities admitted to trading at Level 1 Corporate Governance within 120 (one hundred twenty) days from the date the Shareholders’ Meeting approved the transaction, the delisting will be contingent on the public offering of shares on the same terms provided for in Article 53 above, except as provided in 2nd Paragraph of Article 53 above.~~

~~1st Paragraph. Such Shareholders’ Meeting shall define those responsible for the public offering of shares, and such responsible parties must be in attendance at the Shareholders’ Meeting and shall expressly assume the obligation to make the offer.~~

~~2nd Paragraph. If those responsible for the public offering of shares have not been defined, in the case of corporate restructuring in which the resulting company does not have its securities admitted to trading on Level 1 Corporate Governance, the shareholders who voted for the corporate restructuring shall conduct such offering.~~

~~Article 56. The delisting of the Company from Level 1 Corporate Governance due to noncompliance with the obligations of Level 1 Listing Regulations is subject to a public offering of shares for at least the Economic Value of the shares, to be determined in a valuation report referred to in Article 54 hereof, subject to the applicable laws and regulations.~~

~~1st Paragraph. The Controlling Shareholder shall conduct the public offering for acquisition of shares under the heading of this Article.~~

~~2nd Paragraph. In the event there is no Controlling Shareholder and if the Company is delisted from Level 1 Corporate Governance because of breach of the obligations under the Level 1 Listing Regulations, by resolution at the Shareholders’ Meeting, the public offering of shares shall be conducted by the shareholders that voted in favor of the resolution that led to the breach~~Article 51 -  Voluntary withdrawal from Level 1 may occur independently of the public offering mentioned in Article 50 above, in the event of a waiver approved at a General Meeting, subject to the following requirements:

                    IV.        The General Meeting referred to in herein must be installed in the first call with the attendance of shareholders representing at least 2/3 (two thirds) of the total shares outstanding;

                     V.        If the quorum of item I is not reached, the General Meeting may be installed on second call, with the presence of any number of shareholders holding shares in circulation; and

                    VI.        The resolution on the exemption from realization of the public offer must occur by a majority of the votes of the shareholders holding outstanding shares present at the General Meeting.

Article 52 -In the event of the sale of the Company's control in the 12 (twelve) months following its exit from Level 1, the seller and the acquirer must, jointly and severally, (i) carry out a public tender offer for the shares issued by the Company by the other shareholders on the date of the exit or settlement of the public offer for exit from Level 1, at the price and under the conditions obtained by the seller, duly updated; or (ii) pay such shareholders the difference, if any, between the price of the public offering of shares accepted by such shareholders and the price obtained by the controlling shareholder in the disposal of its own shares.

Paragraph 1 - For the purpose of applying the obligations set forth in the caput of this Article, the same rules applicable to the sale of control provided for in Articles 46 to 48 of these Bylaws must be observed.

Paragraph 2 - The Company and the controlling shareholder are obligated to record in the Company's Share Registration Book, in relation to shares owned by the controlling shareholder, which obliges the acquirer of the control to comply with the rules set forth in this Article within a maximum period of thirty ) days counted from the disposal of the shares.

Article 53~~.~~

~~3rd Paragraph. In the event there is no Controlling Shareholder and the delisting from the Level 1 Corporate Governance referred to in the first paragraph hereof takes place by an act or fact of management, members of the Company’s management shall convene a Shareholders’ Meeting pursuant to Article 123 of the Corporate Law, to make the necessary decisions, the agenda of which shall include deliberation on how to remedy the breach of the obligations under the Level 1 Regulations or, where appropriate, to deliberate on delisting the Company from Level 1 Corporate Governance.~~

~~4th Paragraph. If the Shareholders’ Meeting mentioned in the 3rd paragraph above deliberates on the Company being delisted from Level 1 Corporate Governance, such Shareholders’ Meeting shall define those responsible for the public offering of shares referred to above, who shall be in attendance at the Shareholders’ Meeting and shall expressly undertake the obligation to conduct the offering.~~

~~Article 57 - The creation of a single public offering of shares is permitted for more than one of the purposes specified in this Article or in the regulations issued by the CVM, provided that it is possible to tailor the procedures of all modalities of the public offering of shares, the parties receiving the offer are not prejudiced and authorization is obtained from the CVM when required by applicable law.~~

~~Article 58~~ - The Company, in the event of a voluntary public offering of shares, or the shareholders, in cases where they are responsible for conducting a public offering of shares provided for herein or in the regulations issued by the CVM, may ensure its execution by any shareholder or third party. The Company or the shareholder, as applicable, is not exempt from the obligation to make the public offering of shares until it is concluded, in compliance with applicable rules.

CHAPTER VIII

FISCAL YEAR AND FINANCIAL STATEMENTS

Article ~~59~~54 - The fiscal year coincides with the calendar year, starting on January 1 and ending on December 31 of each year, and the Board of Executive Officers at the end of each year shall prepare the Balance Sheet and other financial statements as required by law.

Article ~~60~~55 - The Board of Directors shall present in the Shareholders’ Meeting, together with the financial statements, the proposal for the allocation of the net income of the fiscal year, as set forth by the provisions herein and the law.

Sole Paragraph - 25% (twenty-five percent) of the adjusted net income shall be mandatorily distributed as dividends, as set forth in Article ~~62~~57 below.

Article ~~61~~56 - Dividends shall be paid first to the preferred shareholders up to the predetermined limit, subsequently, common shareholders shall be paid up to the amount paid on preferred shares; the balance shall be apportioned for all the shares, under equal conditions.

Article ~~62~~57 - After subtracting the accumulated losses from the reserve for payment of income tax and, if applicable, the reserve for management’s stake in the annual earnings, net income will be allocated as follows:

e)   5% (five percent) of net income will be allocated to the legal reserve until it reaches 20% (twenty percent) of the capital stock;

f)    a portion corresponding to at least 25% (twenty five percent) of the adjusted net income in accordance with Article 202, item I of the Corporate Law, shall be used to pay mandatory dividends to shareholders, offsetting the semi-annual and interim dividends that have been declared;

g)  by proposal of the management bodies, a portion corresponding to up to 75% (seventy five percent) of the adjusted net income in accordance with Article 202, item I of the Corporate Law, shall be used to form the Equity Replenishment Reserve, in order to replenish the capital and equity position of the Company, in order to allow for investments and debt reduction; and

h)  the remaining balance will be allocated as approved by the Shareholders’ Meeting.

Sole Paragraph - The balance of the Equity Replenishment Reserve, added to the balances of the other profit reserves, except the realizable profit reserves and reserves for contingencies, may not exceed 100% (one hundred percent) of the capital stock and upon reaching this limit, the Shareholders’ Meeting may deliberate on the use of excess to increase capital stock or on the distribution of dividends.

Article ~~63~~58 - The Company may, by resolution of the Board of Directors, pay or credit, as dividends, interest on capital pursuant to Article 9, paragraph 7, of Law No. 9,249, dated 12/26/95. The interest paid will be offset against the amount of the mandatory minimum annual dividend due both to shareholders of common shares and of preferred shares.

1st Paragraph - The dividends and interest on capital covered by the first paragraph of this section will be paid at the times and in the manner specified by the Board of Executive Officers, and any amounts that are not claimed within 3 (three) years after the date of the commencement of payouts shall escheat to the company.

2nd Paragraph - The Board of Directors may authorize the Board of Executive Officers to deliberate on the matter of the first paragraph of this Article.

Article ~~64~~59 - The Company, by resolution of the Board of Directors may, within the legal limits:

(iii)      prepare semiannual or shorter period balance sheets and, based thereon, declare dividends; and

(iv)      declare interim dividends from retained earnings or profit reserves in the most recent annual or semiannual balance sheet.

Article ~~65~~60 - The Company may, by resolution of the Shareholders’ Meeting, within the legal limits and as specified under the Corporate Law, offer profit sharing to its management and employees.

Sole Paragraph - The Company may, by resolution of the Board of Directors, offer profit sharing to workers, as provided by Law No. 10,101/2000.

CHAPTER IX

LIQUIDATION OF THE COMPANY

Article ~~66~~61 - The Company will be dissolved, entering into liquidation, in the cases provided for by law or by resolution of the Shareholders’ Meeting, which will determine the manner of liquidation and will elect the liquidator and the audit committee for the liquidation period, establishing the respective fees thereof.

Article ~~67~~62 - The Company’s corporate bodies shall, within the scope of their duties, take all measures necessary to prevent the company from being barred, for breach of the provisions of Article 68 of Law No. 9,472, and its regulations, from directly or indirectly operating telecommunication service concessions or licenses.

CHAPTER X
ARBITRATION

Article ~~68~~63 - The Company, its shareholders, managers and members of the Audit Committee undertake to resolve through arbitration, before the Market Arbitration Chamber (Câmara de Arbitragem do Mercado), any and all disputes that may arise between them, related to or arising from, in particular, the application, validity, effectiveness, interpretation, breach and its effects of the provisions of the Corporate Law , the Company’s Bylaws, the rules issued by the National Monetary Council, the Central Bank of Brazil and the CVM, as well as other rules applicable to the capital markets in general, besides those included in Level 1 Rules, Arbitration Rules, Sanction Rules and the Participation Agreement in Level 1 Corporate Governance.

Sole Paragraph - Notwithstanding the validity of this arbitration clause, the filing of emergency measures by the Parties, prior to formation of the Arbitral Tribunal, shall be ~~referred~~submitted to the ~~Support Arbitrator, pursuant to item 5.1~~Legal Department, ensuring that the chosen forum for such measuring is that of the ~~Arbitration Rules~~District of the ~~Market Arbitration Chamber~~State of Rio de Janeiro.

CHAPTER XI

FINAL AND TEMPORARY PROVISIONS

Article ~~69~~64 - Exceptionally, notwithstanding Article 24 of these bylaws, the ~~members of the~~ New Board of Directors elected ~~on the date of approval hereof by the Company’s Shareholders’~~as provided for in Clause 9.3 of the Company's Judicial Reorganization Plan approved at the General Meeting ~~shall have a combined term~~ of ~~office until the Annual Shareholders’ Meeting approves the financial statements for the year ended~~ Creditors held on December ~~31, 2017. As~~19 and 20, 2017 and ratified by the 7th Corporate Court of ~~such Meeting,~~ the ~~term~~Capital District of the ~~Board~~State of Rio de Janeiro by decision rendered on January 8, 2018 and published on February 5, 2018 ("Plan"), shall be composed entirely by Independent Directors, ~~even if re-elected, shall be the one set out under Article 23 hereof.~~

~~Article 70 - Exceptionally, the members~~pursuant to Clause 9.3.1 of the ~~Board of Executive Officers elected at the first Meeting of the Board of Directors held after the date of approval hereof by the Company’s Shareholders’ Meeting, shall have a combined term of office until the first meeting of the Board of Directors to be held after the Annual Shareholders’ Meeting to approve the financial statements for the year ended December 31, 2017. As of such meeting, the term of office of the members of the Board of Executive Officers, even if re-elected, will be that which is set out under Article 35, 2nd Paragraph hereof~~Plan.

~~Sole Paragraph - Until the Ordinary Shareholders’ Meeting that approves the financial statements for the year ended December 31, 2017, the quorum for the removal of members of the Board shall be majority of the Board of Directors.~~

~~Article 71 - The amendment of the Company’s Bylaws approved at the Shareholders’ Meeting held on September 1, 2015 aims to achieve, earlier than planned, the adoption of high levels of corporate governance practices by Oi, as well as the dispersion of voting rights, in line with the governance commitments made to the market, given that Oi shall continue pursuing the migration of its shareholder base to the Novo Mercado segment of BM&FBOVESPA, always in accordance with desirability and social interest.~~

~~Article 72 - Any shareholder of the Company or group of shareholders representing a common interest or bound by a voting agreement that holds or may holds at any time, individually or together, a stake of more than 15% (fifteen percent) of the number of shares into which the voting capital stock of Company is divided, subject to the provisions of 1st Paragraph below, will have their voting rights limited to 15% (fifteen percent) of the number of shares of the Company in which the voting capital stock is divided.~~

~~1st Paragraph - The voting restriction provided for under this Article shall be considered terminated and will immediately and irrevocably cease to have any effect with respect to a Company shareholder exercising voting rights, in any of the following cases:~~

~~(i)        if, as a result of one or more transactions to increase its capital stock, whether public or private, or a corporate restructuring transaction, there is a dilution of the existing shareholder base on the date of approval hereof, greater than 50% (fifty percent), i.e. when the number of new shares issued in capital increases by private or public subscription is equal to or greater than the number of shares issued on this date (adjusted for any stock splits, reverse splits or similar events);~~

~~(i)        if, as a result of a public offering aiming to acquire all of the Company’s outstanding shares and in which the offering party acquires at least 20% of the outstanding shares, the respective offering party or group of shareholders representing the same interest or bound by a voting agreement to the offering party, starts to hold, alone or together, more than 50% (fifty percent) of the number of shares in which the voting capital stock of the Company is divided; or~~

~~(i)        if, at any time, no shareholder of the Company or group of shareholders representing the same interest or bound by a voting agreement, individually or together, holds more than 15% (fifteen percent) of the number of shares in which the voting capital stock of the Company is divided.~~

~~2nd Paragraph - In any of the cases of the 1st Paragraph, the administration will disclose a Material Fact, notifying the market of the termination of the limitation provided in this Article 72.~~

~~3rd Paragraph - The restriction set forth in the first paragraph of this Article does not apply to the custodian of shares that have deposited for the purpose of issuing certificates or representative deposits of these shares, but does apply to the holders of certificates or representative deposits of the shares issued by the Company.~~

~~4th Paragraph - Votes exceeding the limit established in this Article shall not be calculated in the Shareholders’ Meeting.~~

~~5th Paragraph - In calculating the percentage provided for in the first paragraph of this Article, shares held by the shares held by the following parties shall be considered as belonging to the shareholder: (a) third parties in their own name but on behalf of the shareholder; (b) a parent company, subsidiary, affiliate, or under common control of the shareholder; (c) holders of voting rights with whom the shareholder has signed an agreement for the exercise thereof; or (d) members of the administrative and supervisory bodies of the shareholder.~~

~~Article 73 - The conversion of preferred shares into common shares approved by the Shareholders’ Meeting held on the same date as approval of these Bylaws shall be conducted at the rate of 0.9211 common share for each preferred share issued by the Company.~~

*****